UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Allstate Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

At Allstate, we embrace differences, enabling us to deliver better results for those we serve.

Allstate
You're in good hands.

Notice of 2022 Annual Meeting and Proxy Statement

letter from Chair, President and CEO

Allstate Is a Purpose-Driven Company That Is Powered by Purpose-Driven People.

Our Shared Purpose is to empower customers, create opportunity for our team, deliver value for our shareholders, and improve society. We have made a difference in each of these since articulating this purpose 15 years ago, but our work is not done. Customers and employees want businesses to do more and Allstate's license to operate is based on trusting us to make a difference in society.

●Customers are empowered with affordable, simple and connected protection products and services including coverage for cars, homes, phones, appliances and identities.
●Employees and Allstate agents can develop and expand their diverse capabilities as we build a digital insurer that provides low-cost protection to customers.
●Shareholder value is being created through profitable growth, attractive investment returns, successfully acquiring and expanding protection plans, identity protection and National General, and divesting the life and annuity businesses.
●To improve society, we engage on climate change, data privacy and equity through our business practices and The Allstate Foundation, which helps over 10,000 nonprofit organizations.

A balanced business model, decisive execution and organizational adaptability supported strong operating results.

●Revenues increased 21% to nearly $51 billion. Net income was $1.5 billion, despite incurring a loss on the divestitures of the life and annuity businesses.
●Adjusted net income* was $4.0 billion, which excludes net gains and losses on investments and derivatives in the investment portfolio and other non-recurring items like the loss from discontinued operations. Adjusted net income return on equity* was 17%.
●Investment results were outstanding with net investment income reaching $3.3 billion, as the performance-based portfolio generated an additional $1.7 billion in income compared to the prior year.
●Auto insurance margins deteriorated rapidly throughout the year as increased claims costs reflected higher used car values and liability payments for non-customers injured in accidents. Consequently, we are rapidly seeking regulatory approval to increase prices, while improving claims excellence and reducing costs.
●Homeowners insurance margins continue to be amongst the best in the industry and provided attractive returns to mitigate the loss in auto insurance margins.
●Allstate Protection Plans continued its rapid growth with premiums written reaching $1.8 billion, a sixfold increase from when it was acquired five years ago.

Creating the Future

Allstate seeks to create the future, not just react to trends. Allstate has a long history of innovation from supporting air bags in cars in the 1970s to pioneering telematics in insurance.

Over the last 10 years, Allstate’s shareholders have received a compound annual cash return of 18%.
Operational Execution Purpose and long-term success are fueled by operational excellence, which was maintained last year despite the volatile pandemic environment.

*	For definitions of these terms, please see the definitions of non-GAAP measures on pages 99-102 of our 2022 Proxy Statement.

●Transformative Growth is a multi-year initiative to increase market share starting with the personal property-liability businesses. Today we have an analog business which has been digitized, but our future is as a digital insurer powered by people. Lower prices, simple and connected protection with distribution through Allstate agents, independent agents and directly to customers will create sustainable growth.
●National General was acquired to build an industry leading position in the independent agent channel for personal property-liability insurance. The team exceeded its acquisition goals in the first year.
●Most of the life and annuity businesses were divested, reallocating capital to higher returning businesses, lowering interest rate risk and funding share repurchases.
●Telematics investments have exceeded $750 million over 11 years and resulted in Allstate being a leader in telematics-based auto insurance pricing and pay-per-mile insurance policies. We also created Arity to serve third parties to capture additional value from this expertise.
●Customers are empowered by expanding protection services to include electronic devices, appliances, furniture and personal identities. Protection services are sold through major retailers, brokers, worksites, car dealers and other distribution partners.

Leading With People and Culture

People are critical to Allstate’s success, and we have a talented, diverse and engaged team. To maintain this position, we are innovating by giving many employees choice on working remotely, investing in additional training and focusing communication on professional development, personal well-being and affiliation. We also embarked on a three-year inclusive diversity & equity plan to create success by leveraging the breadth of our differences.

We defined culture to guide us.

Culture is a self-sustaining system of shared values, priorities and principles that shape beliefs, drive behaviors and influence decision-making within an organization.

To further advance Allstate’s culture, we updated Our Shared Purpose to highlight the values of integrity, inclusive diversity & equity and collective success. Operating standards and behaviors were refined to drive market share growth and expand protection offerings to customers. Allstate was named among the World’s Most Ethical Companies by Ethisphere for the eighth consecutive year.

Actions speak louder than words.

Leading on Environmental, Social and Governance ("ESG")

ESG has four pillars of value creation: planet, people, governance and prosperity. Our societal engagement is focused on climate, data privacy and equity where Allstate has the capabilities and platform to make a difference. We have actively addressed climate change for over 25 years since it damages customers’ homes and impacts shareholder returns. Data privacy threatens customers' identities and impacts operating practices. Equity is a core value in Our Shared Purpose.

You are well served by a Board with the capabilities, experience and commitment to ensure Allstate stays true to its purpose. A leading governance rating firm gave the company its top overall rating. The independent directors’ oversight and accomplishments are summarized in their annual letter to you on pages 5-6 of this proxy statement.

This year, director Mike Eskew has reached our mandatory retirement age and we will miss the breadth of his experience, wisdom and leadership. Quite simply, he has made Allstate and our leaders better.

Allstate is a special company with special people that plays an important role in America. It is an honor to have your support and continue building on a 91-year legacy of making a difference!

TOM WILSON
Chair, President and CEO

letter from independent directors

April 11, 2022

Fellow Stockholders,

Thank you for trusting us to oversee the long-term sustainability of Allstate. The past year presented continued challenges on a global scale and volatility in financial results. Despite these headwinds, Allstate executed on important strategic initiatives, earned attractive returns and provided significant cash returns to shareholders. To support transparency and accountability, we are pleased to share with you an overview of the Board’s actions during the past year.

We are Executing on Key Strategic Initiatives and Creating Sustainable Long-Term Value

The Board is fully engaged in the oversight of Allstate’s strategy, operating results and sustainability initiatives. The portfolio of businesses is assessed regularly to ensure strategic, financial and valuation optimization, including an analysis as if we were an activist investor. Long-term value is being created through:

●Implementation of Transformative Growth, a multi-year initiative in the Property-Liability business,
●Expansion of and increased growth from Allstate Protection Plans and Allstate Identity Protection,
●Enhancement of the independent agent platform through the successful acquisition of National General for $4.0 billion,
●Divestiture of the life and annuities businesses for $4.4 billion, which allows a focus on higher risk adjusted returns and higher growth businesses,
●Proactive management of the $65 billion investment portfolio, and
●Capital allocation practices that balance risk and return.

The Board also assessed the risks presented by Transformative Growth, the macro environment, inflation, and climate change. We were able to return value to shareholders in 2021 through a 50% dividend increase and initiation of a $5 billion share repurchase program. We returned over $4 billion in cash to shareholders, 12.5% of market capitalization.

We are Enhancing our Human Capital Management Practices

Allstate’s culture and human capital practices have evolved as the company shifts to a more remote workforce by offering employees choice on where they work. Other important initiatives were advanced:

●The Board oversaw a talent management strategy focused on expanding capabilities critical to the successful implementation of Transformative Growth and continued developing a robust senior leadership succession pipeline.
●To better align compensation with strategic execution, the annual incentive compensation plan includes a measure related to Transformative Growth and inclusive diversity and equity ("IDE") and the long-term incentive plan includes a growth metric.

We supplemented our oversight with external independent resources in several important areas – compensation, pay equity, cybersecurity and Board composition.

We are Advancing Inclusive Diversity and Equity		We are Committed to Engaging on Societal Issues

Allstate continued its commitment to advance Inclusive Diversity and Equity in 2021. While IDE results at Allstate have historically been at or above average on most external measures, a three-year IDE strategy is being implemented to further differentiate our leadership. The Board oversees this strategy which is focused on four key areas: Business Practices, Community, Culture and People. Allstate hired a chief inclusive diversity & equity officer to help further the IDE strategy, disclosed its EEO-1 data, increased utilization of diverse suppliers, and issued $1.2 billion of bonds using exclusively minority-, women- and veteran-owned banking enterprises.

The Board provided effective oversight of Allstate's security and data privacy programs by reviewing cybersecurity risk at multiple meetings and participating in a simulated ransomware attack.

We recognize that businesses are being held accountable for issues outside traditional boundaries. The nominating, governance and social responsibility committee oversees this work. A societal engagement framework was developed to focus Allstate’s participation on three key issues: climate, data privacy and equity. Allstate's engagement in these important areas is a core component of developing a holistic environmental, social and governance strategy.

Allstate has an extensive stockholder outreach program to foster dialogue with stockholders on societal issues. The program is crucial to understanding stockholder priorities, and key feedback is integrated into Board discussions and decisions. In 2021, Allstate held discussions with shareholders holding approximately 30% of outstanding shares with our Chair, independent lead director and management team.

We want to thank Mike Eskew, who will be retiring from the Board in May. We are thankful for his wise counsel and strategic expertise over the last seven years.

We value your continued engagement and support. As independent directors, we pledge to ensure that Allstate fulfills its obligations to you, its customers, and the broader community.

DONALD E. BROWN	RICHARD T. HUME	JACQUES P. PEROLD	JUDITH A. SPRIESER

KERMIT R. CRAWFORD	MARGARET M. KEANE	ANDREA REDMOND	PERRY M. TRAQUINA

MICHAEL L. ESKEW	SIDDHARTH N. (BOBBY) MEHTA	GREGG M. SHERRILL

notice of 2022 annual meeting of stockholders

Items of Business

Election of 11 directors.	Say-on-pay: advisory vote on the compensation of the named executives.	Ratification of appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2022.
In addition, any other business properly presented may be acted upon at the meeting.

When

Tuesday, May 24, 2022, at 11:00 a.m. Central time. Admittance to the webcast begins at 10:30 a.m.

Where

www.virtualshareholder meeting.com/ALL2022

Who Can Vote

Holders of Allstate common stock at the close of business on March 25, 2022. Each share of common stock is entitled to one vote for each director candidate and one vote for each of the other proposals.

Who Can Attend

Stockholders who wish to participate in the meeting should review pages 96-97.

Date of Mailing

On or about April 11, 2022, these proxy materials and annual report are being mailed or made available to stockholders and to participants in the Allstate 401(k) Savings Plan.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 24, 2022

The Notice of 2022 Annual Meeting, Proxy Statement, and 2021 Annual Report and the means to vote by Internet are available at proxyvote.com.

How to Vote in Advance

Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form, or notice of Internet availability in hand and follow the instructions.You may also vote during the annual meeting by visiting www. virtualshareholdermeeting.com/ ALL2022, entering your control number, and following the instructions.

Inspection of Stockholder List

Stockholders wishing to inspect the list of registered stockholders of The Allstate Corporation as of the record date for the 2022 Annual Meeting of Stockholders should send an e-mail to invrel@allstate.com. Please include (1) your name and (2) if you hold your shares through a broker, bank or other intermediary, an image of your stock ownership statement. Upon verification of your status as a stockholder, you will be provided access to view and inspect the list of registered stockholders as of the record date. Stockholders will not be able to download or print the list. Stockholders will also have the opportunity to inspect the list of registered stockholders during the virtual annual meeting on May 24, 2022 at www.virtualshareholder meeting.com/ALL2022.

By Order of the Board,

RHONDA S. FERGUSON
Secretary
April 11, 2022

By Telephone In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.
By Mail You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.
By Internet You can vote your shares online at proxyvote.com.
By Tablet or Smartphone You can vote your shares with your tablet or smartphone by scanning the QR code.

3	Letter from Chair, President and CEO
5	Letter from Independent Directors
7	Notice of 2022 Annual Meeting of Stockholders
9	Proxy Summary
16	Corporate Governance
PROPOSAL 1. ELECTION OF 11 DIRECTORS
17	Factors to be Considered by Stockholders
18	The Director Nominees at a Glance
19	Summary of Director Nominees’ Skills and Experience
20	Director Nominees
26	Effective Board Governance at Allstate
27	Board Composition
28	Board Effectiveness
31	Board Oversight
35	Board Accountability
35	Stakeholder Input and Responsiveness
38	Board Structure
39	Board Meetings and Committees
44	Board Independence and Related Person Transactions
45	Director Compensation
48	ESG
48	Governance of ESG
49	Climate Change
51	Human Capital Management
53	Data Privacy
54	Executive Compensation
PROPOSAL 2. SAY-ON-PAY: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVES
55	Compensation Discussion and Analysis
71	Compensation Committee Report
72	Summary Compensation Table
74	Grants of Plan-Based Awards at Fiscal Year-end 2021
76	Outstanding Equity Awards at Fiscal Year-end 2021
78	Option Exercises and Stock Vested During 2021
78	Retirement Benefits
81	Non-Qualified Deferred Compensation at Fiscal Year-end 2021
82	Potential Payments as a Result of Termination or Change in Control (“CIC”)
84	Estimate of Potential Payments Upon Termination
85	Performance Measures for 2021
88	CEO Pay Ratio
89	Audit Committee Matters
PROPOSAL 3. RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR 2022
92	Audit Committee Report
93	Stock Ownership Information
93	Security Ownership of Directors and Executive Officers
94	Security Ownership of Certain Beneficial Owners
95	Other Information
95	Proxy and Voting Information
99	Appendix A – Definitions of Non-GAAP Measures
102	Appendix B – Categorical Standards of Independence
103	Appendix C – Executive Officers
104	Helpful Links and Resources

about
Allstate

Allstate is one of the nation’s largest insurers with 191 million policies in force, protecting cars, homes, motorcycles, health, disability, lives, personal devices and identities. Its products are sold through Allstate agents, independent agents, call centers, online, major retailers and voluntary benefits brokers. The company harnesses the talent of approximately 54,700 employees and 83,600 agents and agent support staff.

Allstate was once again included in the Drucker Institute list of the nation’s 250 best managed companies.

New in this Proxy Statement
Discussion of Allstate’s focus on climate risk on pages 49-50

Discussion of Allstate’s progress on IDE strategy on pages 51-52

Discussion of Allstate’s focus on data privacy on page 53

Explore Allstate
Get a quote in the blink of an eye https://www.allstate.com

Review our ESG-related initiatives online https://www.allstatesustainability.com proxy summary

Focus on Customers and Innovation

Allstate leverages innovative, industry-leading technology to grow profitably and provide customers with affordable, simple and connected solutions. We offer a wide range of protection through Workplace Benefits, Commercial Insurance, Roadside Services, Car Warranties, Protection Plans and Identity Protection.

Allstate. You're in good hands.
NATIONAL GENERAL an Allstate company
Answer financial.
Increase Personal Property-Liability Market Share
Leveraging Allstate Brand, Customer Base and Capabilities
Expand Protection Solutions
Allstate. PROTECTION PLANS
Allstate. BENEFITS
Allstate. IDENTITY PROTECTION
Allstate. DEALER SERVICES
Allstate. BUSINESS INSURANCE
Allstate. ROADSIDE
arity
Avail

Transformative Growth

Our Transformative Growth strategy is a multi-year initiative to increase personal property-liability market share by building a low-cost digital insurer with broad distribution. We’ve made significant progress to date across each of the five components. Success also requires human capital initiatives to enhance organizational capabilities. Our Focus on People is discussed on page 11.

Improve Customer Value
●Improved competitive price position of auto insurance
●Lowered expenses to improve value while mitigating impact on returns

Expand Customer Access
●Improved independent agent platform through acquisition of National General
●Expanded direct sales capabilities supported by lower channel pricing

Increase Marketing Sophistication and Investment in Customer Acquisition
●Launched new branding supported by increased investment
●Improved customer acquisition costs relative to lifetime value

Enhance Technology Ecosystems
●Building new customer experience and product management technology ecosystems
●Enhanced digital capabilities, streamlined processes and retired legacy technology

Enhance Organizational Capabilities
●Enhanced Our Shared Purpose to focus on four behaviors to support cultural change
●Assessed capabilities of 4,000 leaders resulting in individualized development plans
●Transitioned to a more virtual work environment based on employee choice

10	2022 Proxy Statement proxy summary

Strong Results Create Shareholder Value

Allstate's 2021 Operating Priorities

Better serve customers
We improved our competitive price position in auto insurance through continued cost reductions and pricing sophistication. Distribution was expanded with increased sales through Allstate’s direct channels and National General’s independent agent relationships. The Enterprise Net Promoter Score, which measures how likely customers are to recommend us, was 0.2 points below year-end 2020.
Grow customer base
We are providing a broader set of offerings through more distribution channels. Property-Liability policies in force increased 13.7% in 2021, driven by expanded customer access from the acquisition of National General and Allstate brand growth. Auto insurance market share increased about 1 percentage point. Protection Services policies in force grew 8.9%, largely driven by Allstate Protection Plans’ expanded relationships with retailers and extension into appliance and furniture protection.

Achieve target returns on capital
The Property-Liability combined ratio of 95.9 for the full year increased compared to the prior year, primarily due to higher auto losses in the second half of the year. The combined ratio is the percentage of each customer dollar spent on claims and expenses. Allstate is responding to higher loss costs with insurance rate increases, ongoing cost reductions and claims loss cost management. It’s about spending every customer dollar wisely and managing costs so we can provide the best value to customers.
Proactively manage investments
Net investment income was $3.3 billion in 2021, exceeding the prior year by $1.7 billion due to exceptional performance-based results. Total return on the $64.7 billion investment portfolio was 4.4% in 2021, reflecting higher performance-based income and equity returns, partially offset by fixed income valuation declines.
Build long-term growth platforms
The acquisition of National General makes us a top five personal lines insurer in the independent agency channel, broadens protection provided by the Health and Benefits businesses and expands Arity’s marketing services. Protection Services continues to grow, particularly Allstate Protection Plans, Dealer Services and Identity Protection. Arity expanded its telematics and marketing services with LeadCloud, Transparently and Arity IQ. The Allstate life insurance companies were divested to focus capital on higher risk adjusted returns.

Financial Highlights

ADJUSTED NET INCOME*

ADJUSTED NET INCOME RETURN ON COMMON EQUITY*

ADJUSTED NET INCOME PER COMMON SHARE*

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

BOOK VALUE PER COMMON SHARE

POLICIES IN FORCE

TOTAL SHAREHOLDER RETURN VS. PEER(1) RETURNS

	1 Year	3 Year	5 Year
Allstate	9.9%	52.3%	76.1%
P&C Peers(2)	27.4%	63.7%	83.4%
Peers(2)	28.4%	60.1%	75.1%
Life Peers(2)	34.8%	56.8%	46.8%
*	For definitions of these terms, please see the definitions of non-GAAP measures on pages 99-102 of our 2022 Proxy Statement.
(1)	The peers are listed on page 67.
(2)	Market Cap Weighted Average

www.allstateproxy.com proxy summary	11

Focus on People

To build Allstate's future, employees and agents are essential to driving success. Our Shared Purpose outlines Allstate’s values, operating standards and behaviors, including providing employees equitable opportunity, meaningful work, competitive compensation and personal growth.

Our human capital management strategy focuses on four priorities:

Organizational Culture
At Allstate, we define culture as a self-sustaining system of shared values, priorities and principles that shape beliefs, drive behaviors and influence decision making within an organization. We believe that a purpose driven company must be powered by purpose driven people. We bring Our Shared Purpose to life through an unwavering commitment to our shared Values, Behaviors and Operating Standards.

Talent Recruitment and Management
Providing employees with rewarding work, professional growth and educational opportunities improves morale and engagement. Allstate’s talent strategy is focused on expanding digital capabilities, agile leadership, diversity and providing greater choice on work environment. Our focus on building a remote, digitally enabled workforce enables Allstate to recruit talented people wherever they live.

Employee Well-Being & Safety
To be an employer of choice, we prioritize employee well-being, devoting resources to health and safety. We are continuing practices to support employees through the pandemic. The Future Workplace initiative integrates business requirements with employee choice resulting in ~ 75% home based, 24% hybrid, and 1% office based employees. We also devote resources to occupational health and safety, and offer benefits and programs to help support employees’ physical health, financial security and work-life integration.

Inclusive Diversity and Equity ("IDE")
The broad diversity of our workforce makes us a better company. We work smarter, meet customer needs more effectively, share better, and identify more innovative ideas when we utilize our individual characteristics, backgrounds, experiences and perspectives. We strive to develop and retain a workforce that mirrors the diversity of the customers and communities we serve. A comprehensive review of operating practices, pay and promotions for people of color and women was done in 2021 to further promote equity and equality, and we increased IDE training, resources and programming for employees. Success comes from a chorus of many different voices and, at Allstate, every voice counts.

Allstate's IDE Pillars

Allstate recognizes that IDE enables business growth and there is a multi-year strategic roadmap to accelerate IDE results. Our goal is to be a leader in meeting society's expectations on this important initiative.

The strategy is focused on four pillars to drive IDE:
Business Practices
Integrating IDE into the core policies, processes, and decision-making at Allstate
Culture
Providing an inclusive workplace that empowers everyone to utilize their voices, unique perspectives and experiences to show up authentically and reach their full potential

Community
Increasing support to enhance the well-being of the communities in which we live, work, and do business
People
Building a diverse employee and agent population through recruitment, retention, and development activities

12	2022 Proxy Statement proxy summary

Focus on ESG

Corporations exist to serve customers, earn a return on shareholders' capital, create opportunity for employees and improve communities. Environmental, social and governance ("ESG") matters are fundamentally connected to Allstate's strategy to drive profitable growth by reinventing protection through offering a broad scope of affordable, simple and connected solutions. We prioritize ESG issues based on their alignment to Our Shared Purpose, brand, business, and risk and return profile.

Planet

Climate change risk mitigation protects customers. Our business success depends on effectively modeling, pricing and managing climate-related risks and developing products and services to address the impact of climate change. We address climate risk through four focus areas that impact our customers and business: i) Disaster Prevention, Preparedness and Risk Response, ii) Comprehensive Risk and Return Practices, iii) Reducing Carbon Footprint, and iv) Optimizing the Investment Portfolio.

People

Human capital management is key to Allstate’s success. Our human capital management strategy focuses on culture, talent recruitment and management, IDE, and employee well-being and safety. Our engagement survey results show high employee satisfaction and that employees feel their diverse perspectives are valued.

Allstate offers competitive benefits, including pension, 401(k) match, paid time off, paid parental leave, short-term disability and well-being programs. Well-being services like telemedicine, prescription home delivery, and emotional and financial support lines are available to Allstate’s U.S. employees. We conduct well-being assessments to help determine which services, programming and benefits to offer our workforce, in addition to helping Allstaters make health and wellness decisions that are right for them. We offer resilience and stress management programs to improve employee well-being, including Energy for Life, a wellness workshop to help employees articulate and pursue their individual purpose and embrace new challenges with ease. We also offer financial seminars to assist with effective budget management and improving financial health in times of crisis.

Prosperity

Our business practices are designed to protect data and keep sensitive information safe. We empower people with control over their personal data through transparency, offering solutions and leading others to do the same.

●Policy and Legislation - Champion consumer rights and advocate for federal legislation
●Governance - Act transparently and ethically manage consumer data
●Products and Services - Offer Allstate Identity Protection
●Engagement - Partnering with The Atlantic and the Aspen Institute to explore varying strategic perspectives for improving privacy and protection

Our Sustainability website includes further details on Allstate’s ESG initiatives. https://www.allstatesustainability.com

www.allstateproxy.com proxy summary	13

PROPOSAL 1

Election of 11 Directors

The Board recommends a vote FOR each nominee:

Donald E. Brown	Kermit R. Crawford	Richard T. Hume	Margaret M. Keane	Siddharth N. (Bobby) Mehta
Jacques P. Perold	Andrea Redmond	Gregg M. Sherrill	Judith A. Sprieser	Perry M. Traquina	Thomas J. Wilson

See pages 16-25 for further information.

●	All candidates are highly successful executives with relevant skills and expertise.
●	Average independent director tenure of 7.4 years, with 10 of 11 director candidates independent of management.
●	Diverse slate of directors with broad leadership experience; 55% of the nominees bring gender or ethnic diversity, including three of the four committee chairs
●	Industry-leading stockholder engagement program and highly-rated corporate governance practices.

The Right Board to Advance Allstate’s Strategic Initiatives

Our Board selected the nominees based on their diverse set of skills and experiences, which align with our business strategy and contribute to the effective oversight of Allstate.

See page 27 for a description of our nominating process, including an ongoing review of board skills and experiences to align with Allstate’s strategy.

Core Competencies Required of All Director Nominees

Strategic Oversight		Stockholder Advocacy		Corporate Governance		Leadership
100%	of Directors	100%	of Directors	100%	of Directors	100%	of Directors

Additional Capabilities that Facilitate Effective Oversight of Our Business

Financial Services	64%	Complex, Highly Regulated Businesses	91%
Assists with understanding the business and strategy of our company.		Our business is regulated in all 50 states and is subject to government regulations by the U.S. federal government, Canada and other countries.

Risk Management	100%	Sustainability	100%
Aids in the Board’s role in overseeing the risks facing our company and provides effective oversight of our enterprise risk and return management (“ERRM”) program.		Sustainability drives long-term value creation and as a public company and good corporate citizen, stockholders expect effective oversight and transparency.

Accounting and Finance	91%	Succession Planning and Human Capital Management	100%
Financial reporting, audit knowledge, and experience in capital markets are elements of Allstate’s success.		Important for ensuring Allstate has sufficient talent, robust development and retention practices and supporting our commitment to further inclusive diversity and equity.

Technology and/or Cybersecurity	82%	Innovation and Customer Focus	100%
Relevant to how Allstate approaches improving its internal operations and the customer experience and protects customer information.		Helps Allstate grow its brand, enhance its reputation, generate disruptive innovation, and extend or create new business models.

Global Perspective	64%	Government, Public Policy and Regulatory Affairs	73%
Provides valuable insights on how Allstate should continue to grow and manage its businesses outside the United States.		Assists in identifying and understanding compliance issues and the effect of governmental actions on our business.

14	2022 Proxy Statement proxy summary

PROPOSAL 2

Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

The Board recommends a vote FOR this proposal.

See pages 54-88 for further information.

●	Independent oversight by compensation and human capital committee with the assistance of an independent consultant.
●	Executive compensation targeted at 50th percentile of peers and aligned with short- and long-term business goals and strategy.
●	Compensation programs are working effectively. Annual incentive compensation funding for our named executives in 2021 was 151.9% of target, reflecting above maximum performance on Total Premiums and Net Investment Income and above target performance on Performance Net Income and the Strategic Initiatives Scorecard.

Cash	Equity

Salary

●Targeted at 50th percentile of peers to support Allstate’s goal of attracting and retaining executive talent
●In 2021, four out of the five named executive officers received a salary increase to better align with compensation levels at companies in our peer group

Annual Cash Incentive

●Targets established based on company performance against four performance measures: Total Premiums, Performance Net Income, Net Investment Income, and the Strategic Initiatives Scorecard (measures progress on Transformative Growth and IDE)
●Amounts awarded to each NEO paid out slightly above target in recognition of strong performance against Transformative Growth priorities
●In 2021, the annual cash incentive awards for four of the five named executive officers were equal to the calculated funding level, with no discretion applied

Long-term Equity Incentive

●The mix of equity incentives granted in 2021 to executive officers was 60% performance stock awards (“PSAs”) and 40% stock options
●Awards granted were based on target amounts and individual performance
●Beginning with the 2021 awards, actual PSAs vesting is based on results for Average Performance Net Income Return on Equity (“ROE”) (50% weighting), Relative Total Shareholder Return (“TSR”) (30% weighting) and Items in Force Growth (20% weighting), all measured over a three-year period
●The 2019-2021 PSAs paid out at 200% based on performance above maximum

TARGET COMPENSATION MIX
CEO

OTHER NEOs

www.allstateproxy.com proxy summary	15

PROPOSAL 3

Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2022

The Board recommends a vote FOR this proposal.

See pages 89-92 for further information.

●	Independent firm with few ancillary services and reasonable fees.
●	Significant industry and financial reporting expertise.
●	The audit committee annually evaluates Deloitte & Touche LLP and determined that its retention continues to be in the best interests of Allstate and its stockholders.

16

corporate
governance

PROPOSAL 1

election of 11 directors

The Board recommends a vote FOR each director nominee.

●	All candidates are highly successful executives with relevant skills and expertise.
●	Average independent director tenure of 7.4 years, with 10 of 11 director candidates independent of management.
●	Diverse slate of directors with broad leadership experience; 55% of the nominees bring gender or ethnic diversity, including three of the four committee chairs.
●	Industry-leading stockholder engagement program and highly-rated corporate governance practices.

The Board recommends 11 nominees for election to the Allstate Board for one-year terms beginning in May 2022 and until a successor is duly elected and qualified or his or her earlier resignation or removal.

Each nominee was previously elected at Allstate’s annual meeting of stockholders on May 25, 2021, for a one-year term. The Board expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute. On the following pages, we list the reasons for nominating each individual.

Mr. Eskew is retiring at the 2022 Annual Meeting in accordance with Allstate's director retirement policy and is not standing for reelection. We are grateful for the expertise and leadership he brought to the Board over the last seven years, including as Chair of the compensation and human capital committee.

www.allstateproxy.com corporate governance	17

Factors to be Considered by Stockholders

A Balanced Board

 See pages 19-25

The Board is composed of directors with a broad and complementary set of business skills, professional experiences, personalities, backgrounds, perspectives, ethnicities and genders. Key attributes of the 11 director nominees are highlighted below.

Nomination Process for Board Election

 See page 27

The Board regularly considers potential director candidates in anticipation of retirements, resignations, or changing business dynamics. The below process identifies highly qualified candidates for Board service.

Consider Current Board Skill Set and Needs

Ensure Board is strong in strategic oversight, corporate governance, stockholder advocacy, and leadership and has diversity of expertise, perspectives and backgrounds

Meet with Qualified Candidates

The nominating, governance and social responsibility committee, Lead Director, Board Chair and others meet candidates to ensure desired qualities such as independence of mind, tenacity and skill set to meet existing and future business needs

Check Conflicts of Interest

All candidates are screened for conflicts of interest and independence

Board Refreshment

After deliberations, recommend director candidates; added five highly qualified directors in the past five years

Independent Director Tenure 5 newer directors (0-4 years) 5 tenured directors (5+ years)	Board Diversity 3 female 3 ethnically and/or racially diverse
Relevant Skills and Experience
8 currently serve on other public company boards	9 serve or served as a CEO or President

Commitment to Effective Governance

 See page 30

Allstate has a history of strong corporate governance guided by three primary principles: dialogue, transparency, and responsiveness. The Board regularly reviews governance practices and has enhanced policies over time to align with best practices, drive sustained stockholder value and serve the interests of stockholders. For example, in response to a stockholder proposal in 2021 requesting that Allstate publish a report assessing the company’s diversity and inclusion efforts, Allstate proactively engaged with the stockholder and agreed to disclose on an annual basis its consolidated EEO-1 report.

Board Oversight of Risk

 See pages 31-33

The Board oversees Enterprise Risk and Return Management (“ERRM”), including management’s design and implementation of ERRM practices. The chief risk officer’s assessment of Allstate’s current risk position and alignment with risk and return principles is reviewed throughout the year, including reviews of compensation programs and political engagement. Significant risks, including those affected by climate change, financial markets, cybersecurity and privacy threats, are regularly identified, measured, managed, and reported. The key risk categories overseen by the Board committees are included below.

		●Financial ●Insurance ●Investment	●Operational ●Strategic Execution ●Culture

18	2022 Proxy Statement corporate governance

The Director Nominees at a Glance

Director	Career Highlights	Committees
THOMAS J. WILSON Chair, President, and CEO of The Allstate Corporation

Industry thought leader with a thorough understanding of Allstate’s business, industry, risk management processes, and strategic initiatives through holding key leadership roles over a 27-year career at Allstate

GREGG M. SHERRILL Former Chair and CEO of Tenneco Inc. Independent Lead Director

Broad strategic and operational leadership experience in the automotive industry. Brings valuable insights into anticipated transformation of the personal transportation system as well as significant board leadership experience and governance expertise

KERMIT R. CRAWFORD Former President and Chief Operating Officer of Rite Aid Corporation Audit Committee Chair	Managed strategy, performance and operational change of highly competitive consumer-focused service businesses where he championed affordable and accessible healthcare that led to delivery innovations
SIDDHARTH N. MEHTA Former President and CEO of TransUnion Risk and Return Committee Chair	Extensive strategic and operational leadership experience in the financial services industry, and proven success in expanding global reach through the use of technology and advanced analytics
ANDREA REDMOND Former Managing Director of Russell Reynolds Associates Inc. Nominating, Governance and Social Responsibility Committee Chair	Expertise in public company CEO and senior management succession planning, human capital management, and executive compensation across a wide range of industries, including financial services
PERRY M. TRAQUINA Former Chairman, CEO, and Managing Partner of Wellington Management Company LLP Compensation and Human Capital Committee Chair	Strong financial services and investment management expertise as leader of one of the world’s largest global investment management firms
DONALD E. BROWN Executive Vice President and CFO of NiSource, Inc.	Successfully leads the finance, accounting and corporate service organizations of a fully regulated utility company and brings extensive financial and operational expertise
RICHARD T. HUME CEO of TD SYNNEX	Extensive technology expertise, operational experience and strategic oversight as the leader of a global IT distribution and solutions company
MARGARET M. KEANE Current Executive Chair and former CEO and President of Synchrony Financial	Directed the strategy and operations of a financial services business, expanding its focus on e-commerce and mobile capabilities to deliver an innovative consumer experience
JACQUES P. PEROLD Former President of Fidelity Management & Research Company	Strong investment expertise in the financial services industry, and led the strategy and operations of one of the world’s largest asset management firms
JUDITH A. SPRIESER Former CEO of Transora Inc. and senior executive at Sara Lee Corporation	Wide-ranging operational and leadership experience at technology services and consumer goods companies and significant experience serving on public company boards

Committee Chair	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Nominating, Governance and Social Responsibility Committee	Risk and Return Committee

www.allstateproxy.com corporate governance	19

Summary of Director Nominees’ Skills and Experiences

Our Board selected the nominees based on their diverse set of skills and experiences, which align with our business strategy and contribute to the effective oversight of Allstate. Our nominees are talented, both as individual business leaders and as a team. Over fifty percent of our Board is ethnically/racially or gender diverse. They bring a full array of business and leadership skills to their oversight responsibilities. Most nominees have served on other public company boards, enabling our Board to more quickly adopt best practices from other companies. Their diversity of experiences and expertise facilitates robust dialogue and thoughtful decision-making on Allstate’s Board.

Skills and Experiences

FINANCIAL SERVICES
RISK MANAGEMENT
ACCOUNTING AND FINANCE
TECHNOLOGY AND/OR CYBERSECURITY
GLOBAL PERSPECTIVE
COMPLEX, HIGHLY REGULATED BUSINESSES
SUSTAINABILITY
SUCCESSION PLANNING AND HUMAN CAPITAL MANAGEMENT
INNOVATION AND CUSTOMER FOCUS
GOVERNMENT, PUBLIC POLICY AND REGULATORY AFFAIRS
Demographic Information
Tenure (years)(1)	2	9	2	4	8	6	12	4	22	5	15
Age(1)	50	62	62	62	63	63	66	69	68	65	64
Gender	M	M	M	F	M	M	F	M	F	M	M
Race/Ethnicity
Black/African American
Asian/Other Pacific Islander
White/Caucasian
(1)	Tenure and age calculated as of 2022 Annual Meeting
See page 27 for a presentation of our nominating process, including an ongoing review of board skills and experiences to align with Allstate’s strategy.

20	2022 Proxy Statement corporate governance

Director Nominees

Donald E. Brown

Independent  I  Age 50

Donald is successfully leading the financial operations of one of the largest regulated utility companies in the country with extensive financial and accounting expertise.

Professional Experience

•   Current Executive Vice President and CFO of NiSource, Inc., a highly regulated natural gas and electric utilities company serving customers across multiple states, and President of NiSource Corporate Services.

•   Former CFO of UGI Utilities, a natural gas and utilities company.

Relevant Skills

Extensive financial, accounting and regulatory expertise within the heavily regulated utilities industry, focused on delivering safe, reliable and efficient services to customers and communities.

Valuable insights into strategic leadership, business operations and supply chain management.

Effectively leads the financial and accounting operations of a shared services organization with nearly 4 million customers.

Other Public Board Service

•   None

Kermit R. Crawford

Independent  I  Age 62

Kermit effectively transformed the pharmacy experience from a model focused primarily on drug delivery to a pharmacist-patient centric model.

Professional Experience

•   Former President and Chief Operating Officer of Rite Aid Corporation, which operates one of the leading retail drugstore chains in the United States.

•   Former Executive Vice President and President, Pharmacy, Health and Wellness for Walgreen Co., which operates one of the largest drugstore chains in the United States.

•   Former Director of TransUnion and LifePoint Health.

Relevant Skills

Expertise assessing the strategies and performance of a geographically distributed and consumer-focused service business in a highly competitive industry.

Effectively led operational change, including through the use of technology, and established strong platforms for long-term stockholder value creation.

Extensive knowledge of analyzing consumer experience and insights.

Other Public Board Service

•   C.H. Robinson (2020-present)

Allstate Board Service
Director since 2020 (2 years of tenure)

Committee Assignments and Rationale

 Audit Committee

•   Multiple leadership positions with financial oversight responsibility, including as CFO at NiSource.

 Nominating, Governance and Social Responsibility Committee

•   Management and leadership experience as CFO of NiSource, including oversight of employee talent and retention programs.

•   Experience leading climate strategies for large gas and electric company.

Allstate Board Service
Director since 2013 (9 years of tenure)

Committee Assignments and Rationale

 Audit Committee (Chair)

•   Responsibility for all aspects of strategic, operational, and profit and loss management of one of the largest drugstore chains in the United States.

•   Board leadership and nine years tenure on Allstate Board.

•   Former member of the audit committee at TransUnion and the audit and compliance committee at LifePoint Health.

 Risk and Return Committee

•   Operational experience at large, geographically dispersed service organizations.

•   Chair of Allstate audit committee.

Legend	Financial Services	Risk Management	Accounting and Finance	Technology and/ or Cybersecurity	Global Perspective

www.allstateproxy.com corporate governance	21

Richard T. Hume

Independent  I  Age 62

Richard is an active CEO and brings a unique skill set with his extensive technology background and experience overseeing innovative strategy of a global distribution company.

Professional Experience

•   Current CEO and director of TD SYNNEX, a global IT distribution and solutions company

•   Former COO of Tech Data Corporation

•   Former General Manager and COO, Global Technology Services at IBM

Relevant Skills

Deep technological expertise within global business services.

Extensive operational and strategic oversight experience as CEO of TD SYNNEX.

Valuable insights in leading innovative change, technological advancements and strategic growth.

Other Public Board Service

•   TD SYNNEX (2021-present)

Margaret M. Keane

Independent  I  Age 62

As the CEO of a large financial institution, Margaret led strategic, operational, and technology transformation in the rapidly changing consumer payments industry.

Professional Experience

•   Current Executive Chair and former CEO and President of Synchrony Financial, a consumer financial services company.

•   Former President and CEO of GE Capital Retail Finance.

Relevant Skills

Extensive operational and strategic experience in the financial services industry as CEO of Synchrony Financial.

Valuable insights into innovation, technology transformation, human capital management and employee development.

Successful leadership experience across roles spanning consumer finance, vendor financial services, operations and quality.

Other Public Board Service

•   Synchrony Financial (2014–present)

Allstate Board Service
Director since 2020 (2 years of tenure)

Committee Assignments and Rationale

  Compensation and Human Capital Committee

•   Significant management experience leading large companies as CEO and COO.

•   Comprehensive market knowledge of executive compensation, recruitment and succession practices as CEO of TD SYNNEX.

  Risk and Return Committee

•   In-depth understanding of technology, innovation and transformative growth.

•   Responsibility for strategic direction of large technology company including oversight of its extensive global operations.

Allstate Board Service
Director since 2018 (4 years of tenure)

Committee Assignments and Rationale

 Compensation and Human Capital Committee

•   Substantial experience in establishing management performance objectives and specific goals.

•   Significant market knowledge of executive compensation as the former CEO of Synchrony Financial.

 Nominating, Governance and Social Responsibility Committee

•   Significant management experience as the former CEO of Synchrony Financial.

•   Thought leader and driver of inclusion and diversity initiatives.

Complex, Highly Regulated Businesses	Sustainability	Succession Planning and Human Capital Management	Innovation and Customer Focus	Government, Public Policy and Regulatory Affairs

22	2022 Proxy Statement corporate governance

Siddharth N. (Bobby) Mehta

Independent  I  Age 63

As a CEO, Bobby demonstrated successful leadership that increased revenues and global reach through the use of technology and advanced analytics.

Professional Experience

•   Former President and CEO of TransUnion, a global provider of credit information and risk management solutions.

•   Former Chairman and CEO, HSBC North America Holdings Inc.

•   Former CEO, HSBC Finance Corporation.

•   Former Director of TransUnion and Piramal Enterprises Ltd.

Relevant Skills

Extensive operational and strategic experience in the financial services industry, including in banking and the credit markets, which provides valuable insights into the highly regulated insurance industry and investment activities.

Other Public Board Service

•   JLL (Jones Lang LaSalle Incorporated) (2019–present)

•   Northern Trust Corp. (2019–present)

Jacques P. Perold

Independent  I  Age 63

Jacques successfully led the investments and operations for Fidelity‘s family of mutual funds with over $1.8 trillion in assets under management.

Professional Experience

•   Chair, CEO and founder of CapShift, an investment advisory firm.

•   Former President of Fidelity Management & Research Company, a privately-held investment and asset management company serving clients worldwide.

•   Founder, former President and Chief Investment Officer of Geode Capital Management LLC, a global asset manager and independent institutional investment firm and sub-advisor to Fidelity.

•   Current trustee of New York Life Insurance Company’s MainStay Funds.

Relevant Skills

Over 30 years of successful leadership of strategy and operations and investment expertise in the financial services industry.

Leader of one of the world’s largest asset management firms.

Other Public Board Service

•   MSCI Inc. (2017–present)

Allstate Board Service
Director since 2014 (8 years of tenure)

Committee Assignments and Rationale

 Risk and Return Committee (Chair)

•   Significant experience in financial markets and utilization of data and analytics.

•   In-depth understanding and experience in risk and return management as a director and former CEO.

 Audit Committee

•   Multiple leadership positions with financial oversight responsibility, including President and CEO of TransUnion, CEO of HSBC Finance Corporation, and Chairman and CEO of HSBC North America Holdings Inc.

•   Chair of Allstate risk and return committee.

Allstate Board Service
Director since 2015 (6 years of tenure)

Committee Assignments and Rationale

 Audit Committee

•   Multiple leadership positions with financial and operational oversight responsibilities, including as President of Fidelity Management & Research Company.

 Risk and Return Committee

•   Significant experience in management and oversight of risk for three large asset management firms.

•   Current trustee of several mutual funds.

Legend	Financial Services	Risk Management	Accounting and Finance	Technology and/ or Cybersecurity	Global Perspective

www.allstateproxy.com corporate governance	23

Andrea Redmond

Independent  I  Age 66

Andrea’s insights and judgment on leadership support high-performance organizations in executing their corporate strategies.

Professional Experience

•   Former Managing Director, co-head of the CEO/board services practice, founder and leader of global insurance practice, and member of financial services practice at Russell Reynolds Associates Inc., a global executive search firm, with over 20 years of experience at the firm.

•   Independent consultant providing executive recruiting, succession planning, and human capital management services.

Relevant Skills

Expert in public company succession planning, human capital management, and executive compensation across a wide range of industries.

Substantial experience in financial services leadership selection and executive development.

Extensive experience in assessing required board capabilities and evaluating director candidates.

Other Public Board Service

•   None

Gregg M. Sherrill

Independent Lead Director
Age 69

Gregg created the strategies and implemented operating plans to increase revenues and profitability during his tenure at Tenneco.

Professional Experience

•   Former Executive Chair, CEO and director of Tenneco Inc., a producer of automotive emission control and ride control products and systems.

•    Former Corporate Vice President and President of Power Solutions at Johnson Controls Inc., a global diversified technology and industrial company.

Relevant Skills

Extensive operational and strategic experience in the automotive industry as Chair and CEO at Tenneco, which provides valuable insights into Allstate’s strategic discussions related to the rapid changes in the personal transportation system.

Successful experience managing international operations as CEO at a global public company with employees in 23 countries.

Other Public Board Service

•   Snap-on Inc. (2010–present)

Allstate Board Service
Director since 2010 (12 years of tenure)

The Board has determined that Ms. Redmond’s independence from management has not been diminished by her tenure on the Board. She provides valuable perspectives and expertise on matters of significance to Allstate and is a respected leader who fulfills her responsibilities with independent-minded oversight.

Committee Assignments and Rationale

  Nominating, Governance and Social Responsibility Committee (Chair)

•   Significant expertise recruiting and evaluating directors for a variety of public companies.

•   A senior partner at a highly regarded global executive search firm, Russell Reynolds Associates, from 1986 to 2007, including significant tenure as co-head of the CEO/board services practice.

 Compensation and Human Capital Committee

•   Experience in executive recruiting, succession planning, and human capital management.

•   Extensive experience working with numerous publicly traded companies to recruit and place senior executives.

Allstate Board Service
Director since 2017 (4 years of tenure)

Committee Assignments and Rationale

Lead Director

•   Extensive board leadership experience as former Chair of Tenneco and current chair of organization and executive compensation committee at Snap-On.

•   Successfully led large, global manufacturing company through strategic growth and operational change.

•   Possesses strong integrity and professional credibility with the other directors and has sufficient knowledge of Allstate's strategy and business to effectively oversee management.

 Nominating, Governance and Social Responsibility Committee

•   Significant leadership experience as the former Chair and CEO of Tenneco, including oversight over sustainability and governance matters.

•   Experience on boards of publicly traded and international companies.

Complex, Highly Regulated Businesses	Sustainability	Succession Planning and Human Capital Management	Innovation and Customer Focus	Government, Public Policy and Regulatory Affairs

24	2022 Proxy Statement corporate governance

Judith A. Sprieser

Independent  I  Age 68

Judith has extensive service on boards of publicly traded and international companies, and significant operating experience.

Professional Experience

•   Former CEO of Transora Inc., a technology software and services company.

•   Former CFO and other senior operating executive positions at Sara Lee Corporation, a global manufacturer and marketer of brand-name consumer goods.

•   Former director at Royal Ahold NV, Experian, Reckitt Benckiser Group plc and Jimmy Choo plc.

Relevant Skills

More than 20 years of operational experience in executive positions at Sara Lee Corporation and other consumer goods and services companies.

Extensive evaluation of financial statements and supervision of financial executives.

Other Public Board Service

•   Newell Brands Inc. (2018–present)

•   Intercontinental Exchange Inc. (2004–present)

Perry M. Traquina

Independent  I  Age 65

Perry had significant success as an investor, building a world-class investment organization and overseeing the strategies and operating performance of public companies.

Professional Experience

•   Former Chairman, CEO and Managing Partner of Wellington Management Company LLP, one of the world’s largest global investment management firms with over $900 billion of assets under management.

•   Held a series of positions of increasing responsibility at Wellington, including Partner and President.

Relevant Skills

Extensive leadership and management experience as CEO of one of the world’s largest institutional investors.

Strong financial services and global investment management expertise through 34 years at Wellington.

Oversaw the globalization of Wellington’s investment platform.

During ten-year leadership tenure, Wellington more than doubled its assets under management.

Fostered a culture of diversity and inclusion at Wellington.

Brings valuable market-oriented investor perspective.

Other Public Board Service

•   Morgan Stanley (2015–present)

•   eBay Inc. (2015–present)

Allstate Board Service
Director since 1999 (22 years of tenure)

The Board has determined that Ms. Sprieser’s independence from management has not been diminished by her tenure on the Board. She is a valued leader who fulfills her responsibilities with integrity and independence of thought and has significant experience serving at Allstate under different operating environments and management teams.

Committee Assignments and Rationale

 Compensation and Human Capital Committee

•   Extensive experience leading other large companies as CEO and CFO.

•   Experience serving on boards of other publicly traded and international companies.

 Risk and Return Committee

•   Insight from service as prior chair of Allstate’s audit committee and current audit committee chair at Intercontinental Exchange Inc.

•   Tenure as an Allstate director has provided experience through multiple operating environments.

Allstate Board Service
Director since 2016 (5 years of tenure)

Committee Assignments and Rationale

 Compensation and Human Capital Committee (Chair)

•   Significant management experience as former Chairman and CEO of Wellington Management Company LLP from 2004 through June 2014.

•   Stockholder perspective on compensation and human capital as a significant investor and director of other public companies.

 Risk and Return Committee

•   In-depth understanding of financial markets, asset allocation strategies, and investment performance management.

•   Current chair of the risk committee at Morgan Stanley.

Legend	Financial Services	Risk Management	Accounting and Finance	Technology and/ or Cybersecurity	Global Perspective

www.allstateproxy.com corporate governance	25

Thomas J. Wilson

Board Chair, President, and Chief

Executive Officer  I  Age 64

Tom possesses a thorough and in-depth understanding of Allstate’s business,including its employees, agencies, products,investments, customers, and investors.

Professional Experience

•   CEO since January 2007 and Chair of Board since May 2008.

•   President from June 2005 to January 2015, and from February 23, 2018, to present.

•   Held senior executive roles other than CEO, having led all major operating units.

•   Former director at State Street Corporation.

Relevant Skills

Key leadership roles throughout Allstate over 27 years.

Developed Allstate’s Shared Purpose and corporate strategy, including Transformative Growth, acquisitions and divestitures.

Shaped and executed initiatives to fulfill Allstate’s role with customers, employees, shareholders and society.

Created and implemented Allstate’s risk and return optimization program, allowing Allstate to simultaneously withstand the 2008 financial market crisis and adapt to increases in severe weather and hurricanes.

Led effort to build a purpose-driven company powered by purpose-driven, diverse people.

Industry and community leadership, including former chair of the Financial Services Roundtable, the U.S. Chamber of Commerce, and a public-private partnership to reduce violence in Chicago. Current chair of the U.S. Chamber of Commerce Foundation and participation in business leadership organizations.

Other Public Board Service

•   None

Allstate Board Service
Director since 2006 (15 years of tenure)

Committee Assignments and Rationale

 Executive Committee (Chair)

•   Comprehensive knowledge of Allstate’s business and industry, with 27 years of leadership experience at the company.

•   Significant governance experience through active dialogue with shareholders and corporate governance experts.

Complex, Highly Regulated Businesses	Sustainability	Succession Planning and Human Capital Management	Innovation and Customer Focus	Government, Public Policy and Regulatory Affairs

26	2022 Proxy Statement corporate governance

www.allstateproxy.com corporate governance	27

Board Composition

In addition to fulfilling the core competencies and additional capabilities listed on page 13, the Board and nominating, governance and social responsibility committee expect non-employee directors to be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities or a conflict of interest and to be free of any significant relationship with Allstate that would interfere with the director’s exercise of independent judgment. The Board and committee also expect each director to devote the time and effort necessary to serve as an effective director and act in a manner consistent with a director’s fiduciary duties of loyalty and care. Allstate executive officers may not serve on boards of other corporations whose executive officers serve on Allstate’s Board.

All candidates are evaluated and considered consistent with the criteria described in our Corporate Governance Guidelines (available at www.allstateinvestors.com) which address characteristics such as diversity, including gender, ethnicity and diversity of background, expertise, and perspective.

The Board has limits on the number of other public boards on which our directors may sit. Directors who are active executives may serve on the board of no more than two other public companies, and other directors may serve on the board of no more than four other public companies (in addition to Allstate’s Board in each case).

Board nominees are identified through a retained search firm, suggestions from current directors and stockholders, and through other methods, including self-nominations.

Nomination Process for Board Election

The Board continually considers potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. Below is a description of the ongoing process to identify highly qualified candidates for Board service.

   Consider Current Board Skill Sets and Needs

Ensure Board is strong in core competencies of strategic oversight, corporate governance, stockholder advocacy and leadership and has diversity of expertise and perspectives to meet existing and future business needs

   Check Conflicts of Interest and References

All candidates are screened for conflicts of interest and independence

   Nominating, Governance and Social Responsibility Committee Dialogue

Considered 277 candidates since 2012

   Meet with Qualified Candidates

To ensure appropriate personal qualities, such as independence of mind, tenacity, and skill set to meet existing or future business needs

   Nominating, Governance and Social Responsibility Committee Dialogue

To consider shortlisted candidates, and after deliberations, recommend candidates for election to the Board

   Board Dialogue and Decision

Added five highly qualified directors in the past five years

The nominating, governance and social responsibility committee will consider director candidates recommended by a stockholder in the same manner as all other candidates recommended by other sources. A stockholder may recommend a candidate at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, IL 60062-6127, or by email submission to invrel@allstate.com.

A stockholder or group of up to 20 stockholders owning 3% or more of Allstate’s outstanding common stock continuously for at least three years can nominate director candidates constituting up to 20% of the Board in the company’s annual meeting proxy materials.

28	2022 Proxy Statement corporate governance

Board Effectiveness

 Evaluation Process

Allstate’s Board evaluation process includes multiple assessments and reviews performed throughout the year. This process ensures that the Board’s governance and oversight responsibilities are updated to reflect best practices and are well executed. These evaluations include discussions after every meeting, an annual Board assessment, annual committee assessments and individual director evaluations.

Steps to Achieve Board Effectiveness

	BOARD			INDIVIDUAL DIRECTORS
Frequency	Evaluation at every regular meeting	Annual Evaluation	Biennial review of responsibilities and time allocation	Annual evaluation	Change in circumstances
Performed By	Independent Directors	Board, Committee Chairs and Lead Director	Board and Committees	Lead Director, nominating, governance and social responsibility committee chair, and Board Chair	Board
Description

Measures effectiveness of Board oversight

Ensures objectives were satisfied, all agenda items sufficiently considered and information presented was complete, understandable and organized

Identifies issues that need additional dialogue

Ensures Board and committees are functioning effectively

Results reviewed by nominating, governance and social responsibility committee and summarized for full Board; recommendations for improvement are reviewed and plans initiated

Ensures all necessary agenda items were considered to fulfill Board and committee responsibilities Adjustments made to future agendas and timelines

Review contributions and performance in light of Allstate’s business and strategies and confirm continued independence

Feedback provided to each director by the Lead Director, nominating, governance and social responsibility committee chair, or Board Chair

Discuss each director’s future plans for continued Board service

Determine whether overall skills align with business strategy

Determine appropriateness of director’s continued membership on the Board after a change in primary employment

Review potential conflicts and whether change impacts director’s ability to devote the necessary time and effort to Board service
2021 Outcome	Based on the Board’s annual evaluation process, the nominating, governance and social responsibility committee reviewed feedback and established action items for the upcoming year. Results of individual director evaluations were used by the nominating, governance and social responsibility committee in connection with the annual nomination process. Specific action plans were discussed with each director.

www.allstateproxy.com corporate governance	29

2021 Annual Evaluation Feedback and Action Items

Strategy and Operational Oversight	Board Structure and Culture	Information and Resources
Directors find the three-day strategy session to be highly effective. Directors appreciate the periodic strategic and operational updates throughout the year.

Directors believe that the current mix of skills and competencies on the Board allow for effective oversight of Allstate's business.

Directors appreciate the transparency in the Board room and believe the dialogue appropriately challenges management and each other.

Directors find value in the use of outside speakers on key topics. Directors appreciate the executive sessions at the end of each meeting.
ACTION ITEMS	ACTION ITEMS	ACTION ITEMS

Management will provide additional materials and updates in between Board meetings related to significant strategic matters.

Board agendas and meeting time will continue to be focused on the most significant strategic and operational issues facing the company.

Diversity will continue to be prioritized when seeking new Board candidates. In-person interactions with senior leaders will be maintained to further build relationships and develop leaders.

External speakers will continue to be utilized to share insights on industry trends, shareholder perspectives and other topics relevant to the company's business.

Executive sessions will be lengthened to provide for additional unstructured discussion.

Director Onboarding and Continuing Education

ORIENTATION	CONTINUING DEVELOPMENT	BEYOND THE BOARDROOM

All new directors participate in a robust director orientation and onboarding process to ensure a working knowledge of Allstate’s business, strategies, operating performance and culture and a successful integration into boardroom discussions as soon as possible. To assist with their development, all new directors are invited to attend all committee meetings prior to their appointment to a particular committee. As part of their onboarding and during their tenure, directors regularly meet with senior leaders and employees below the senior leadership level. These interactions are offered in various forums, including one-on-one meetings and larger group sessions.

Allstate encourages and facilitates director participation in continuing education programs, and each director is given the opportunity to become a member of the National Association of Corporate Directors.

Throughout their tenure, directors participate in informal meetings with other directors and senior leaders to share ideas, build stronger working relationships, gain broader perspectives, and strengthen their working knowledge of Allstate’s business, strategy, operating performance and culture.

The directors participated in a simulated cybersecurity/ ransomware exercise, which allowed them to prepare for an attack and gave them a better understanding of roles before, during and after a major incident.

30	2022 Proxy Statement corporate governance

Our Commitment to Effective Governance

Allstate has a history of strong corporate governance guided by three primary principles: dialogue, transparency and responsiveness. The Board has enhanced governance policies over time to align with best practices, drive sustained stockholder value and serve the interests of stockholders. Allstate’s key governance practices are included below.

Stockholder Rights

●Annual election of directors with a majority vote standard in uncontested elections
●Proxy access rights permitting a stockholder or group of up to 20 stockholders owning 3% or more of Allstate’s outstanding common stock continuously for at least three years to nominate director candidates constituting up to 20% of the Board
●No stockholder rights plan (“poison pill”) and no supermajority voting provisions
●Confidential voting
●Right to call a special meeting and request action by written consent for stockholders with 10% or more of outstanding shares

Independent Oversight

●Strong independent Lead Director and committee chair roles with clearly articulated responsibilities
●Independent Board committees
●Ten out of eleven director nominees are independent
●Executive sessions at every regular Board and committee meeting without management present
●Independent reviews by the Board, audit, and risk and return committees of Allstate’s strategy, business, and the related key risks and mitigation activities
●Oversight of ESG priorities, including climate, data privacy, IDE and other human capital matters
●Use of outside experts such as independent auditors, compensation consultants, governance specialists, cybersecurity experts, board search firm representatives, and financial advisors
See page 33 for information about the external pay equity analysis completed annually

Good Governance

●Extensive Board dialogue with formal processes for stockholder engagement and frequent cross-committee communications
●Annual letter to stockholders from the independent directors on Board accomplishments
●Request engagement with holders of approximately 40-50% of outstanding shares three times each year
●Robust Board and committee self-evaluation process
●Comprehensive sustainability report supplemented by a summary ESG report, EEO-1 data, and disclosures aligned with the Sustainability Accounting Standards Board ("SASB") and the Task-Force on Climate Related Financial Disclosures ("TCFD")
●Robust Global Code of Business Conduct and ethics training for all directors
●Effective director education program

Investor Stewardship Group

Allstate believes that strong and effective governance practices are critical to long-term value creation. To achieve that goal, Allstate follows the six corporate governance principles set out by the Investor Stewardship Group for U.S. listed companies. These principles are:

1.   Boards are accountable to stockholders;
2.   Stockholders should be entitled to voting rights in proportion to their economic interest;
3.   Boards should be responsive to stockholders and be proactive in order to understand their perspectives;
4.   Boards should have a strong, independent leadership structure;
5.   Boards should adopt structures and practices that enhance their effectiveness; and
6.   Boards should develop management incentive structures that are aligned with the long-term strategy of the company.

●Increased equity ownership guidelines for the Chair and CEO (eight times the base salary), other executive officers (four times the base salary) and directors (six times the annual cash retainer)
●Comprehensive CEO emergency succession plan

www.allstateproxy.com corporate governance	31

Board Oversight

Risk Management

The Board oversees Enterprise Risk and Return Management (“ERRM”), including management’s design and implementation of ERRM practices. The chief risk officer’s assessment of Allstate’s current risk position and alignment with risk and return principles is reviewed throughout the year, including reviews of compensation programs and political engagement. Significant risks, including those affected by climate change, financial markets, cybersecurity and privacy threats, are regularly identified, measured, managed, and reported. Risk and return perspectives are shared with the Board across six risk types: financial, insurance, investment, operational, strategic execution, and culture. The key risk areas overseen by each Board committee are included below.

32	2022 Proxy Statement corporate governance

Risk Management and Participation in the Political Process
Allstate engages in public policy advocacy at the state and federal levels to foster market innovation, protect consumers, promote safety and security, ensure a healthy regulatory system, and promote fiscal responsibility.

Allstate is regulated in all 50 states, Canada and at the federal level on many aspects of its business, including customer communications, privacy, sales practices, underwriting standards, insurance pricing, claims practices, investments and capital. As a result, it must participate in public policy issues to achieve Our Shared Purpose, including serving customers and generating attractive returns for stockholders. The scope of issues is expanding as Allstate introduces innovative products and services through Arity, Allstate Protection Plans, Allstate Identity Protection and Avail (car sharing).

Allstate participates in political activities through direct and indirect advocacy, corporate political contributions and Allstate’s political action committee. Allstate contributes less than $1,000,000 annually in corporate funds to political organizations, including federal, state and local candidates and committees, in comparison to total revenues of almost $51 billion (less than 0.002% of total revenue). The types of expenditures are consistent from year to year.

The chief risk officer conducts an annual risk and return assessment of Allstate’s political activities for the Board to ensure there is appropriate oversight and management of corporate political engagement. In addition, the Board’s nominating, governance and social responsibility committee provides oversight of Allstate’s political contributions and activities, including in a joint session with the Board.

Chief Risk Officer’s Assessment

The chief risk officer’s assessment approach is based on Principles and Guidance for Responsible Corporate Political Engagement published by Transparency International UK. The political activities and associated risks identified by Transparency International UK were expanded to address Allstate’s specific activities and risk profile. These political activities were grouped for assessment as follows: i) political expenditures, ii) lobbying, iii) trade associations, social welfare groups and research organizations, iv) state-based regulatory and legislation management, v) political activities in the workplace and vi) disclosure.

The chief risk officer’s assessment concluded the following:

1.	Allstate’s decisions on how to engage in the political process appropriately balance risk and return
2.	Allstate’s control framework appropriately manages the risks and governance and oversight exists to ensure activities are aligned with Allstate’s risk and return principles
3.	Failure to engage in the political process could result in unfavorable policies, legislation or adverse business outcomes, negatively impacting Allstate’s strategic position
4.	The risk of not engaging is higher than the risk of engaging with effective controls and governance

Risk Management and Cybersecurity
The Board focuses on Allstate’s security and data privacy programs, recognizing that the quality and functionality of these programs affects our reputation and customers’ trust in us. Allstate’s strategy revolves around protecting our customers, and customers must feel that their personal data is safe in our hands.

Accordingly, the Board prioritizes its responsibility to oversee data protection efforts, including policies and systems designed to prevent and, if necessary, respond to cyber threats. We are continually enhancing information security capabilities in order to protect against emerging threats, detect system compromise and recover should a cyber-attack or unauthorized access occur. In 2021, the Board participated in a cybersecurity simulated ransomware attack.

The cybersecurity program is regularly reviewed and tested by Allstate’s internal audit function with quarterly status reports provided to the audit committee and the full Board. The audit committee receives semi-annual reports from its independent cybersecurity advisor.

CYBERSECURITY GOVERNANCE BEST PRACTICES

Crisis simulations to prepare senior leaders to respond to a cyber attack
Audit committee charter clearly highlights the importance of the Board’s data privacy oversight efforts
Utilizes a cybersecurity advisor to provide objective assessments of Allstate’s capabilities and to conduct advanced attack simulations
Cross-functional approach to overseeing and addressing cybersecurity risk, with input from technology, risk, legal, and audit functions

www.allstateproxy.com corporate governance	33

Risk Management and Compensation
Compensation policies and practices are structured to reward employees for successfully executing the company’s strategies and annual operating goals while adhering to our risk and return principles.

Analysis provided by an external consultant and the chief risk officer for the compensation and human capital committee concluded the compensation plans are structured to ensure management does not take unnecessary or excessive risk. Based on this analysis, Allstate’s compensation policies ensure appropriate levels of risk-taking, while avoiding unnecessary risks that could have a material adverse effect on Allstate.

●	Compensation plans provide a balanced mix of cash and equity through annual and long-term incentives that align with short- and long-term business goals. No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program.
●	Multiple performance measures are utilized that correlate with long-term stockholder value creation and diversify the risk associated with any single performance indicator. In addition, the annual incentive program contains a funding adjustment for senior executives in the event of a net loss, which reduces the corporate pool funding for those officers by 50% of actual performance. Likewise, for the performance stock award program, the compensation and human capital committee requires positive net income in order for executives to earn PSAs for Average Performance Net Income ROE above target.
●	Equity awards granted in 2020 and annual cash incentive awards for the 2020 performance year, and thereafter, are subject to clawback in accordance with the clawback policy approved by the compensation and human capital committee. The clawback policy provides for the recovery of certain equity awards and annual cash incentive awards to executive officers and other executive vice presidents. If performance results are later subject to a downward adjustment as a result of a material financial restatement, irrespective of cause, then the paid awards are recalculated with revised results with the compensation overpayment subject to clawback. The clawback policy also provides for recovery of equity and annual cash incentive awards in certain circumstances if an executive is terminated for improper conduct that leads to a material adverse impact on the reputation of, or a material adverse economic consequence for, the company.

Risk Management and Human Capital Management
The Board engages in an ongoing review of human capital management practices since they are vital to Allstate’s continued success. This includes overall organizational health and practices, such as recruitment, development, and retention. This also covers the company’s inclusive diversity and equity results.

As part of Allstate’s commitment to fair and equitable compensation practices, an internal pay equity analysis is completed on an annual basis. For the third year in a row, Allstate engaged an outside firm to provide a more detailed pay equity analysis to identify potential pay gaps across substantially similar employee groups as well as identify policies, practices and/or systematic issues that may contribute to pay gaps now or over time. The external analysis found that Allstate’s results compare well to benchmarks for companies of similar size and scope. In the few employee groups where pay gaps were identified, these gaps were remediated and policies were established to ensure pay equity continues in the future.

The Board’s involvement in leadership development and succession planning is systematic and ongoing. Management succession is discussed four times annually in compensation and human capital committee meetings, Board meetings, and executive sessions. Discussions cover the CEO and other senior executive roles. The Board also has regular and direct exposure to senior leadership and high-potential officers in meetings held throughout the year.

34	2022 Proxy Statement corporate governance

Board Review of Succession Planning and Talent Development Practices

Leadership Succession is Reviewed Continuously throughout the Year

Board Role in Setting Compensation

The compensation and human capital committee makes recommendations to the Board on compensation for the CEO and executive officers and the structure of plans used for executive officers. The compensation and human capital committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant, Compensation Advisory Partners (“CAP”). CAP’s responsibilities include:

●	benchmarking Allstate’s plans and compensation relative to the market,
●	evaluating changes to the executive compensation program, and
●	assessing Allstate’s executive compensation design, peer group selection, relative pay for performance, and total direct compensation for individual senior executive positions.

The compensation and human capital committee annually evaluates the compensation consultant’s performance and independence.

The compensation and human capital committee grants all equity awards to individuals designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Internal Revenue Code Section 162(m). The compensation and human capital committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2019 Equity Incentive Plan. The Board has delegated limited authority to the CEO to grant equity awards to non-executive officers. All awards granted between compensation and human capital committee meetings are reported at the next meeting. The compensation consultant also provides the nominating, governance and social responsibility committee with competitive information on director compensation, including updates on practices and emerging trends.

www.allstateproxy.com corporate governance	35

Board Accountability

Stakeholder Input and Responsiveness

Allstate continually seeks stakeholder input to meet its obligations as a corporate citizen. We regularly engage our stockholders, as well as the following groups: customers and consumers, employees, Allstate agents, nongovernmental organizations, opinion leaders, policymakers and suppliers. Allstate partners with The RepTrak Co., a global research firm, to study how stakeholders perceive the company. We survey customers, consumers, agents and employees every quarter, as well as investors and opinion leaders each year, and policymakers every two years. Feedback is collected across these stakeholder groups, key topics are identified, and strategies are developed to address gaps. There are also stakeholder-specific avenues for engagement.

Stockholder Engagement

Allstate proactively engages with significant stockholders throughout the year. Dialogue, transparency, and responsiveness are the cornerstones of our stockholder engagement program.

How We Engage

Direct engagement involves reaching out to our largest stockholders multiple times throughout the year. We also engage with proxy and other investor advisory firms that represent the interests of various stockholders.

Discussions with stockholders include our Lead Director, chair of the nominating, governance and social responsibility committee, Board Chair, and other committee chairs or directors as necessary.

Four-Phase Engagement Cycle

Balanced-Transparent-Responsive

This input is reported to the nominating, governance and social responsibility committee, which in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion or actions are necessary by the respective committee or full Board.

Outcome

During 2021, Allstate held discussions with stockholders representing approximately 30% of outstanding shares. The conversations focused primarily on Allstate’s Transformative Growth progress, societal engagement framework, IDE strategy, climate change risk, and data privacy. Stockholder feedback was integrated into Board discussions and decisions.

36	2022 Proxy Statement corporate governance

WHAT WE HEARD DURING 2021 ENGAGEMENT

Strategy. Investors believe that company boards and management should be focused on long-term strategy, including a focus on societal issues since they lead to sustained value creation.	Environment. Investors want to see clear disclosures on climate change strategy, goals and progress, as well as a clear framework for how climate strategy is integrated into business strategy.	Inclusive Diversity and Equity. Investors want to understand how companies are advancing IDE initiatives and strategy, both at the board level and among the employee-base.	Board Composition. Investors are focused on whether companies have the right skills and diversity on boards to advance and oversee corporate strategy.
WHAT WE HAVE DONE IN RESPONSE

The company's progress on Transformative Growth was discussed at every Board meeting.

Allstate divested its life and annuity businesses to focus capital on higher risk adjusted returns and higher growth businesses.

The company continues to evaluate the acquisitions of SquareTrade, InfoArmor and National General to ensure alignment with long-term strategy.

The Board oversaw the development of a societal engagement framework to evaluate, prepare and communicate Allstate’s participation on issues that drive sustainable value creation. Specific, quantifiable goals have been developed for each issue, and are directly tied to our business strategy and Our Shared Purpose.

The company is in the process of setting short- and long-term climate goals.

The TCFD report will be enhanced to incorporate the goal setting work that is underway.

Allstate is executing a comprehensive three-year IDE strategy to accelerate the pace of change for diversity across the enterprise.

While Allstate has disclosed workforce composition data for several years, beginning in 2021, a consolidated EEO-1 report has been provided to assist shareholders in comparisons to other companies.

Two new Board members were added within the last two years, each bringing specific experience and skills sets to help oversee the key components of Allstate's business strategy.

A societal engagement framework is being used to evaluate, prepare and communicate to stakeholders Allstate’s participation in societal issues. Allstate’s stance on societal issues is evaluated based on four principles:

Values	Brand	Business	Opportunity/Risk
Alignment with Allstate’s Our Shared Purpose and values	Impact on Allstate’s reputation and brand	Advancement of business strategy or high priority for customers, employees or shareholders	Assessment of risk and return profile

Allstate's participation is segmented into three response categories:

Focus	Support	Do Not Engage
Strongly aligns with three or more principles; unique ability to address through action with manageable risk –Take strong position across stakeholders that positions Allstate as a leader	Partially aligns with three principles or strongly aligns with two principles; some ability to impact with manageable to moderate risk –Communicate to stakeholders based on the topic relevance to them

Partially aligns with two principles or strongly aligns with one principle; little to no ability to address with moderate to high risk and negligible opportunity benefit

–Do not take public position, but continue to monitor and assess

CRITERIA TO EVALUATE POTENTIAL SOCIETAL ISSUES Three societal issues are in the Focus category: Climate, Data Privacy and Equity

www.allstateproxy.com corporate governance	37

More Information

You can learn more about our corporate governance by visiting www.allstateinvestors.com, where you will find our Corporate Governance Guidelines, each standing committee charter, and Director Independence Standards. Allstate has adopted a comprehensive Global Code of Business Conduct that applies to the CEO, CFO, vice chair, controller, and other senior financial and executive officers, as well as the Board of Directors and other employees. It is also available at www.allstateinvestors.com. Each of the above documents is available in print upon written request to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, IL 60062-6127, or by email request to invrel@allstate.com.

Communication with the Board

The Board has established a process to facilitate communication by stockholders and other interested parties with directors as a group. The general counsel and chief legal officer reports regularly to the nominating, governance and social responsibility committee on all correspondence received that, in her opinion, involves functions of the Board or its committees or that she otherwise determines merits Board attention. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; or spam and overtly hostile, threatening, potentially illegal or similarly unsuitable communications. Activity on social media is also monitored and reported to the nominating, governance and social responsibility committee.

The Allstate Board welcomes your input on compensation, governance, and other matters.
directors@allstate.com
The Allstate Corporation, Nominating, Governance and Social Responsibility Committee, 2775 Sanders Road, Suite F7 Northbrook, IL 60062-6127 c/o General Counsel

In addition, the audit committee has established procedures for the receipt, retention, and treatment of any complaints about accounting, internal accounting controls, or auditing matters. To report any issue relating to The Allstate Corporation (including Allstate Insurance Company and its affiliates) accounting, accounting controls, financial reporting or auditing practices, you may contact the company by mail, telephone or email. Telephone contacts may be kept confidential at your request.

By mail:	By phone:	By email:
The Allstate Corporation, Audit Committee 2775 Sanders Road, Suite F7 Northbrook, IL 60062-6127 c/o General Counsel	Allstate i-Report Line: 1-800-706-9855	auditcommittee2@allstate.com

The communication process and the methods to communicate with directors are posted on the “Governance Overview” section of www.allstateinvestors.com.

38	2022 Proxy Statement corporate governance

Board Structure

Independent Lead Director

Allstate’s Board places great importance on strong independent Board leadership and has had a strong Lead Director role in place for over eleven years. Allstate’s Corporate Governance Guidelines describe the responsibilities of the Lead Director and the selection process, including the characteristics that the Board considers important in a Lead Director.

The Lead Director is elected annually by the independent directors, and it is expected that the Lead Director serve three to five years.

Gregg Sherrill Current Lead Director

Independent Lead Director Responsibilities

Board Meetings and Executive Sessions

●Has the authority to call meetings of the independent directors
●Approves meeting agendas and schedules and information sent to the Board to ensure there is sufficient time for discussion of all items and that directors have the information necessary to perform their duties
●Chairs executive sessions of independent directors at every Board meeting
●Presides at all Board meetings when the Chair is not present

Duties to the Board

●Has regular communications with the CEO about Allstate’s strategy and performance
●Performs additional duties designated by the independent directors

CEO Performance Evaluation

●Facilitates and communicates the Board’s performance evaluation of the Chair and CEO with the chair of the compensation and human capital committee

Succession Plans

●Facilitates the development of a succession plan for the Chair and CEO

Communication Between Chair and Independent Directors

●Serves as liaison between the Chair and independent directors
●Consults with the Chair and discusses items raised in executive sessions

Communication with Stockholders

●Communicates with significant stockholders and other stakeholders on matters involving broad corporate policies and practices, when appropriate

Committee Involvement

●Works with the Chair and committee chairs to ensure coordinated coverage of Board responsibilities and ensures effective functioning of all committees
●Ensures the implementation of a committee self-evaluation process and regular committee reports to the Board

Board and Individual Director Evaluations

●Participates in the evaluation of individual director, Board and committee performance with the chair of the nominating, governance and social responsibility committee and the Chair

Mr. Sherrill was named independent Lead Director in May 2021. As a director at Allstate since 2017, Mr. Sherrill has served on the audit and nominating, governance and social responsibility committees. During his tenure on Allstate’s Board, he has cultivated an expansive knowledge of Allstate through strategic growth and operational changes, including leadership throughout the pandemic and evolving external environment. His knowledge and experience balances the perspectives of both the longer-tenured Board members and newer directors.

Considerations in Selecting Current Lead Director

The independent directors consider several factors, including the director’s corporate governance expertise, operational and leadership experience, board service and tenure, integrity, and ability to meet the required time commitment. It is preferable that the Lead Director hold a previous position as chair of a board committee, either at Allstate or another company. In 2021, Mr. Sherrill was chosen by the independent directors as he exemplified these characteristics. He has significant board leadership experience, including as former chairman of Tenneco and current chair of the organization and executive compensation committee of Snap-On. The independent directors believe that Mr. Sherrill is exceptionally well-qualified to serve as Allstate’s independent lead director.

www.allstateproxy.com corporate governance	39

Board Chair

The independent directors have the ability to separate the roles of Chair and CEO if it is in the best interests of Allstate and its stockholders. When making this determination, the independent directors consider the recommendation of the nominating, governance and social responsibility committee, the current circumstances at Allstate, the skills and experience of the individuals involved and the leadership composition of the Board.

●	The roles of Chair and CEO were split during a transition of leadership in 2007 and 2008.
●	A strong Lead Director role provides an effective independent counterbalance if the independent directors choose to combine the Chair and CEO roles.
●	The independent directors have currently determined Allstate is well served by having Mr. Wilson hold the roles of Chair and CEO. Mr. Wilson has more than 27 years of insurance industry experience, has extensive company knowledge, and has demonstrated successful leadership of external boards. Mr. Wilson provides excellent leadership and direction for both management and the Board. This promotes a strong connection between the Board and management that is subject to strong independent oversight by Allstate’s independent lead director and the other independent directors. Given his ability to effectively fulfill both roles simultaneously, he is uniquely qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications between the Board and management

Board Meetings and Committees

Management Participation in Committee Meetings

Key members of management regularly attend and participate in Board meetings. Regular attendees include the CEO, vice chair, CFO, general counsel and chief legal officer, president of Property-Liability, president of Investments and financial products and chief risk officer. Other senior leaders attend as meeting topics warrant. In addition, senior leadership also participates in committee meetings.

Audit Committee

The CFO, chief audit executive, chief compliance executive, chief risk officer, CEO, vice chair, chief legal officer and general counsel, and controller all actively participate in meetings. Senior business unit and technology executives, including the chief information security officer, are present when appropriate. Executive sessions of the committee, in which the committee meets privately with the independent registered public accountant, independent cybersecurity advisor, chief audit executive, and chief compliance executive, are held at all regular meetings.

40	2022 Proxy Statement corporate governance

Compensation and Human Capital Committee

The chief human resources officer, senior vice president of total rewards, chief legal officer and general counsel, CFO, vice chair, and CEO participate in meetings. The committee regularly meets in executive sessions with the independent compensation consultant or chief human resources officer.

●	The chief human resources officer provides the committee with internal and external analyses of the structure of compensation programs. Throughout the year, the estimated and actual results under our incentive compensation plans are reviewed.
●	The CFO discusses financial results relevant to incentive compensation, other financial measures, and accounting rules.
●	The CEO advises on the alignment of incentive plan performance measures with strategy and the design of equity incentive awards. He also provides the committee with performance evaluations of senior executives and recommends merit increases and compensation awards.
●	The chief legal officer and general counsel provides input on the legal and regulatory environment and corporate governance best practices and ensures the proxy materials accurately reflect the committee’s actions.
●	The chief risk officer reports annually on compensation plan alignment with Board-approved risk and return principles, and whether compensation outcomes were achieved within those principles.

Nominating, Governance and Social Responsibility Committee

The CEO, chief legal officer and general counsel and vice chair participate in meetings. The committee regularly meets in executive session without management present. The chief risk officer provides risk assessments on political contributions and activities. The chief legal officer and general counsel provides regular updates to the committee on ESG priorities.

Risk and Return Committee

The chief risk officer, CFO, CEO, vice chair, chief legal officer and general counsel, chief audit executive, chief technology officer and chief information security officer participate in meetings. The committee regularly meets in executive session, including sessions with the chief risk officer.

Board Attendance

Directors are expected to attend Board and committee meetings and the annual meeting of stockholders. During 2021, each director attended at least 75% of the combined Board meetings and meetings of committees of which he or she was a member. Eleven of the twelve directors who stood for election at the 2021 annual meeting of stockholders attended the annual meeting. One director was unable to attend due to a prior professional obligation.

99.5% Average attendance of directors as a group at Board and committee meetings during 2021

42	2022 Proxy Statement corporate governance

The Allstate Corporation Board of Directors
Gregg Sherrill, Independent Lead Director Thomas J. Wilson, Chair

Meetings in 2021: 10

●The company’s progress on the Transformative Growth strategy was discussed at every Board meeting, including three days in October to focus solely on strategy.
●The Board discussed Allstate's ESG strategy and progress at multiple meetings, including review of the societal engagement framework.
●Succession planning and inclusive diversity and equity were each discussed at multiple meetings.

Highly Independent Board
Ten out of eleven directors on the Board are independent. Each director has input into Board and committee meeting schedules, agendas and materials. In addition, directors are provided opportunities throughout the year for independent discussion and reflection. The directors hold executive sessions without management present at every regular Board and committee meeting.

Robust Role for Independent Committee Chairs
Each of the committee chairs approves meeting agendas and reviews committee materials. Prior to each meeting, each committee chair has a conversation with the Board Chair and CEO and relevant operating executives. The committee chairs discuss meeting materials and agendas in advance of each meeting, which fosters independence and successful execution of each committee’s responsibilities.

Audit Committee(1)	Report, pg. 92	Compensation and Human Capital Committee	Report, pg. 71
Chair: Kermit R. Crawford Meetings in 2021: 8 Other Members: Donald E. Brown Michael L. Eskew Siddharth N. Mehta Jacques Perold		Chair: Perry M. Traquina Meetings in 2021: 7 Other Members: Richard T. Hume Margaret M. Keane Andrea Redmond Judith A. Sprieser

“We reviewed internal controls, compliance and the use of non-GAAP measures in the evaluation of company performance. In addition, we discussed internal audit engagements on Transformative Growth initiatives. Data privacy and cybersecurity continued to be areas of focus and we engaged an independent cybersecurity advisor for the sixth year in a row.”

— Kermit R. Crawford, Chair

“We discussed Allstate's human capital practices and organizational health, including a three-year IDE strategy. To measure progress against IDE strategies and Transformative Growth, we added a qualitative performance metric to the annual incentive plan and once again received an independent assessment of pay equity.”

— Perry M. Traquina, Chair

Key Responsibilities:

●Oversees integrity of financial statements and other financial information and disclosures
●Oversees the system of internal control over accounting and financial reporting and disclosure controls and procedures
●Reviews the enterprise risk control assessment and guidelines, including cybersecurity and data privacy risk and the major financial risk exposures and management’s steps to monitor and control those risks
●Oversees the ethics and compliance program and compliance with legal and regulatory requirements
●Appoints, retains, and oversees the independent registered public accountant, and evaluates its qualifications, performance and independence
●Evaluates retaining an independent cybersecurity advisor
●Oversees Allstate’s internal audit function
●Oversees Allstate’s data privacy programs
●Has authority to engage independent counsel and other advisors to carry out its duties

Key Responsibilities:

●Oversees Allstate’s executive compensation plans
●Selects and retains the committee’s independent compensation consultant
●Assists the Board in determining all compensation elements of the executive officers, including the CEO
●Reviews the Compensation Discussion and Analysis and prepares the Compensation Committee Report in this proxy statement
●Reviews management succession plans, evaluation processes and organizational strength
●Conducts an annual review of the company’s human capital management practices for its people generally, and the organizational health of those practices, including metrics related to recruitment, geographic dispersion, leadership and development, compensation, turnover, employee and agent survey data, the ethical health of the company’s culture, the diversity and inclusiveness of the culture, and pay equity
●Reviews CEO’s performance in light of approved goals and objectives

(1)

The Board determined that all members of the audit committee are independent under the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) requirements, and that Messrs. Brown, Eskew and Mehta are each an audit committee financial expert as defined under SEC rules.

www.allstateproxy.com corporate governance	43

Use of Independent Advisors
Each committee operates under a written charter and has the ability to hire third-party advisors. Outside experts such as independent auditors, compensation consultants, governance specialists, cybersecurity experts, board search firm representatives, and financial advisors attend meetings to provide directors with additional information on issues. Our standing committees regularly use independent external consultants.

In 2021, outside firms were engaged to provide independent assessments of Allstate’s compensation practices, financial results, Board composition, pay equity practices and cybersecurity program.

“Over the past year, we discussed strategic topics at every Board meeting and were actively engaged in oversight of Transformative Growth. We oversaw a review of our portfolio of businesses, including an analysis as if we were an activist investor, to ensure financial and valuation optimization for our stockholders. We also reviewed cyber risk at multiple meetings and participated in a simulated cybersecurity exercise.”

— Gregg M. Sherrill, Independent Lead Director

Nominating, Governance and Social Responsibility Committee	Risk and Return Committee
Chair: Andrea Redmond Meetings in 2021: 5 Other Members: Donald E. Brown Michael L. Eskew Margaret M. Keane Gregg M. Sherrill	Chair: Siddharth N. Mehta Meetings in 2021: 6 Other Members: Kermit R. Crawford Richard T. Hume Jacques Perold Judith A. Sprieser Perry M. Traquina

“We continued our focus on the company's ESG initiatives and disclosures and reviewed a societal engagement framework to evaluate and communicate Allstate's participation on key issues important to our stakeholders. Following a competitive market review we increased the stock ownership requirements for directors.”

— Andrea Redmond, Chair

“In 2021, we reviewed significant risk and return assumptions on Allstate's strategic plans, including in depth reviews of risks related to Transformative Growth, climate change, insurance loss costs, pricing regulation and nontraditional competition. We assessed the company's information security and data privacy practices to reduce exposure risk to customer information and helped develop a framework to meet consumer expectations.”

— Siddharth N. Mehta, Chair

Key Responsibilities:

●Recommends candidates for Board election and nominees for Board committees
●Recommends candidates for Lead Director and Chair
●Recommends criteria for selecting directors and the Lead Director, and determines director independence
●Reviews the Corporate Governance Guidelines and advises the Board on corporate governance issues
●Determines performance criteria and oversees the performance assessment of the Board, Board committees, and Lead Director
●Reviews Allstate’s non-employee director compensation program
●Has authority to retain a director search firm and director compensation consultant
●Reviews priorities and reporting related to Allstate’s ESG activities, including political contributions and sustainability initiatives

Key Responsibilities:

●Assists the Board in risk and return governance and oversight
●Reviews risk and return processes, policies, and guidelines used by management to evaluate, monitor, and manage enterprise risk and return
●Reviews Allstate’s enterprise risk and return management function, including its performance, organization, practices, budgeting, and staffing
●Supports the audit committee in its oversight of risk assessment and management policies
●Has authority to retain outside advisors to assist in its duties
●Reviews extremely low frequency high severity scenarios ("ELFS") on an annual basis, including a periodic review of ELFS related to climate and weather-related risks

Executive Committee
The Board has an Executive Committee made up of the Lead Director, committee chairs and Board Chair. The Executive Committee is chaired by Mr. Wilson and has the powers of the Board in the management of Allstate’s business affairs to the extent permitted under the bylaws, excluding any powers granted by the Board to any other committee of the Board. In addition, the Executive Committee provides Board oversight if outside the scope of established committees or if an accelerated process is necessary. No meetings of the Executive Committee were necessary in 2021.

44	2022 Proxy Statement corporate governance

Board Independence and Related Person Transactions

Nominee Independence Determinations

The Board has determined that all directors who served during 2021, other than Mr. Wilson, are independent according to applicable law, the NYSE listing standards, and the Board’s Director Independence Standards (which are included on www.allstateinvestors.com). In accordance with the Director Independence Standards, the Board has determined that the nature of the relationships with the corporation that are set forth in Appendix B do not create a conflict of interest that would impair a director’s independence. The Board also determined that the members of the audit, compensation and human capital, nominating, governance and social responsibility, and risk and return committees are independent within the meaning of applicable laws, the NYSE listing standards, and the Director Independence Standards.

DIRECTOR NOMINEE INDEPENDENCE

When evaluating the independence of director nominees, the Board weighs numerous factors, including tenure. Directors with more than 12 years of service are subject to specific considerations to ensure an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving directors, Mses. Redmond and Sprieser. Ms. Redmond provides valuable perspectives and expertise on matters of significance to Allstate and is a respected leader in the Board room. The Board concluded that Ms. Redmond is a valued director who fulfills her responsibilities with independent-minded oversight. Ms. Sprieser has significant experience serving at Allstate under different operating environments, management teams and financial market cycles, and served on the Board under two CEOs and prior to Mr. Wilson’s appointment. The Board concluded that Ms. Sprieser is an effective director who fulfills her responsibilities with integrity and independence of thought. Mses. Redmond and Sprieser appropriately challenge management and the status quo, and are reasoned, balanced, and thoughtful in Board deliberations and in communications with management. The Board determined that each of Ms. Redmond and Ms. Sprieser’s independence from management has not been diminished by her years of service.

Additionally, when a director serves on the audit committees of more than two other public companies, in addition to Allstate, the Board considers whether such simultaneous service impairs the ability of such director to effectively serve on Allstate’s audit committee. Based on this heightened standard of review, the Board reviewed Mr. Eskew’s outside audit committee service. The Board determined, based on a recommendation of the nominating, governance and social responsibility committee, that Mr. Eskew is an effective director who has devoted significant time fulfilling his duties. He has consistently attended the Board and committee meetings and has demonstrated that he can devote the time and effort necessary to serve as an effective director.

Related Person Transactions

The nominating, governance and social responsibility committee has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is posted on the Corporate Governance section of www.allstateinvestors.com. The committee or committee chair reviews transactions with Allstate in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors, executive officers, their immediate family members, and stockholders beneficially owning more than 5% of our outstanding stock. The committee or committee chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interests of Allstate and its stockholders. Transactions are reviewed and approved or ratified by the committee chair when it is not practicable or desirable to delay review of a transaction until a committee meeting. The committee chair reports any approved transactions to the committee. Any ongoing, previously approved, or ratified related person transactions are reviewed annually.

There was one related person transaction identified for 2021. The company employs Katherine Lees Sharp, who serves as Associate Manager-Social Media Content and is a daughter of Susan Lees, Allstate’s former EVP, Chief Legal Officer, General Counsel and Secretary (retired in March 2021). Ms. Sharp received total compensation of approximately $165,734 for 2021 (including value-in of health and wellness benefits) and participated in compensation and benefit arrangements generally applicable to similarly situated employees. Ms. Sharp did not report within Ms. Lees' organization, and Ms. Lees was not involved in decisions concerning Ms. Sharp’s compensation.

www.allstateproxy.com corporate governance	45

Director Compensation

Director Compensation Program

The director compensation program is designed to appropriately compensate non-employee directors for serving on the board of a large, complex, and highly regulated company and to align their interests with stockholders. The nominating, governance and social responsibility committee reviews non-employee director compensation annually including benchmark information from peer companies, advice from an independent compensation consultant, and relevant compensation surveys. The following charts describe each component of our non-employee director compensation program for 2021.

NON-EMPLOYEE DIRECTOR	ADDITIONAL ANNUAL CASH RETAINERS(1)

(1)	Paid quarterly in advance on the first business day of January, April, July, and October. The retainer is prorated for a director who joins the Board during a quarter.
(2)	The Board believes that a meaningful portion of a director’s compensation should be in the form of equity securities to create alignment with corporate performance and stockholder interests. Directors are granted restricted stock units on June 1 equal in value to $155,000 divided by the closing price of a share of Allstate common stock on such grant date, rounded up to the nearest whole share. Additionally, based on consultation with the independent compensation consultant and a competitive review of Allstate’s non-employee director compensation program, beginning in 2022, the equity portion of director compensation was increased to $175,000.

Director Equity Compensation
●Equity makes up a meaningful portion of the directors’ overall compensation mix to align interests with stockholders.
●To better align with stockholders’ interests and best-in-class peers, we increased our stock ownership guidelines to six times the value of the annual cash retainer.
●Annual restricted stock units are granted under a fixed-value formula and in accordance with the stockholder approved 2017 Equity Compensation Plan for Non-Employee Directors. The aggregate grant date fair value of any award during a calendar year may not exceed $800,000.

Further Director Compensation Highlights
●Director total compensation, Lead Director and committee chair retainers, and equity grant practices are all benchmarked against insurance industry peer group and relevant compensation surveys to target total compensation at the median.
●No additional fees are paid for Board or committee meeting attendance.

46	2022 Proxy Statement corporate governance

Director Stock Ownership Guidelines

Each director is expected, within five years of joining the Board or within five years of an increase in annual cash retainer, if applicable, to accumulate an ownership position in Allstate common stock equal to six times the value of the cash retainer. Allstate’s stock ownership requirements specify that Allstate shares owned personally and beneficially, as well as unvested restricted stock units, count toward meeting the requirement.

Each director has met the ownership guideline, except for Messrs. Brown and Hume, who joined the Board in 2020.

2021 Director Compensation

The following table summarizes the compensation for each of our non-employee directors who served as a member of the Board and its committees in 2021.
Name	Leadership Roles Held During 2021	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Donald E. Brown		125,000	155,134	280,134
Kermit R. Crawford	Audit Committee Chair	160,000	155,134	315,134
Michael L. Eskew	Compensation and Human Capital Committee Chair (January-May)	140,000	155,134	295,134
Richard T. Hume		125,000	155,134	280,134
Margaret M. Keane		125,000	155,134	280,134
Siddharth N. Mehta	Risk and Return Committee Chair	160,000	155,134	315,134
Jacques P. Perold		125,000	155,134	280,134
Andrea Redmond	Nominating, Governance and Social Responsibility Committee Chair	145,000	155,134	300,134
Gregg M. Sherrill	Lead Director (June-December)	155,000	155,134	310,134
Judith A. Sprieser	Lead Director (January-May)	150,000	155,134	305,134
Perry M. Traquina	Compensation and Human Capital Committee Chair (June-December)	143,050	155,134	298,184
(1)	Under the 2017 Equity Compensation Plan for Non-Employee Directors, directors may elect to receive Allstate common stock in lieu of cash compensation. In 2021, Margaret Keane elected to receive 100% of her retainer in stock. Also, under Allstate’s Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that is credited or debited, as applicable, based on (a) the fair market value of, and dividends paid on, Allstate common shares (common share units); (b) an average interest rate calculated on 90-day dealer commercial paper; (c) S&P 500 Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share units, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years in accordance with the director’s instructions. For 2021, Messrs. Eskew and Traquina elected to defer their cash retainer into common share units. The accumulated amount of Allstate common share units as of December 31, 2021, for directors previously electing to defer their cash retainer, is reflected in the table below.

Amounts Deferred under Deferred Compensation Plan for Non-Employee Directors	Allstate Common Share Units (#)
Mr. Eskew	12,105
Mr. Traquina	6,955
(2)	Grant date fair value for restricted stock units granted in 2021 is based on the final closing price of Allstate common stock on the grant date, which in part also reflects the payment of expected future dividend equivalent rights. (See note 18 to our audited financial statements for 2021). The final grant date closing price was $138.02. The values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each restricted stock unit entitles the director to receive one share of Allstate common stock on the conversion date (see footnote 3).

www.allstateproxy.com corporate governance	47

(3)	The following table provides outstanding restricted stock units as of December 31, 2021, for each director. The value of the restricted stock units is based on the closing price of our common stock of $117.65 on December 31, 2021.

Name	Restricted Stock Units (#)	Value of Restricted Stock Units as of 12/31/21 ($)	Multiple of Annual Cash Retainer
Mr. Brown	2,143	252,124	2.0
Mr. Crawford	19,030	2,238,880	18.9
Mr. Eskew	14,369	1,690,513	13.7
Mr. Hume	2,609	306,949	2.5
Ms. Keane	4,312	507,307	10.3
Mr. Mehta	13,856	1,630,158	14.6
Mr. Perold	11,154	1,312,268	10.5
Ms. Redmond	34,502	4,059,160	34.4
Mr. Sherrill	4,312	507,307	6.7
Ms. Sprieser	42,500	5,000,125	41.6
Mr. Traquina	9,713	1,142,734	9.9

Restricted stock unit awards granted before September 15, 2008, convert into common stock one year after termination of Board service. Restricted stock unit awards granted on or after September 15, 2008, and before June 1, 2016, convert into common stock upon termination of Board service. Restricted stock units granted on or after June 1, 2016, convert into common stock on the earlier of the third anniversary of the date of grant or upon termination of Board service. Directors had the option to defer the conversion of the restricted stock units granted on June 1, 2016, for ten years from the date of grant or the later of termination of Board service or June 1, 2024. The conversion of restricted stock units granted after June 1, 2016, may be deferred for ten years or until termination of Board service. In addition to the conversion periods described above, restricted stock units will convert upon death or disability. Each restricted stock unit includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock.

48
environmental, social and governance (“ESG”)

Governance of ESG

Board of Directors
The Board believes sustainability benefits Allstate's stakeholders and drives long-term value creation. The Board has responsibility for ESG oversight with semi-annual reviews.

Nominating, Governance and Social Responsibility Committee

The nominating, governance and social responsibility committee supplements the Board’s semi-annual review of ESG matters. The chief legal officer and general counsel provides regular updates on ESG matters.

Additionally, other Board committees focus on specific components of the ESG strategy. The risk and return committee reviews climate change risk, the compensation and human capital committee reviews organizational health and other human capital management practices, and the audit committee reviews data privacy and cybersecurity.

Chief Legal Officer and General Counsel
Our chief legal officer and general counsel works with leadership from across the company to guide Allstate's corporate responsibility and sustainability efforts and reports monthly to the nominating, governance and social responsibility committee on the company's ESG progress as well as provides periodic updates to the full Board.

The Allstate ESG Steering Committee

Allstate has maintained an ESG Steering Committee (formerly, the Sustainability Council) since 2007. This cross-functional management committee supports Allstate’s on-going commitment to environmental, health and safety, corporate social responsibility, human capital management, corporate governance, sustainability, and other public policy matters.

The committee is comprised of individuals from strategy, finance, financial products, technology, marketing, innovation and corporate brand, enterprise risk and return management, human resources, legal, investments, Property-Liability, and protection products and services. Allstate’s senior vice president of corporate strategy and senior vice president of corporate law co-chair the committee, which meets monthly, and updates senior executives.

The ESG Steering Committee has established three working groups on Climate, IDE and Privacy to further drive thought leadership and progress throughout the organization on these important initiatives.

The Responsible Investing Committee	The Sustainability Team
The Responsible Investing Committee monitors ESG investing trends, evaluates ESG investing best practices, supports the work of the ESG Steering Committee and periodically reports about its activities to other senior leaders within Allstate. In conjunction with Allstate’s Investments Risk Committee, the Responsible Investing Committee also monitors our investment portfolio for potential short- and long-term exposures to climate change.	The Sustainability team develops the annual sustainability report, responds to ratings and rankings questionnaires, drives employee awareness and engagement with corporate sustainability initiatives and reports monthly to the ESG Steering Committee.

www.allstateproxy.com ESG	49

Climate Change

Our Approach

Climate change is one of the most critical challenges of our time, as it threatens our businesses and our communities. A changing climate means we must identify risks and opportunities, which can be either physical in nature, such as extreme weather patterns, or related to transitions such as policy shifts and the development of new technology. Allstate works to understand how this directly and indirectly affects our products, assets and liabilities.

Climate Risk Management

Allstate’s business viability depends on effectively modeling, pricing and managing risks, including risks related to climate change. We manage climate risks within our integrated Enterprise Risk and Return Management (ERRM) Program, which applies risk-return principles, modeling and analytics, governance, and transparent management dialogue to understand the company's highest-priority risks.

Risk Identification

We have identified the following climate change risks:

Insurance risk: An increase in severe weather events has raised loss costs for homeowners insurance, requiring risk management actions such as changes in pricing, product coverages, reductions in policies in force, underwriting practices, and reinsurance utilization. We expect that the impacts from climate change will continue to be concentrated in property insurance.

Investment risk: We employ some of the same practices from our underwriting to model climate risk within our investment portfolio. We consider potential environmental and severe weather risks when we assess the size and maturity profile of our positions. Sectors with higher potential exposure are primarily invested in public markets and we have limited exposure to sectors with higher climate risk including oil, gas and coal production, airlines and airports, and commercial real estate with higher catastrophe risk. Additionally, we incorporate ESG considerations and climate-specific metrics into our asset management decisions.

Reputational risk: Climate change matters deeply to internal and external stakeholders. They have high expectations for how Allstate manages its response to climate change. Our commitment to mitigating the risks of climate change is collaborative across our external partnerships and public engagements.

Risk Assessments

Allstate’s Catastrophe Modeling and Analytics team and pricing groups assess climate change information and update product leadership. The team uses information from the Intergovernmental Panel on Climate Change (IPCC), the U.S. Global Change Research Program (USGCRP) and the Actuaries Climate Index (ACI). The IPCC and USGCRP evaluate research by climate scientists around the world and conduct reviews to provide information to decision makers. The Responsible Investing Committee and the Investments Risk Committee assess our portfolio for potential short- and long-term exposures to climate change.

Risk Mitigation

The ACI provides an objective measure of extreme weather and sea level rise over time through quarterly updates. The Catastrophe Modeling and Analytics team also partners with our Investments group to model mortgage and real estate portfolios. We incorporate the outcome of the assessment into our decision making, based on principles of risk-return and our risk appetite.

Risk Monitoring and Reporting

To be as responsive as possible to changing conditions, we monitor state-specific risks and scientific consensus on climate change impacts as well as competitor trends. Through our Sustainability and TCFD reports as well as other platforms, we demonstrate our commitment to sustainability and mitigating climate change.

In 2021, Allstate published a Report aligned with the TCFD.

50	2022 Proxy Statement ESG

Governance

The Board has oversight of all risk and return activities and reviews ESG matters to prioritize efforts and progress. The nominating, governance and social responsibility committee oversees ESG priorities, strategy and reporting. The risk and return committee oversees climate change risks and opportunities through the lens of Allstate's ERRM framework. The risk and return committee conducted a thorough review of Allstate's climate risk and return management approach in 2020 and 2021.

The Enterprise Risk and Return Committee (ERRC) is Allstate’s senior risk management committee that establishes risk and return targets, determines economic capital levels and directs integrated strategies and actions from an enterprise perspective. The ERRC evaluates climate change risk in coordination with the ESG Steering Committee, which leads our broader ESG efforts.

Reducing Our Carbon Footprint

Across Allstate, we have cut energy use beyond our original targets and are working to develop new operational emissions reduction targets. We are reducing our consumption by consolidating office space, recapturing heat in our data center operations and using energy-efficient equipment and systems. We have also converted half of our automobile fleet to hybrid vehicles. Additionally, we have implemented many resource reduction and recycling initiatives related to our buildings, vehicles and business supplies, and we encourage electronic customer communications to cut costs and reduce paper waste.

We are in the process of developing a financed emissions inventory and heat map which helps identify the impact of our portfolio on climate change and facilitate emissions reductions. We also realize attractive risk-adjusted returns through investment vehicles that finance solutions to climate change.

2022 Goals

●	Continue to work toward setting science-aligned targets
●	Establish an approach to integrating our carbon-reduction targets into our investments and operations
●	Formulate a new emissions reduction target for our operating emissions
●	Expand our TCFD report to reflect work done on operating and investing emissions
●	Develop a performance scorecard for the environment

www.allstateproxy.com ESG	51

Human Capital Management

Our Approach

We believe that purpose-driven companies are powered by purpose-driven, diverse people. Human capital management is key to Allstate’s success and focuses on employee selection, retention and talent development to create an inclusive, diverse and equitable culture. Allstate strives to motivate its employees and harness their diverse perspectives through Our Shared Purpose and leading employment practices. Allstate provides employees with training, mentoring and career development, and invests in providing rewarding professional growth and opportunities.

Inclusive Diversity and Equity

An Overview

Inclusive diversity and equity (“IDE”) is one of Allstate’s core values and a foundation of Our Shared Purpose. Allstate’s IDE strategy is focused on four pillars to leverage diverse perspectives, experiences and engagement for a more inclusive and equitable workforce.

Pillars of IDE Strategy

Business Practices

Allstate is integrating IDE into our core processes, policies and decision-making. Our workforce will enhance decision-making using greater diversity and will mirror the customers we serve. Allstate is advancing IDE externally as well. Our Supplier Diversity Program ensures inclusion of diverse owned businesses. In 2021, we spent $366 million with diverse suppliers and have committed to double that over the next five years. Additionally, in 2020 we issued $1.2 billion of bonds using exclusively minority-, women- and veteran-owned banking enterprises.

Community

Allstate is committed to supporting and enhancing the well-being of communities in which we live, work, and do business. We do this by making investments to address disparities, foster inclusion, and impact economic advancements. We provide capital to benefit targeted communities through low income housing tax credits. Additionally, in 2021 Allstate and The Allstate Foundation contributed $42 million to over 10,000 nonprofits.

In 2020, Allstate became one of the founding members of OneTen, an organization that will combine the power of American companies to upskill, hire and promote one million Black Americans over the next 10 years into family-sustaining jobs with opportunities for advancement.

Culture

Allstate promotes a culture that allows everyone to utilize their voice, unique perspectives and experiences to show up authentically and reach their full potential. Our Shared Purpose guides how Allstaters conduct business and live their lives every day. Our inclusive culture and emphasis on diversity and equity are strengthened through day-today activities and standard practices that encourage us to remain focused on our values.

People

Allstate has a comprehensive three-year IDE strategy to accelerate pace of change. We conducted a top-to-bottom review of operating practices and made progress on pay equity by increasing the minimum wage. Additionally, we reduced the number of jobs requiring a college degree, which creates more opportunities for diverse candidates. Allstate’s performance in diversity shows close alignment to, or exceeds, external benchmarks. As of December 31, 2021, women comprised approximately 57% of our workforce, and 42% of our employees were racially or ethnically diverse. Female and underrepresented groups are strong at lower band levels and opportunities have been identified to further increase diversity at the top.

52	2022 Proxy Statement ESG

Advancing IDE Internally

IDE is a core value of Allstate’s Our Shared Purpose and our corporate policies and practices related to IDE help guide our daily operations. Our inclusive culture and emphasis on diversity and equity are strengthened through day-to-day activities and standard practices that encourage us to remain focused on our values.

Engagement Survey

Engagement survey results show high employee satisfaction (83% favorable) and employees feeling their diverse perspectives are valued (86% favorable). Qualitative employee feedback collected from recent IDE events provides a deeper understanding of employee sentiment. In 2021, “Inclusive Conversations” (virtual conversations with leaders) saw 10,000 employees taking part in intimate, powerful dialogues in the spirit of driving understanding, empathy and systemic change.

Employee Resource & Advisory Groups

Allstate’s 10,000+ employee resource group members and the Enterprise Diversity Leadership Council help advance IDE.

Training, Resources and Programming

IDE training, resources, and programming are offered to employees and integrated into leadership development programs. IDE education and training programs focus on unconscious bias, gender identity and transitions, generational differences, religion in the workplace, and self-awareness and self-assessments. In 2021, employees completed more than 106,150 courses on IDE. The number of courses completed in January through July 2021 exceeded the total of IDE courses completed in all of 2020. Total year completions more than tripled from the previous year. While the increase reflects many new required courses, other optional IDE courses (excluding those required) still saw a 257% increase in completions over last year.

Governance

A robust governance approach reinforces our commitment and accountability for integrating IDE into day-to-day operations.

The Board reviewed IDE topics at four meetings in 2021, including a presentation by an outside speaker on IDE priorities and opportunities, leading to effective oversight of this important initiative. Additionally, an annual pay equity analysis was again completed by an external third party to ensure equity within compensation practices; results compared favorably to external benchmarks and any identified pay gaps were remediated.

Learn More: For more information about our workforce demographics, see our EEO-1 Report.

Inclusive Hiring

IDE commitments drive accountability for creating and sustaining a diverse pipeline of talent. Internal priorities have been developed to further Allstate’s goal of driving cultural change and advancing diversity within the organization. To lead these important initiatives, Allstate hired a chief inclusive diversity & equity officer. Additionally, the Talent Acquisition team regularly monitors workforce demographics to determine the greatest opportunities to bring more diverse talent into the organization. The team’s recruiting and outreach strategies target, identify and recruit qualified diverse candidates.

Allstate also builds relationships with external organizations to enhance the diversity of our hiring pipeline.

We work with programs like Junior Achievement and One Million Degrees that encourage youth empowerment through education initiatives, including career programming and mentorship. We also partner with our Employee Resource Groups to encourage a more diverse referral pipeline for entry-level through executive positions. Allstate was a founding member of the OneTen coalition, a coalition of leading executives who are coming together to upskill, hire and advance one million Black individuals in America over the next 10 years into family-sustaining jobs with opportunities for advancement.

The Talent Acquisition team works with external parties for events held by the National Sales Network and National Black MBA Association. Allstate also supports historically Black colleges and universities and Hispanic-Serving Institutions to attract talent to our employment and entrepreneur career opportunities.

www.allstateproxy.com ESG	53

Data Privacy

Our Approach

Allstate’s business practices protect data and keep sensitive information safe. We provide identity protection products to millions of customers and will continue to empower people with more control over their personal data. Our goals are to enact change, demonstrate transparency, offer solutions and lead others to do the same through four key avenues: Policy and Legislation, Governance, Products and Services, and Partnerships.

Data Privacy Roadmap

Policy and Legislation

We advanced our State Privacy Laws program, a framework to strategically approach consumer expectations of privacy and the dynamic regulatory environment, and we are working to identify lawmakers, think tanks, policy institutes, thought leaders, and journalists aligned with the concept of consumer ownership of data and enlist them as campaign champions.

Governance

We created an Enterprise Data initiative to reduce the personal information footprint across Allstate. This will better protect and secure personal information while still providing services that matter to consumers.

Cybersecurity and privacy programs are a priority at Allstate and are reported to the Board of Directors. Both programs regularly undergo benchmarking by outside professional groups, with positive results.

Products and Services

Allstate Identity Protection is reinventing privacy and identity protection by giving consumers the tools to see, control and protect their digital identities. Allstate Identity Protection has grown exponentially over the last few years and as of year-end 2021 had over 3 million total lives protected. Product offerings include identity protection and privacy management (Allstate Digital FootprintTM on Allstate Mobile), and most recently, we added a cyber product offering with mobile device protection, anti-phishing, Wi-Fi scan, and limited cyber-expense coverage.

Partnerships

Through partnerships with The Atlantic and the Aspen Institute, Allstate has publicly shared its perspective on consumer empowerment around data ownership and privacy rights.

Our security and privacy requirements extend to suppliers who have access to, store, or use Allstate data. Allstate emphasizes the importance of consumer privacy and data security with suppliers through our procurement standards, practices and contracts. We established a security assessment and tracking program for suppliers that evaluates the privacy impacts of proposed process changes. We also require contingent workers who have access to our network to complete training on Allstate’s security policies and adhere to the privacy expectations described in our Supplier Code of Business Conduct.

54

executive compensation

PROPOSAL 2

Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

The Board recommends a vote FOR this proposal.

●	Independent oversight by compensation and human capital committee with the assistance of an independent consultant.
●	Executive compensation targeted at 50th percentile of peers and aligned with short- and long-term business goals and strategy.
●	Compensation programs are working effectively. Annual incentive compensation funding for our named executives in 2021 was 151.9% of target, reflecting above maximum performance on Total Premiums and Net Investment Income and above target performance on Performance Net Income and the Strategic Initiatives Scorecard.

We conduct a say-on-pay vote every year at the annual meeting. While the vote is non-binding, the Board and the compensation and human capital committee (the “committee” as referenced throughout the Compensation Discussion and Analysis and Executive Compensation sections) consider the results as part of their annual evaluation of our executive compensation program.

You may vote to approve or not approve the following advisory resolution on the executive compensation of the named executives:

RESOLVED, on an advisory basis, the stockholders of The Allstate Corporation approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and accompanying tables and narrative on pages 54-88 of the Notice of 2022 Annual Meeting and Proxy Statement.

www.allstateproxy.com executive compensation	55

Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes Allstate’s executive compensation program, including total 2021 compensation for our named executives listed below(1):

Thomas J. Wilson - Chair, President, and Chief Executive Officer (CEO)	Mario Rizzo - Executive Vice President and Chief Financial Officer (CFO)	Don Civgin - Vice Chair and CEO, Protection Products and Services	Glenn T. Shapiro - President, Property- Liability	John Dugenske - President, Investments and Financial Products
1)	See Appendix C for a full list of Allstate’s executive officers and titles.

2021 Executive Compensation At-a-Glance
Allstate’s executive compensation program is designed to ensure that the interests of our executives are aligned with our stockholders:

56	2022 Proxy Statement executive compensation

Business Highlights
In 2021, Allstate delivered strong results and focused on execution, innovation and long-term value creation to drive profitable growth. Our management team continued to advance all five Operating Priorities:
$4.1 billion
Distributed to stockholders in cash through stock repurchases and common stock dividends

Better serve customers
We improved our competitive price position in auto insurance through continued cost reductions and pricing sophistication. Distribution was expanded with increased sales through Allstate’s direct channels and National General’s independent agent relationships. The Enterprise Net Promoter Score, which measures how likely customers are to recommend us, was 0.2 points below year-end 2020.

Grow customer base
We are providing a broader set of offerings through more distribution channels. Property-Liability policies in force increased 13.7% in 2021, driven by expanded customer access from the acquisition of National General and Allstate brand growth. Auto insurance market share increased about 1 percentage point. Protection Services policies in force grew 8.9%, largely driven by Allstate Protection Plans’ expanded relationships with retailers and extension into appliance and furniture protection.

Achieve target returns on capital
The Property-Liability combined ratio of 95.9 for the full year increased compared to the prior year, primarily due to higher auto losses in the second half of the year. The combined ratio is the percentage of each customer dollar spent on claims and expenses. Allstate is responding to higher loss costs with insurance rate increases, ongoing cost reductions and claims loss cost management. It’s about spending every customer dollar wisely and managing costs so we can provide the best value to customers.

Proactively manage investments
Net investment income was $3.3 billion in 2021, exceeding the prior year by $1.7 billion due to exceptional performance-based results. Total return on the $64.7 billion investment portfolio was 4.4% in 2021, reflecting higher performance-based income and equity returns, partially offset by fixed income valuation declines.

Build long-term growth platforms
The acquisition of National General makes us a top five personal lines insurer in the independent agency channel, broadens protection provided by the Health and Benefits businesses and expands Arity’s marketing services. Protection Services continues to grow, particularly Allstate Protection Plans, Dealer Services and Identity Protection. Arity expanded its telematics and marketing services with LeadCloud, Transparent.ly and Arity IQ. The Allstate life insurance companies were divested to focus capital on higher risk adjusted returns.

Comparison of Total Shareholder Return (%) Against Allstate Peers

5-YEAR	3-YEAR	1-YEAR
Allstate ranks 3 out of 11	Allstate ranks 8 out of 11	Allstate ranks 11 out of 11

www.allstateproxy.com executive compensation	57

Compensation Highlights
The committee actively solicits the views of our significant stockholders on executive compensation matters. In determining the structure and amount of executive pay, the committee carefully considered this feedback. At our last stockholder meeting, approximately 88% of votes cast supported our executive compensation program. Investors generally believed that Allstate utilized many best practices and focused on pay for performance. The committee considered the vote results, investor input and current market practices and made changes to respond to that feedback, as described below.
What We Heard	What We Did
Prefer to see an ESG-oriented goal, or other non-financial metric, in the executive compensation program, including a clear disclosure for how it is incorporated
●Prior to 2021, the annual incentive plan design was calculated using three numerical measures: Total Premiums, Performance Net Income and Net Investment Income. Beginning in 2021, we added a qualitative measure, the Strategic Initiatives Scorecard, to measure the progress made against Transformative Growth and IDE strategies throughout the year. The Strategic Initiatives Scorecard measure carries a 20% weighting.

Like to see robust equity ownership requirements for executive officers to show a clear link between management and stockholder interests
●We increased the stock ownership guidelines for senior executives. Senior executives, other than the CEO, are now required to own Allstate common stock worth 4 times their base salary. The CEO's requirement is 8 times his base salary.

Committee Consideration of Long-Term Incentive Award Outcomes
In evaluating this year’s pay outcomes, the committee considered the company’s total shareholder return (“TSR") on both a relative and absolute basis, noting that the 52% TSR from 2018-2021 and the 9.9% TSR in 2021 demonstrated meaningful value creation for stockholders, but lagged peers. The committee noted that Relative TSR was not a component of the performance stock awards that paid out in 2021, but that the equity structure of those awards ensured that the value earned by executives remained closely linked to the value of the company’s stock and the experience of stockholders. The committee is focused on designing an incentive program that delivers pay for performance. In response to stockholder feedback, beginning in 2020, Relative TSR was added as a metric for our performance stock awards, weighted at 30%. This change to the long term incentive program will promote even closer alignment between stock performance and pay outcomes in 2022 and beyond.

Moreover, our program adheres to high standards of compensation governance.

What We Do	What We Do Not Do
Benchmark to Peers of Similar Industry, Size and Business Complexity
Target Pay at 50th Percentile of Peers
Independent Compensation Consultant
Double Trigger in the Event of a Change in Control
Maximum Payout Caps for Annual Cash Incentive Compensation and Performance Stock Awards (“PSAs”)
Robust Equity Ownership Requirements
Clawback or Cancellation of Certain Compensation
One-Year Minimum Equity Vesting Provision in the Equity Plan
Provide clear rationale for the metrics used to fund the annual and long-term incentive plans

No Employment Agreements for Executive Officers
No Guaranteed Annual Salary Increases or Bonuses
No Special Tax Gross Ups
No Repricing or Exchange of Underwater Stock Options
No Plans that Encourage Excessive Risk-Taking
No Hedging or Pledging of Allstate Securities
No Inclusion of Equity Awards in Pension Calculations
No Excessive Perks

58	2022 Proxy Statement executive compensation

Compensation Elements

The following table lists the elements of target direct compensation for our 2021 executive compensation program.

Short-Term	Mid-Term	Long-Term
FIXED	VARIABLE
Base Salary	Annual Cash Incentive Awards	Performance Stock Awards	Stock Options
Cash	Cash	Equity	Equity

Why We Pay This Element
Attract and retain executives with competitive level of cash compensation.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term stockholder value. Retain executive talent.	Align the interests of executives with long-term stockholder value. Retain executive talent.
Key Characteristics
Reviewed annually and adjusted when appropriate.

A corporate-wide funding pool based on performance on four measures:

●Total Premiums(2)
●Performance Net Income(2)
●Net Investment Income(2)
●Strategic Initiatives Scorecard(2)

Pool is then allocated based on business unit and individual performance; positive net income required for any payout above target.

PSAs vest on the third anniversary of the grant date.

Actual amounts of PSAs vesting based on performance on three-year Items in Force Growth(2), Performance Net Income ROE(2) and Relative TSR(2) with a requirement of positive net income in order for our executives to earn PSAs for Average Performance Net Income ROE above target.

Non-qualified stock options to purchase shares at the market price when awarded. Vest ratably over three years.

Expire in ten years or, in the event of retirement, the earlier of five years or normal expiration.

(1)	Represents the average of the target direct compensation elements for all of the named executives in 2021.
(2)	For a description of how these measures are determined, see pages 85-87. For 2021, the Strategic Initiatives Scorecard was added as a fourth funding measure to the annual incentive plan to measure progress made against Transformative Growth and IDE strategies. Items in Force Growth was added as a third measure to the PSAs to assess growth within the Allstate business segments.

www.allstateproxy.com executive compensation	59

Compensation Decisions for 2021

Thomas J. Wilson
Chair, President, and Chief Executive Officer

Our Chair, President, and CEO is responsible for managing the company’s strategic direction, operating results, organizational health, ethics and compliance, and corporate responsibility.

2021 Performance
Mr. Wilson’s compensation reflects his responsibilities, experience and performance, peer company CEO compensation and compensation program design. An independent compensation consultant provides guidance to the committee on plan design and actual compensation in comparison to operating results and peers.

Mr. Wilson’s performance as Chair, President, and CEO is assessed over one- and three- year periods under the following five categories:

Operating Results
Strong results on all five 2021 Operating Priorities: Better Serve Customers, Achieve Target Economic Returns on Capital, Grow Customer Base, Proactively Manage Investments, and Build Long-term Growth Platforms.

Strategic Position
Implementing strategy to increase market share in personal property-liability and expand protection solutions offered to customers. Significant progress in implementing Transformative Growth. Increased personal property-liability market share by 1% through successful acquisition of National General for $4.0 billion. Excellent results in expanding protection solutions through Allstate Protection Plans. Divested life and annuity businesses for $4.4 billion.

Leadership Team
Talented, experienced and highly engaged senior leadership team with excellent collaboration to achieve strategic vision. Ranked in Top 250 Best Managed Companies by the Wall Street Journal/ Drucker Institute in 2021. Strong performance on inclusive diversity and equity strategy.

Corporate Stewardship
Allstate recognized as “A Most Ethical Company” by Ethisphere for eighth consecutive year. Corporate reputation and leadership of inclusive diversity and equity are highly rated.

Board Effectiveness
Excellent ratings of governance processes, board diversity and stockholder engagement. In 2021, Allstate had the highest governance rating from a major proxy advisory firm, 50% of the Board was diverse, and we engaged with shareholders holding approximately 30% of outstanding shares.

2021 Compensation

Weighting		Actual	Target	Outcome
8%	Salary (Cash)	$1,378,943	N/A	N/A

34%	Annual Incentive (Cash)	$6,286,039	300% of salary	151.9% of target

54%	Long- Term Incentive Award (Equity)	$10,640,798(1)	775% of salary	103% of target

Salary (Cash)
The committee approved an increase from $1,350,000 to $1,385,000 during 2021 based on evaluation of his performance and target compensation as compared to the peer group.

Incentive Targets
Mr. Wilson’s annual incentive targets did not change in 2021. Mr. Wilson’s annual incentive target was 300% of salary and his target equity incentive opportunity was 775% of salary.

Annual Incentive (Cash)
Mr. Wilson’s target annual incentive payment of 300% of base salary with a maximum funding opportunity for the award pool of 200% of target was unchanged in 2021. The committee approved an annual cash incentive award of $6,286,039, which was equal to the funding level as determined by the actual results for the performance measures of 151.9% of target.

Long-Term Incentive Award (Equity)
In February 2021, based on its assessment of Mr. Wilson’s performance in delivering strong business results in 2020, his job scope, and market data, the committee granted him equity awards with a grant date fair value of $10,640,798, which was 103% of Mr. Wilson’s target equity incentive award opportunity of 775% of salary due to progress made toward Transformative Growth goals.

(1)	Reflects the accounting value of the equity award. This is lower than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. See footnote 1 to the Summary Compensation Table on page 72 for more details on the Monte Carlo valuation.

60	2022 Proxy Statement executive compensation

Mario Rizzo

Executive Vice President and Chief Financial Officer

Mr. Rizzo has primary responsibility for the management of the company’s overall financial condition, system of internal controls, capital allocation, financial reporting, investor relations, acquisitions and divestitures, capital market transactions, discontinued operations and data and analytics.

2021 Performance and Compensation

In 2021, Mr. Rizzo’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with positive discretion applied.

●	The annual incentive plan funded at 151.9% based on overall corporate results. Mr. Rizzo's overall payout was 158% due to 104% individual multiplier to recognize extensive contributions in 2021.
●	Led execution of significant enterprise initiatives, including acquisition of National General, divestiture of life and annuity businesses, and bond issuance solely through diverse underwriters.
●	Facilitated Transformative Growth cost reductions.

2021 Compensation

Weighting		Actual	Target	Outcome
17%	Salary (Cash)	$748,616	N/A	N/A

33%	Annual Incentive (Cash)	$1,478,500	125% of salary	158% of target

50%	Long-Term Incentive Award (Equity)	$2,266,610(1)	300% of salary	103% of target

Salary (Cash)
The committee approved an increase from $742,000 to $750,000 during 2021 based on evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group.

Incentive Targets
Mr. Rizzo's annual incentive targets did not change in 2021. Mr. Rizzo's annual incentive target was 125% of salary and his target equity incentive was 300% of salary.

Annual Incentive (Cash)
The committee approved an annual cash incentive award of $1,478,500 for Mr. Rizzo, which was above the funding level as determined by the actual results for the performance measures of 151.9% of target.

Long-Term Incentive Award (Equity)
In February 2021, based on its assessment of Mr. Rizzo’s performance in delivering strong business results in 2020, his job scope, and market data, the committee granted him equity awards with a grant date fair value of $2,266,610, which was 103% of Mr. Rizzo’s target equity incentive award opportunity of 300% of salary due to progress made toward Transformative Growth goals.

Don Civgin

Vice Chair and CEO, Protection Products and Services

Mr. Civgin is our vice chair and has overall corporate leadership responsibility and operational oversight of Allstate’s Protection Services, which includes Allstate Dealer Services, Allstate Roadside, Allstate Identity Protection, Arity, Allstate Protection Plans and Avail.

2021 Performance and Compensation

In 2021, Mr. Civgin’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was at target funding with no discretion applied.

●	The annual incentive plan funded at 151.9% based on overall corporate results.
●	Strong operating results in Market-Facing Businesses, including exceptional growth of Allstate Protection Plans and Dealer Services.
●	Building growth platforms with Arity and Allstate Identity Protection.
●	Strong enterprise leadership on Transformative Growth, strategy and organizational effectiveness.

2021 Compensation

Weighting		Actual	Target	Outcome
14%	Salary (Cash)	$900,000	N/A	N/A

37%	Annual Incentive (Cash)	$2,392,401	175% of salary	151.9% of target

49%	Long-Term Incentive Award (Equity)	$3,222,914(1)	350% of salary	103% of target

Salary (Cash)
The committee did not adjust Mr. Civgin's salary of $900,000.

Incentive Targets
Mr. Civgin’s annual incentive targets did not change in 2021. Mr. Civgin's annual incentive target was 175% of salary and his target equity incentive was 350% of salary.

Annual Incentive (Cash)
The committee approved an annual cash incentive award of $2,392,401 for Mr. Civgin, which was equal to the funding level as determined by the actual results for the performance measures of 151.9% of target.

Long-Term Incentive Award (Equity)
In February 2021, based on its assessment of Mr. Civgin’s performance in delivering strong business results in 2020, his job scope, and market data, the committee granted him equity awards with a grant date fair value of $3,222,914, which was 103% of Mr. Civgin’s target equity incentive award opportunity of 350% of salary due to progress made toward Transformative Growth goals.

(1)	Reflects the accounting value of the equity award. This is lower than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. See footnote 1 to the Summary Compensation Table on page 72 for more details on the Monte Carlo valuation.

www.allstateproxy.com executive compensation	61

Glenn T. Shapiro

President, Property-Liability

Mr. Shapiro leads the Property-Liability businesses, which comprise approximately 80% of Allstate’s total insurance premiums and contract charges.

2021 Performance and Compensation

In 2021, Mr. Shapiro’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was at target funding with no discretion applied.

●	The annual incentive plan funded at 151.9% based on overall corporate results.
●	Excellent progress in Transformative Growth implementation, including improving competitive price position, lowering expenses and expanding customer access.
●	Successfully leveraged National General acquisition to increase auto insurance market share and improve independent agent platform.

2021 Compensation

Weighting		Actual	Target	Outcome
15%	Salary (Cash)	$836,539	N/A	N/A

35%	Annual Incentive (Cash)	$1,906,680	150% of salary	151.9% of target

50%	Long-Term Incentive Award (Equity)	$2,723,18(1)	325% of salary	103% of target

Salary (Cash)
The committee approved an increase from $820,000 to $840,000 during 2021 based on evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group.

Incentive Targets
Mr. Shapiro's annual incentive targets did not change in 2021. Mr. Shapiro's annual incentive target was 150% of salary and his target equity incentive was 325% of salary.

Annual Incentive (Cash)
The committee approved an annual cash incentive award of $1,906,680 for Mr. Shapiro, which was equal to the funding level as determined by the actual results for the performance measures of 151.9% of target.

Long-Term Incentive Award (Equity)
In February 2021, based on its assessment of Mr. Shapiro’s performance in delivering strong business results in 2020, his job scope, and market data, the committee granted him equity awards with a grant date fair value of $2,723,183, which was 103% of Mr. Shapiro’s target equity incentive award opportunity of 325% of salary due to progress made toward Transformative Growth goals.

John Dugenske

President, Investments and Financial Products

Mr. Dugenske is responsible for the company’s investment portfolio, financial products, corporate strategy and business transformation.

2021 Performance and Compensation

In 2021, Mr. Dugenske’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was at target funding with no discretion applied.

●	The annual incentive plan funded at 151.9% based on overall corporate results.
●	Investment returns were substantially above expectations reflecting strong investment processes and capabilities.
●	Enhanced strategic position of financial products businesses through divestiture of life and annuity businesses and integration of health and benefits businesses.

2021 Compensation

Weighting		Actual	Target	Outcome
15%	Salary (Cash)	$816,539	N/A	N/A

35%	Annual Incentive (Cash)	$1,861,129	150% of salary	151.9% of target

50%	Long-Term Incentive Award (Equity)	$2,655,130(1)	325% of salary	103% of target

Salary (Cash)
The committee approved an increase from $800,000 to $820,000 during 2021 based on evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group.

Incentive Targets
Mr. Dugenske’s annual incentive targets did not change in 2021. Mr. Dugenske's annual incentive target was 150% of salary and his target equity incentive was 325% of salary.

Annual Incentive (Cash)
The committee approved an annual cash incentive award of $1,861,129 for Mr. Dugenske, which was equal to the funding level as determined by the actual results for the performance measures of 151.9% of target.

Long-Term Incentive Award (Equity)
In February 2021, based on its assessment of Mr. Dugenske’s performance in delivering strong business results in 2020, his job scope, and market data, the committee granted him equity awards with a grant date fair value of $2,655,130, which was 103% of Mr. Dugenske’s target equity incentive award opportunity of 325% of salary due to progress made toward Transformative Growth goals.

(1)	Reflects the accounting value of the equity award. This is lower than the closing price on the date of grant, which is used to calculate the number of performance-based shares awarded. See footnote 1 to the Summary Compensation Table on page 72 for more details on the Monte Carlo valuation.

62	2022 Proxy Statement executive compensation

Incentive Design and Goal Setting

For the annual and long-term incentive programs, the committee oversees a rigorous and comprehensive goal-setting process. The committee uses performance measures in the annual and long-term programs that (1) align with the company’s strategy, operating principles and priorities, and stockholder interests, (2) support the achievement of corporate goals, and (3) reflect the company’s overall performance. The following timeline of key events reflects the committee’s process:

Incentive Design, Payout, and Goal-Setting Process

Salary

In setting executive salary levels, the committee uses the 50th percentile of total target direct compensation of our peer companies as a guideline, which supports Allstate’s ability to compete effectively for and to retain executive talent. Annual merit increases for named executives are based on their performance and external benchmarking as provided by the independent compensation consultant.

www.allstateproxy.com executive compensation	63

Annual Cash Incentive Awards

●

The committee sets annual cash incentive performance goals based on the annual operating plan. Target performance is equal to the operating plan. Threshold and maximum measures are based on a range of sensitivities relative to the operating plan. To further test the appropriateness of the ranges, the committee’s independent consultant provides advice based on peer performance, market expectations and industry trends. The chief risk officer reviews the performance measures and ranges to ensure they are consistent with Allstate’s risk and return principles.

●

Actual performance on the previously approved measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. In 2021, the pool was funded based on the collective results of four measures: Total Premiums, Performance Net Income, Net Investment Income and the Strategic Initiatives Scorecard. Funding ranges from 0% to 200% of target, and results between threshold, target and maximum are subject to interpolation.

●

In the event of a net loss, the corporate pool funding is reduced by 50% of actual performance for senior executives, including the named executive officers. For example, if performance measures ordinarily would fund the corporate pool at 60% and there was a net loss, then the corporate pool would be funded at 30% for senior executives. This mechanism ensures alignment of pay and performance in the event of multiple large natural catastrophes and/or extreme financial market conditions.

●

Target annual incentive percentages for each named executive are based on consideration of incentive opportunities at peer companies and our benchmark target for total direct compensation at the 50th percentile.

●	We paid the 2021 cash incentive awards in March 2022. The following description shows how this corporate pool was funded and distributed to individual participants:

Determine Calculation of Corporate Funding Pool Calculation based on four performance measures established at beginning of period

●The total pool available for distribution was calculated based on four performance measures established by the committee at the beginning of the performance period:
●Total Premiums (35%)(1) – captures growth and competitive position of the businesses
●Performance Net Income (35%)(1) – aligns with stockholders’ expectations of operating profitability
●Net Investment Income (10%)(1) – reflects a significant component of profitability
● Strategic Initiatives Scorecard (20%)(1) – non-financial scorecard measures progress on Transformative Growth and IDE priorities
●The committee approved the total company funding after the end of the performance period based on the actual results on these performance measures. For the actual results and detail on how each measure was defined and calculated, see pages 85-86.
The annual incentive compensation plan was funded at 151.9% of target in 2021 for officers.
(1) The numbers reflect the percentage that each performance measure contributed to the total pool.

Determine Annual Incentive Payments to the Named Executives and other Executive Officers Minimal discretion was applied to the Named Executives by the committee in 2021

●Committee’s compensation recommendations for the CEO are reviewed and approved by the independent directors of our Board in executive session.
●Committee reviews and approves CEO recommendations for executive officers based on pool funding, the target annual incentive percentages for each NEO, and individual performance.
●The individual performance factors considered by the committee for both CEO and executive officer performance are outlined on pages 59-61.

64	2022 Proxy Statement executive compensation

Determine Annual Incentive Payment for Other Eligible Participants The committee provides oversight of annual incentive processes and decisions below executive officers

●The CEO may allocate the corporate pool between the Market-Facing Businesses (“MFB”) and Areas of Responsibility (“AOR”) if justified by relative performance against annual operating goals and other key business success metrics.
For 2021, the CEO exercised discretion in allocating funding to certain AORs.

●Individual awards for eligible employees are determined by senior leaders.
●To align pay with individual performance, the highest quartile performing participants are expected to receive awards at least two times the payout earned by the lowest quartile performing participants.
For 2021, actual differentiation for the top quartile was 2.1 times the lowest quartile.

Performance Stock Awards and Stock Options

●

We grant equity awards annually to executives consistent with market practice and our philosophy that a significant amount of compensation should be in the form of equity. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.

●

Since 2016, the mix of equity incentives for senior executives has been 60% PSAs and 40% stock options. We believe both PSAs and stock options are forms of performance-based incentive compensation because PSAs are earned based on achieving established performance goals and stock options require stock price appreciation to deliver value to an executive.

●	The committee selected Performance Net Income ROE as a performance measure because it:

●Measures performance in a way that is tracked and understood by investors.
●Captures both income statement and balance sheet impacts, including capital management actions.
●Correlates to changes in long-term stockholder value.

●

Relative TSR was added as a second measure in 2020 based on feedback from stockholders and market practices. Payouts under this performance measure are defined as 0% for performance less than 25th percentile, 50% for performance at the 25th percentile, 100% for performance at the 55th percentile, and 200% for performance at the 90th percentile, relative to a custom TSR peer group. The custom TSR peer group for awards made in 2020 and 2021 is shown on page 67. Peer groups are designed in consultation with our compensation consultant.

●

Items in Force Growth was selected as a third measure in 2021 to measure progress on Allstate’s Transformative Growth strategy and assess growth of Allstate’s businesses. Policy counts are based on number of items insured rather than number of customers.

●

The measures are further described on pages 86-87. For each measure, the committee considered historical and expected performance, market expectations and industry trends when approving the range of performance goals.

●

All PSA awards include a minimum or maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure.

●

The committee requires positive net income in order for senior executives to earn PSAs based on Average Performance Net Income ROE above target. If Allstate has a cumulative net loss in a measurement period, the

www.allstateproxy.com executive compensation	65

number of PSAs vested would not exceed target, regardless of the Average Performance Net Income ROE. This positive net income hurdle is included to prevent misalignment between Allstate reported net income and the PSAs vested based on the Average Performance Net Income ROE result. This situation could occur if, for example, catastrophe losses or capital losses that are not included in Performance Net Income ROE result in a net loss for the period. For a description of the calculation, see pages 86-87.

●	At the end of each measurement period, the committee certifies the level of achievement on each performance measure.

For the 2022-2024 award, the Average Performance Net Income ROE, Relative TSR and Items in Force Growth measures are calculated, respectively, as follows:

(1)	Performance Net Income for the 2022-2024 PSA award is defined on pages 85-87.
(2)	Adjusted Common Shareholders’ Equity for the 2022-2024 PSA award is defined on page 87.
(3)	ROE calculation excludes parent holding company level deployable assets and associated income in excess of $2 billion.
(4)	Final Average Adjusted Close Price is the average Adjusted Close Price over the 20 trading days prior to and including the final day of the Performance Period.
(5)	Initial Average Adjusted Stock Price is the average Adjusted Stock Price over the 20 trading days prior to the first day of the Performance Period.
(6)	See pages 64 and 67 for information on these peer companies.

2022-2024 PERFORMANCE STOCK AWARD RANGE OF PERFORMANCE

	Performance Measures
	Threshold	Target	Maximum
Average Performance Net Income ROE (50%)(1)	10%	16%	18%
Relative Percentile Rank TSR (30%)(2)	<25th	55th	90th
Items in Force Growth (20%)(3)	-	-	-
Payout	0%	100%	200%
(1)	Subject to positive net income hurdle. For a description of how this measure is determined, see pages 86-87.
(2)	The 25th percentile would result in a 50% payout. If greater than the 25th percentile, results would be interpolated.
(3)

Items in Force Growth performance measures are not included because target performance is set at the three-year strategic plan, which is proprietary information. For a description of how this measure is determined, see page 87.

Equity Ownership Requirements

Instituted in 1996, stock ownership requirements oblige each of the named executives to own Allstate common stock worth a multiple of base salary to link management and stockholders’ interests. In 2021, we increased the stock ownership guidelines. Senior executives, other than the CEO, are now required to own Allstate common stock worth four times their base salary. The CEO's requirement is eight times his base salary. The below chart shows the salary multiple requirement and the equity holdings that count toward the requirement.

66	2022 Proxy Statement executive compensation

The current stock ownership requirements apply to 85 of our senior executives and other officers as of December 31, 2021, and require these executives to hold 75% of net shares received as a result of equity compensation awards until their salary multiple requirements are met.

STOCK OWNERSHIP AS MULTIPLE OF BASE SALARY AS OF DECEMBER 31, 2021

	Stock Ownership		Vested in the Money Option Value (after-tax)
Named Executive	Requirement	Actual
Mr. Wilson	8	77.2	38.8
Mr. Rizzo	4	6.0	2.5
Mr. Civgin	4	11.4	3.1
Mr. Shapiro	4	4.0	0
Mr. Dugenske	4	9.3	0

What Counts Toward the Requirement	What Does Not Count Toward the Requirement
✓Allstate shares owned personally and beneficially ✓Shares held in the Allstate 401(k) Savings Plan ✓Unvested restricted stock units	✕Unexercised stock options ✕Unvested performance stock awards

Policies on Hedging and Pledging Securities

We have a policy that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative and engaging in derivative or other transactions designed to hedge or offset any decrease in market value of the securities held by them, such as selling short or buying or selling options, puts or calls, and entering into prepaid variable forward contracts, equity swaps or collars. We also have a policy that prohibits senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, unless an exception is granted by the Chair or Lead Director (or by the Lead Director in the case of a request by the Chair).

Timing of Equity Awards and Grant Practices

Typically, the committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the committee to align awards with our annual performance and business goals.

Throughout the year, the committee may grant equity incentive awards to newly hired or promoted executives or to retain or recognize executives. The grant date for these awards was fixed as the third business day of a month following the later of committee action or the date of hire or promotion.

For additional information on the committee’s practices, see portions of the Board Oversight and Board Meetings and Committees sections of this proxy statement on pages 34 and 40, respectively.

Peer Benchmarking

The committee monitors performance toward goals throughout the year and reviews the executive compensation program design and executive pay levels annually. As part of that evaluation, CAP, the committee’s independent compensation consultant, provided executive compensation data, information on current market practices, and benchmarking on target pay opportunities. The committee benchmarks executive compensation program design, executive pay, and performance against a group of peer companies that are publicly traded. Product mix, market segment, annual revenues, premiums, assets, and market value were considered when identifying peer companies. The committee believes Allstate competes against these companies for executive talent, business and stockholder investment. The committee reviews the composition of the peer group annually with the assistance of its compensation consultant.

The compensation consultant’s recommendation has been to use a peer group that reflects Allstate’s business and operations. Currently, eight out of ten of Allstate’s peer companies also include Allstate in their respective peer company lists. The following table reflects the peer group used for 2021 compensation benchmarking. No changes were made to the peer group for 2022.

www.allstateproxy.com executive compensation	67

PEER COMPANIES(1)
					Total Shareholder Return (%)
	Revenue	Market Cap	Assets	Premiums
	($ in	($ in	($ in	($ in	One	Three	Five
Company Name	billions)	billions)	billions)	billions)	Years	Years	Years
AFLAC Inc.	22.1	38.1	157.5	17.6	34.6	37.9	88.9
American International Group Inc.	52.1	46.6	596.1	34.3	53.9	57.8	-0.2
Chubb Limited	41.3	82.5	200.1	36.4	27.9	59.4	62.5
CNA Financial Corporation	11.9	12.0	66.6	8.2	19.0	23.3	50.0
The Hartford Financial Services Group Inc.	22.4	23.1	76.6	18.3	44.3	67.5	62.6
Manulife Financial Corporation	47.7	37.0	725.1	31.2	12.2	55.4	32.9
MetLife Inc.	71.1	51.6	759.7	47.8	37.3	70.7	55.9
The Progressive Corporation	47.7	60.0	70.6	44.4	10.8	96.1	246.6
Prudential Financial Inc.	70.9	40.7	937.6	40.8	45.2	54.3	29.0
The Travelers Companies Inc.	34.8	37.7	120.5	30.9	14.0	40.5	43.9
Allstate	50.6	33.0	99.4	44.0	9.9	52.3	76.1
Allstate Ranking Relative to Peers:
Property and Casualty Insurance Products	3 of 8	6 of 8	5 of 8	3 of 8	8 of 8	6 of 8	2 of 8
Life Insurance and Financial Products	4 of 7	6 of 7	6 of 7	2 of 7	7 of 7	6 of 7	2 of 7
All Peer Companies	4 of 11	9 of 11	8 of 11	3 of 11	11 of 11	8 of 11	3 of 11
(1)	Information as of year-end 2021.

The committee uses compensation surveys for certain executives that provide information on companies of similar size and business mix as Allstate, as well as companies with a broader market context.

The committee uses the 50th percentile of our peer group as a guideline in setting the target total direct compensation of our named executives. Within the guideline, the committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, tenure, and market practices.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we offer the benefits listed in the following table.

	Named	Other Officers and	All Full-time and Regular
Benefit or Perquisite	Executives	Certain Managers	Part-time Employees
401(k)(1) and defined benefit pension	●	●	●
Supplemental retirement benefit	●	●
Health and welfare benefits(2)	●	●	●
Supplemental long-term disability	●	●
Deferred compensation	●	●
Financial planning services(3)	●	●
Perquisite allowance(4)	●	●
Personal use of aircraft, ground transportation, and mobile devices(5)	●	●
Tickets to Allstate events(6)	●	●	●
(1)	Allstate contributed $0.80 for every dollar of matchable pre-tax or Roth 401(k) deposits made in 2021 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance. For named executives and other officers, Allstate offers an executive physical program.
(3)	Financial planning services are available to senior executives.
(4)	Effective for the 2021 tax year, Allstate eliminated the supplemental tax preparation benefit that was eligible to all US officers.
(5)	The Board encourages the CEO to use our corporate aircraft when it improves his efficiency in managing the company, even if it is for personal purposes. Personal usage is counted as taxable compensation. In limited circumstances approved by the CEO, other senior executives are permitted to use our corporate aircraft for personal purposes. In addition to, and separate from, the use of corporate aircraft for personal use, Mr. Wilson can utilize the company’s arrangements with FlexJet and pay FlexJet for per hour costs at Allstate's rates. Ground transportation is available to senior executives. Mobile devices are available to senior executives, other officers, and certain managers and employees depending on their job responsibilities.
(6)	Tickets to Allstate-sponsored events or the Allstate Arena are offered as recognition for service.

68	2022 Proxy Statement executive compensation

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) is used to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist. Effective January 1, 2014, Allstate modified its defined benefit pension plans so that thereafter, all eligible employees earn pension benefits under a new cash balance formula.

Change in Control and Post-Termination Benefits

Consistent with our compensation objectives, we offer these benefits to attract, motivate, and retain executives. Change in control benefits and post-termination benefits are designed to maintain alignment between the interests of our executives and our stockholders in the event of a sale or merger of the company.

The following summarizes Allstate’s change in control benefits for the executive officers:

●	The amount of cash severance payable to the CEO and other named executive officers is two times the sum of base salary and target annual incentive. In 2021, the CEO level was reduced from three times to two times the sum of base salary and target annual incentive.
●	The CIC Plan does not include excise tax gross ups or a lump sum cash pension enhancement.
●	In order to receive the cash severance benefits under the CIC Plan, a participant must have been terminated (other than for cause, death, or disability) or the participant must have terminated employment for good reason (such as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a material change in authority, duties, or responsibilities, or a material change in job location) within two years following a change in control.
●	Long-term equity incentive awards vest on an accelerated basis due to a change in control only if the participant has been terminated (other than for cause, death, or disability) or the participant terminated employment for good reason (as defined above) within two years following a change in control.

The change in control and post-termination arrangements that are described in the Potential Payments as a Result of Termination or Change in Control section on pages 82-83 are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Clawback of Compensation

Equity awards granted beginning in 2020 and annual cash incentive awards for performance years beginning in 2020 are subject to clawback in accordance with the clawback policy approved by the committee. The clawback policy provides for the recovery of certain equity awards and annual cash incentive awards to executive officers and other executive vice presidents. If performance results are later subject to a downward adjustment as a result of a material financial restatement, irrespective of cause, then the paid awards are recalculated with revised results with the compensation overpayment subject to clawback. The clawback policy also provides for the ability to recover equity and annual cash incentive awards in certain circumstances if an executive is terminated for improper conduct that leads to a material adverse impact on the reputation of, or a material adverse economic consequence for, the company.

www.allstateproxy.com executive compensation	69

Earned Annual Cash Incentive Awards

●	The 2021 annual incentive plan target for Total Premiums was above prior year actual results as it has been for at least the last decade.
●	Performance Net Income target for 2021 was set below 2020 actual results due to the expectation that auto claim frequency would increase above pandemic lows experienced in 2020, and the sale of Allstate Life Insurance Company.
●	Net Investment Income target was set below 2020 actual results due to assets being reclassified as “held for sale” after agreement to sell Allstate Life Insurance Company, and lower interest rates.

The 2022 annual incentive plan targets are not included since those targets do not relate to 2021 pay, and because target performance is set at the 2022 operating plan, which is proprietary information.

Beginning with the 2021 annual incentive plan year, the committee approved the addition of the Strategic Initiatives Scorecard as a fourth funding measure for all eligible annual incentive plan participants, with a total weighting of 20%. The committee had several discussions around the addition of the scorecard, criteria to be considered, and the process that would be followed for evaluating performance throughout the year and determining final year-end funding. It was determined that performance against the scorecard hinged on progress made toward two strategic priorities: IDE and Transformative Growth. Each of these components is weighted at 10%.

●	Incorporating IDE as a funding measure reinforces IDE as a core value at Allstate.
●	Considering the focus and importance of Allstate’s strategy to profitably grow market share each year, Transformative Growth was also a component of the scorecard.

Funding for the Strategic Initiatives Scorecard ranges from 0% to 200% of target, and results between threshold, target and maximum are subject to interpolation. The committee approved a funding result of 125% for each component of the scorecard, reflective of positive progress toward IDE and Transformative Growth goals. Below are the criteria considered by the committee in determining the funding results.

Transformative Growth Scorecard Criteria	Summary of 2021 Achievements
Auto competitive price position	Cost reductions ahead of projections in 2021 operating plan
Property-Liability distribution capacity	Progress made on simplifying quoting process and total agent production in line with 2021 operating plan
Modernize technology ecosystem	The Consumer Engagement and Management Ecosystem and Product Management Ecosystem are in dark deployment testing
Improve customer acquisition sophistication	Customer lifetime value/acquisition cost ratio better than 2021 operating plan
Organizational alignment and capabilities	Completed enterprise-wide assessments for leaders to identify skills gap and development opportunities and hired leaders with digital capabilities to accelerate Transformative Growth

Inclusive Diversity and Equity Scorecard Criteria	Summary of 2021 Achievements
Female and ethnic minority representation	Progress on improving racial/ethnic representation
Business Practices	Increased minimum compensation per hour and diverse supplier spend, and investments team established IDE as a key metric in guiding responsible investments
Cultural Integration	Completed top-to-bottom review of operating practices across IDE dimensions, and increased participation in optional IDE courses

70	2022 Proxy Statement executive compensation

	2020			2021
	Target	Actual	Payout	Target	Actual	Payout
Measure			%			%
Total Premiums ($ in millions)	40,700	40,258	55.8%	43,665	45,812	200.0%
Performance Net Income ($ in millions)	3,300	4,967	200.0%	3,635	3,689(2)	105.4%
Net Investment Income ($ in millions)	3,400	3,240(1)	71.9%	2,240	2,574(3)	200.0%
Strategic Initiatives Scorecard	—	—	—	—	125%	125%
Aggregate Payout Percentage for Named Executives	—	—	120.7%	—	—	151.9%
(1)	The collar for Net Investment Income was utilized in 2020 increasing the absolute level by $319 million to $3,240 million. The impact increased the incentive pool by 9% for NEOs.
(2)	The collar for Performance Net Income was utilized in 2021 decreasing the absolute level by $610 million to $3,689 million. The impact decreased the incentive pool by 21% for NEOs.
(3)	The collar for Net Investment Income was utilized in 2021. While the incentive pool did not change for NEOs, the absolute level decreased by $1,136 million to $2,574 million.

For a description of how the 2021 measures are determined, see pages 85-86. The ranges of performance and 2021 actual results are shown in the following table.

2021 ANNUAL CASH INCENTIVE AWARD RANGES OF PERFORMANCE
						Increase/
	2020				2021	(Decrease)
	Actual	2021	2021	2021	Actual	Versus 2020%
	Results	Threshold	Target	Maximum	Results	Actual Results	Target
Total Premiums ($ in millions)	40,258	42,915	43,665	44,415	45,812	5,554	200%
Performance Net Income ($ in millions)	4,967	2,635	3,635	4,635	3,689	(1,278)	105.4%
Net Investment Income ($ in millions)	3,240	1,990	2,240	2,490	2,574	(666)	200%
Strategic Initiatives Scorecard	—	—	—	—	125%	—	125%
Payout Percentages(1)
Named Executives		50%(2)	100%	200%			151.9%
(1)	Payout percentages reflect contribution to incentive compensation pool.
(2)	Actual performance below threshold results in a 0% payout.

Performance Stock Awards (“PSAs”)

For the last seven PSA grants, the performance measures and levels of performance needed to earn the threshold, target and maximum number of PSAs, as well as actual results and payout percentages, are set forth in the table below. The total shareholder returns for Allstate and its peers are also shown for completed cycles.

PERFORMANCE STOCK AWARDS RANGES OF PERFORMANCE
					Total Shareholder
					Return
				Actual
Performance Cycle	Threshold	Target	Maximum	Results	Allstate	Peers
Vested Awards
2015-2017					56.8%	40.0%
●Performance Net Income ROE	6.0%	13.5%	14.5%	12.2%
2016-2018					40.7%	25.3%
●Performance Net Income ROE (70%)	6.0%	13.0%	14.0%	13.9%
●Earned Book Value (30%)	6.0%	12.0%	15.0%	11.7%
2017-2019					60.4%	34.4%
●Performance Net Income ROE (70%)	6.0%	11.0%	13.0%	16.2%
●Earned Book Value (30%)	6.0%	9.0%	11.0%	17.2%
2018-2020					60.4%	34.4%
●Performance Net Income ROE (70%)	7.0%	13.5%	15.0%	19.1%
●Earned Book Value (30%)	7.0%	12.5%	14.0%	19.9%
2019-2021					11.6%	14.2%
●Performance Net Income ROE (70%)	7.0%	14.0%	16.0%	20.8%
●Earned Book Value (30%)	7.0%	12.0%	14.0%	23.3%

www.allstateproxy.com executive compensation	71

Performance Cycle	Threshold	Target	Maximum	Actual Results
Outstanding Awards
2020-2022
●Performance Net Income ROE (70%)	7.0%	14.0%	17.0%	Two year results are above maximum for Performance Net Income ROE and below threshold for Relative TSR
●Relative TSR (30%)	<25th	55th	90th
2021-2023
●Performance Net Income ROE (50%)	10.0%	16.0%	18.0%	One year results are above maximum for Performance Net Income ROE and below threshold for Relative TSR(1)
●Relative TSR (30%)	<25th	55th	90th
●Items in Force Growth (20%)	-	-	-
Payout Percentages	0%	100%	200%

(1)

The amounts for Items in Force Growth are not included because they are established based on the three-year strategic plan, which is proprietary information, and disclosure of goals could cause competitive harm.

The following table shows the target number of PSAs granted to each of our named executives for the 2019-2021, 2020-2022, and 2021-2023 performance cycles.

PERFORMANCE CYCLE(1)
	Target Number of PSAs for
Named Executive	2019-2021 Performance Cycle	2020-2022 Performance Cycle	2021-2023 Performance Cycle
Mr. Wilson	65,380	53,175	61,453
Mr. Rizzo	13,628	10,430	13,090
Mr. Civgin	15,964	14,196	18,613
Mr. Shapiro	15,818	12,240	15,727
Mr. Dugenske	14,601	12,162	15,334

(1)

The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Average Performance Net Income ROE, Earned Book Value (for awards granted prior to 2020), Relative TSR (for awards granted in 2020 and 2021) and Items in Force Growth (for awards granted in 2021) and for the applicable measurement period.

Compensation Committee Report

The committee has reviewed and discussed with management the Compensation Discussion and Analysis contained on pages 54-71 of this proxy statement. Based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Human Capital Committee

Perry M. Traquina (Chair)	Richard T. Hume	Margaret M. Keane

Andrea Redmond	Judith A. Sprieser

72	2022 Proxy Statement executive compensation

Summary Compensation Table

The following table summarizes the compensation of the named executives for the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)	Total Without Change in Pension Value ($)(5)
Thomas J. Wilson Chair, President, and Chief Executive Officer	2021	1,378,943	—	6,335,804	4,304,994	6,286,039	697,929	63,211	19,066,920	18,368,991
	2020	1,375,962	—	7,312,094	4,404,993	4,889,565	3,116,842	26,930	21,126,386	18,009,544
	2019	1,340,385	—	6,045,035	4,030,005	4,730,100	3,354,557	115,614	19,615,696	16,261,139
Mario Rizzo Executive Vice President and Chief Financial Officer	2021	748,616	—	1,349,579	917,031	1,478,500	—	25,790	4,519,516	4,519,516
	2020	752,039	—	1,434,229	863,998	1,250,000	516,698	26,112	4,843,076	4,326,378
	2019	716,154	—	1,260,045	840,002	1,053,000	531,414	25,530	4,426,145	3,894,731
Don Civgin Vice Chair and CEO, Protection Products and Services	2021	900,000	—	1,919,000	1,303,914	2,392,401	119,623	35,327	6,670,265	6,550,642
	2020	905,769	—	1,952,092	1,175,995	1,810,861	113,798	28,664	5,987,179	5,873,381
	2019	836,154	—	1,476,031	983,993	1,400,000	111,961	33,101	4,841,240	4,729,279
Glenn T. Shapiro President, Property-Liability	2021	836,539	—	1,621,454	1,101,729	1,906,680	75,720	34,593	5,576,715	5,500,995
	2020	828,077	—	1,683,122	1,014,003	1,473,089	67,206	34,382	5,099,879	5,032,673
	2019	774,231	—	1,462,532	974,999	1,366,000	77,506	35,281	4,690,549	4,613,043
John Dugenske President, Investments and Financial Products	2021	816,539	—	1,580,935	1,074,195	1,861,129	68,382	25,160	5,426,340	5,357,958
	2020	810,577	—	1,672,397	1,007,507	1,410,109	59,411	25,482	4,985,483	4,926,072
	2019	770,193	—	1,350,008	900,001	1,132,000	64,737	24,760	4,241,699	4,176,962

(1)

This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value of PSAs assumes target-level performance, which is the probable achievement level of the performance conditions. The number of PSAs granted in 2021 to each named executive is provided in the Grants of Plan-Based Awards table on page 74. The value of the PSAs granted in 2021 if maximum corporate performance were to be achieved is as follows: Mr. Wilson $10,856,226, Mr. Rizzo $2,312,466, Mr. Civgin $3,288,154, Mr. Shapiro $2,778,316, and Mr. Dugenske $2,708,889.

The aggregate grant date fair value of PSAs granted in 2021, 2020, and 2019, is computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs that do not include a market-based condition is based on the final closing price of Allstate’s common stock on the grant date, which reflects the payment of expected future dividends. The fair value of the PSA component with a market-based condition is measured on the grant date using a Monte Carlo simulation model. Market-based condition measures the company’s TSR relative to the TSR of peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies, over a three calendar-year performance period. The Monte Carlo simulation model uses a risk-neutral framework to model future stock price movements based upon the risk-free rate of return at the time of grant, volatilities of the company and the peer companies, and expected term assumed to be equal to the remaining measurement period. The market value in part reflects the payment of expected future dividends.

For the year ended December 31, 2021, the 2021 PSA component with a market-based condition assumes a risk-free rate of 0.2%, volatility of 29.9%, average peer volatility of 37.4% and an expected term of 2.9 years. See note 18 to our audited financial statements for 2021.

(2)

The aggregate grant date fair value of option awards is computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions (see note 18 to our audited financial statements for 2021) as set forth in the following table:

	2021	2020	2019
Weighted average expected term	7.5 years	6.1 years	5.8 years
Expected volatility	16.5%-28.8%	16.3%-37.1%	15.6-28.9%
Weighted average volatility	23.0%	17.6%	18.4%
Expected dividends	2.0%-3.0%	1.6%-2.4%	1.9-2.2%
Weighted average expected dividends	3.1%	1.8%	2.2%
Risk-free rate	0%-1.7%	0.1%-1.8%	1.3-2.7%

This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2021 to each named executive is provided in the Grants of Plan-Based Awards table on page 74.

(3)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2021, 2020, and 2019. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 18 to our audited financial statements for 2021.) For 2021, the change in pension value was negative $35,112 for Mr. Rizzo. This negative number is not reflected in the amount disclosed above.

www.allstateproxy.com executive compensation	73

The following table reflects the respective change in the actuarial value of the benefits provided to the named executives in 2021:

Name	ARP ($)	SRIP ($)
Mr. Wilson	27,709	670,220
Mr. Rizzo	(69,471)	34,359
Mr. Civgin	13,228	106,395
Mr. Shapiro	8,994	66,726
Mr. Dugenske	8,901	59,481
Interest rates and other assumptions can have a significant impact on the change in pension value from one year to another.
(4)	The following table describes the incremental cost of other benefits provided in 2021 that are included in the “All Other Compensation” column.

Name	Personal Use of Aircraft(1) ($)	401(k) Match(2) ($)	Other(3) ($)	Total All Other Compensation ($)
Mr. Wilson	39,161	11,600	12,450	63,211
Mr. Rizzo	0	11,600	14,190	25,790
Mr. Civgin	0	11,600	23,727	35,327
Mr. Shapiro	0	11,600	22,993	34,593
Mr. Dugenske	0	11,600	13,560	25,160
(1)

When applicable, the amount reported for personal use of aircraft is based on the incremental cost method, which is calculated based on Allstate’s average variable costs per flight hour. Variable costs include fuel, maintenance, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, costs incurred in purchasing the aircraft, and non-trip-related hangar expenses. Separate from the use of corporate aircraft for personal use, Mr. Wilson also utilized the company’s arrangements with FlexJet and paid FlexJet directly for costs.

	(2)	Each of the named executives participated in our 401(k) plan during 2021. The amount shown is the amount allocated to their accounts as employer matching contributions.
(3)

“Other” consists of personal benefits and perquisites related to mobile devices, financial planning, ground transportation, executive physical related items and supplemental long-term disability coverage. There were no incremental costs for the use of mobile devices or executive physical related items. We provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2021, and therefore, no incremental cost is reflected in the table.

(5)

We have included an additional column to show total compensation minus the change in pension value. The amounts reported in this column may differ substantially from, and are not a substitute for, the amounts reported in the “Total” column required under SEC rules. The change in pension value is subject to several external variables, including interest rates, that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned.

74	2022 Proxy Statement executive compensation

Grants of Plan-Based Awards at Fiscal Year-end 2021

The following table provides information about awards granted to our named executives during fiscal year 2021.

									All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Grant Date Fair Value ($)(5)
Name	Grant Date	Plan Awards(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Stock Awards	Option Awards
Mr. Wilson	—	Annual cash Incentive	2,069,138	4,138,275	10,000,000
	02/18/2021	PSAs				0	61,453	122,906			6,335,804
	02/18/2021	Stock options							277,205	105.08		4,304,994
Mr. Rizzo	—	Annual cash incentive	467,951	935,902	3,743,608
	02/18/2021	PSAs				0	13,090	26,180			1,349,579
	02/18/2021	Stock options							59,049	105.08		917,031
Mr. Civgin	—	Annual cash incentive	787,492	1,574,984	6,299,936
	02/18/2021	PSAs				0	18,613	37,226			1,919,000
	02/18/2021	Stock options							83,961	105.08		1,303,914
Mr. Shapiro	—	Annual cash incentive	627,611	1,255,221	5,020,884
	02/18/2021	PSAs				0	15,727	31,454			1,621,454
	02/18/2021	Stock options							70,942	105.08		1,101,729
Mr. Dugenske	—	Annual cash incentive	612,617	1,225,233	4,900,932
	02/18/2021	PSAs				0	15,334	30,668			1,580,935
	02/18/2021	Stock options							69,169	105.08		1,074,195
(1)

Awards under the Annual Executive Incentive Plan and the 2019 Equity Incentive Plan. An explanation of the amount of salary and bonus in proportion to total compensation can be found under the Compensation Elements and Compensation Decisions for 2021 captions on pages 58-61.

(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Earned Annual Cash Incentive Awards caption on page 69. The maximum amount is equal to 200% of target plus an additional individual performance factor of 200% of plan funding to recognize extraordinary performance, subject to the maximum of $10 million that may be paid to any participant for any fiscal year under the Annual Executive Incentive Plan. In 2021, one named executive received positive discretion for a cash incentive award greater than the pool payout percentage as calculated at 151.9%. For a description of the ranges of performance established by the committee for the 2021 annual incentive, see page 70.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum PSAs for the named executives. The threshold amount for each named executive is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on pages 70-71.

(4)

The exercise price of each option is equal to the closing sale price on the NYSE on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the PSAs was $103.10 and for stock option awards was $15.53, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 1 and 2 to the Summary Compensation Table on page 72.

www.allstateproxy.com executive compensation	75

Performance Stock Awards (“PSAs”)

PSAs represent our promise to transfer shares of common stock in the future if certain performance measures are met. For the awards granted in 2021, the actual number of PSAs that vest will vary from 0% to 200% of target PSAs based on Average Performance Net Income ROE (50%), Relative TSR (30%) and Items in Force (20%) results for a three-year measurement period. For a definition of how those measures are calculated, see pages 86-87. Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs will vest following the end of the three-year performance cycle if the performance conditions are met, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

Stock Options

Stock options represent an opportunity to buy shares of Allstate common stock at a fixed exercise price at a future date. Stock options align the interests of executives with long-term stockholder value since the stock price must appreciate from the grant date for the executives to earn compensation.

Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the closing price of a share on the grant date. Stock option repricing is not permitted.

All stock option awards have been made in the form of non-qualified stock options. The options granted to the named executives become exercisable over three years. One-third of the stock options become exercisable on the anniversary of the grant date for each of the three years subject to continued employment through each anniversary date, except in the event of retirement, death, disability or a qualifying termination following change in control. All of the options expire ten years from the grant date, unless an earlier date has been approved by the committee in connection with certain change in control situations or other special circumstances such as termination, death, or disability.

76	2022 Proxy Statement executive compensation

Outstanding Equity Awards at Fiscal Year-end 2021

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2021.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Mr. Wilson	02/12/2013	363,409		45.61	02/12/2023
	02/18/2014	309,237		52.18	02/18/2024
	02/18/2015	294,494		70.71	02/18/2025
	02/11/2016	295,324		62.32	02/11/2026
	02/09/2017	248,447		78.35	02/09/2027
	02/22/2018	227,406		92.80	02/22/2028
	02/08/2019	179,830	89,916	92.46	02/08/2029	02/08/2019	130,760	15,383,914
	02/19/2020	80,236	160,474	124.26	02/19/2030	02/19/2020			106,350	12,512,078
	02/18/2021	0	277,205	105.08	02/18/2031	02/18/2021			122,906	14,459,891
Mr. Rizzo	02/18/2015	5,202		70.71	02/18/2025
	02/11/2016	9,887		62.32	02/11/2026
	02/09/2017	10,559		78.35	02/09/2027
	02/22/2018	49,296		92.80	02/22/2028
	02/08/2019	37,483	18,742	92.46	02/08/2029	02/08/2019	27,256	3,206,668
	02/19/2020	15,737	31,476	124.26	02/19/2030	02/19/2020			20,860	2,454,179
	02/18/2021	0	59,049	105.08	02/18/2031	02/18/2021			26,180	3,080,077
Mr. Civgin	02/09/2017	64,596		78.35	02/09/2027
	02/22/2018	56,338		92.80	02/22/2028
	02/08/2019	43,908	21,955	92.46	02/08/2029	02/08/2019	31,928	3,756,329
	02/19/2020	21,420	42,842	124.26	02/19/2030	02/19/2020			28,392	3,340,319
	02/18/2021	0	83,961	105.08	02/18/2031	02/18/2021			37,226	4,379,639

www.allstateproxy.com executive compensation	77

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(4)
Mr. Shapiro	02/08/2019	0	21,754	92.46	02/08/2029	02/08/2019	31,636	3,721,975
	02/19/2020	18,470	36,940	124.26	02/19/2030	02/19/2020			24,480	2,880,072
	02/18/2021	0	70,942	105.08	02/18/2031	02/18/2021			31,454	3,700,563
Mr. Dugenske	02/08/2019	0	20,081	92.46	02/08/2029	02/08/2019	29,202	3,435,615
	02/19/2020	18,351	36,704	124.26	02/19/2030	02/19/2020			24,324	2,861,719
	02/18/2021	0	69,169	105.08	02/18/2031	02/18/2021			30,668	3,608,090
(1)	The options vest over three years: one-third will become exercisable on the anniversary of the grant date for each of the three years. The exercise price of each option is equal to the closing price of Allstate’s common stock on the grant date.
(2)	The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2021, for each of the named executives are as follows:

	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)
Mr. Wilson	1,918,147	96,534,480	367,121	5,749,451
Mr. Rizzo	112,427	3,375,401	77,791	1,214,357
Mr. Civgin	164,842	5,044,665	105,916	1,608,436
Mr. Shapiro	0	0	92,696	1,439,724
Mr. Dugenske	0	0	89,250	1,375,295
(3)	The PSAs vested in one installment on the day before the third anniversary of the grant date, February 7, 2022.
(4)	Amount is based on the closing price of our common stock of $117.65 on December 31, 2021.
(5)	For awards granted prior to 2020, the PSAs vest in one installment on the day before the third anniversary of the grant date. Beginning with the 2020 grants, the PSAs vest in one installment on the third anniversary of the grant date. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. For a description of the PSA program and the performance measures used, see pages 64-65 and 70-71. The number of PSAs reflected in this column for the 2020 and 2021 awards is the number of shares that would vest if the maximum level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.

78	2022 Proxy Statement executive compensation

Option Exercises and Stock Vested During 2021

The following table summarizes the options exercised by the named executives during 2021 and the PSAs or restricted stock units that vested during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Wilson	0	0	125,270	12,959,182
Mr. Rizzo	12,763	1,297,997	27,156	2,809,288
Mr. Civgin	0	0	31,034	3,210,467
Mr. Shapiro	100,725	3,735,574	31,520	3,260,744
Mr. Dugenske	151,691	7,086,872	29,742	3,076,810
(1)	The dollar amount realized upon exercise of the option is determined based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)	The dollar amount realized upon vesting is determined based on the market value underlying the shares on the vesting date.

Retirement Benefits

The following table provides information about the pension plans in which the named executives participate. Each of the named executives participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP).

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Wilson	ARP	28.8	1,642,911	0
	SRIP	28.8	23,583,499	0
Mr. Rizzo	ARP	32.9	1,490,528	0
	SRIP	32.9	1,115,117	0
Mr. Civgin	ARP	13.3	125,629	0
	SRIP	13.3	830,494	0
Mr. Shapiro	ARP	5.8	41,221	0
	SRIP	5.8	264,260	0
Mr. Dugenske	ARP	4.8	32,995	0
	SRIP	4.8	237,451	0
(1)	These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. The present value of the accumulated benefit was determined using the same measurement date (December 31, 2021) and material assumptions that we use for year-end financial reporting purposes, except that we made no assumptions for early termination, disability, or pre-retirement mortality. Other assumptions include the following:

●	Retirement at the normal retirement age as defined in the plans (age 65).
●	Discount rate of 2.93%.

Other assumptions for the final average pay formula include the following:

●	ARP benefits are assumed to be paid 80% as a lump sum, 10% as a life annuity, and 10% as a joint and survivor annuity.
●	ARP and SRIP benefits are converted to a lump sum. For participants assumed to commence their benefits in 2022, the assumed lump-sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2021. Specifically, the rates are 0.66% for the first 5 years, 2.50% for the next 15 years, and 3.12% thereafter. For participants assumed to commence their benefits after 2022, the lump-sum conversion interest rate is assumed to be equal to the discount rate of 2.93%.
●	Lump-sum calculations were performed using the 2022 and estimated 2023 Internal Revenue Code Section 417(e)(3) mortality tables with a static projection from 2023 to each future year using the MP-2021 projection scale.
●	Annuity calculations were performed using the Pri-2012 white-collar mortality table for healthy retirees projected generationally from 2012 with the MP-2021 projection scale.

www.allstateproxy.com executive compensation	79

Other assumptions for the cash balance formula include the following:

●	ARP benefits are assumed to be paid as a lump sum.
●	Accounts were projected to retirement using the actual interest rate for ARP and SRIP for 2022, specifically the average 30-year Treasury rate from August 2021 of 1.92%. After 2022, accounts are projected using the spot 30-year Treasury rate as of December 31, 2021 of 1.90%.

See note 18 to our audited financial statements for 2021 for additional information.

(2)	The following table shows the lump-sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2021, if the named executive’s employment terminated on that date.

Name	Plan Name	Lump Sum Amount ($)
Mr. Wilson	SRIP	23,567,533
Mr. Rizzo	SRIP	1,052,577
Mr. Civgin	SRIP	868,045
Mr. Shapiro	SRIP	289,481
Mr. Dugenske	SRIP	260,430

The amount shown is based on the lump-sum methodology used by ARP and SRIP in 2022. The lump-sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2021. Specifically, the rates are 0.66% for the first 5 years, 2.50% for the next 15 years, and 3.12% thereafter. The mortality table used for 2022 is the Internal Revenue Code Section 417(e)(3) mortality tables for 2022.

Allstate Retirement Plan (ARP)

Contributions to the ARP are made entirely by Allstate and are paid into a trust fund from which benefits are paid. Before January 1, 2014, ARP participants earned benefits under one of two formulas (final average pay or cash balance) based on their date of hire or their choice at the time Allstate introduced the cash balance formula. In order to better align our pension benefits with market practices, provide future pension benefits more equitably to Allstate employees, and reduce costs, final average pay benefits were frozen as of December 31, 2013. As of January 1, 2014, all eligible participants earn benefits under a cash balance formula only.

Final Average Pay Formula — Frozen as of 12/31/13

Benefits under the final average pay formula were earned and are stated in the form of a straight life annuity payable at the normal retirement age of 65. Messrs. Rizzo and Wilson have earned final average pay benefits equal to the sum of a Base Benefit and an Additional Benefit. The Base Benefit equals 1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 through 2013. The Additional Benefit equals 0.65% of the amount of the participant’s average annual compensation that exceeds the participant’s covered compensation, multiplied by credited service after 1988 through 2013. Covered compensation is the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age. Messrs. Rizzo and Wilson are eligible for a reduced early retirement benefit that would reduce their Base Benefit by 4.8% for each year of early payment before age 65 and their Additional Benefit by 8% for each year of early payment from age 62 to age 65 and 4% for each year of early payment from age 55 to age 62, prorated on a monthly basis based on age at the date payments begin.

Cash Balance Formula — For All Participants Beginning 1/1/14

All named executives earned benefits under the cash balance formula in 2021. Under this formula, participants receive pay credits while employed at Allstate, based on a percentage of eligible annual compensation and years of service, plus interest credits. Pay credits are allocated to a hypothetical account in an amount equal to 3% to 5% of eligible annual compensation, depending on years of vesting service. Interest credits are allocated to the hypothetical account based on the interest crediting rate in effect for that plan year as published by the Internal Revenue Service. The interest crediting rate is set annually and is currently based on the average yield for 30-year U.S. Treasury securities for August of the prior year.

80	2022 Proxy Statement executive compensation

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula(s) specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the applicable ARP formula(s). The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP. SRIP benefits are not funded and are paid out of Allstate’s general assets.

Credited Service

No additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP to any of the named executives. Mr. Wilson has combined service with Allstate and its former parent company, Sears, Roebuck and Co., of 28.8 years. As a result, a portion of his retirement benefits will be paid from the Sears pension plan. Consistent with the pension benefits of other employees with Sears service who were employed by Allstate at the time of the spin-off from Sears in 1995, Mr. Wilson’s final average pay pension benefits under the ARP and the SRIP are calculated as if he had worked his combined Sears-Allstate career with Allstate through December 31, 2013, and then are reduced by amounts earned under the Sears pension plan.

Eligible Compensation

Under both the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, and certain other forms of compensation, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years through 2013.

Payment Options

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality assumptions as required under the Internal Revenue Code. The lump-sum payment under the cash balance benefit is generally equal to a participant’s account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Eligible employees are vested in the normal ARP and SRIP retirement benefits on the earlier of the completion of three years of service or upon reaching age 65.

Final average pay benefits are payable at age 65. A participant with final average pay benefits may be entitled to a reduced early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service.

A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance.

The following SRIP payment dates assume a retirement or termination date of December 31, 2021:

●	Mr. Wilson’s SRIP benefits earned prior to 2005 would become payable as early as January 1, 2022. Benefits earned after 2004 would be paid on July 1, 2022, or following death.
●	Messrs. Civgin’s, Dugenske’s, Rizzo’s and Shapiro’s SRIP benefits would be paid on July 1, 2022, or following death.

www.allstateproxy.com executive compensation	81

Non-Qualified Deferred Compensation at Fiscal Year-end 2021

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our named executives in 2021. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Wilson	0	0	306,099	0	1,771,127
Mr. Rizzo	500,435	0	238,746	0	2,056,484
Mr. Civgin	0	0	0	0	0
Mr. Shapiro	0	0	55,041	0	3,403,762
Mr. Dugenske	0	0	0	0	0
(1)	For Mr. Rizzo, Executive Contributions were previously reported in the Salary column for 2021 and the Non-Equity Incentive Plan Compensation column for 2020 in the Summary Compensation Table.
(2)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.

In order to remain competitive with other employers, we allow the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($290,000 in 2021), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2021 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap, and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are credited, recorded, or paid. Our Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily, subject to certain trading restrictions.

The Deferred Compensation Plan is unfunded. This means that Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.

An irrevocable distribution election is required before making any deferrals into the Deferred Compensation Plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service or, for amounts deferred on or after January 1, 2018, in the fifth year after separation from service. The earliest distribution date for deferrals made on or after January 1, 2005, and earnings and losses on these amounts, is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years, or, for amounts deferred on or after January 1, 2018, over a period of up to five years. In addition, a named executive may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005, and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. A named executive may also elect an in-service withdrawal of all or a portion of the deferrals he or she made on or after January 1, 2018, together with earnings and losses on those amounts. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

82	2022 Proxy Statement executive compensation

Potential Payments as a Result of Termination or Change in Control (“CIC”)

The following table lists the compensation and benefits that Allstate would generally provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2021 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability
Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately
Severance Pay	None	None	Lump sum is equal to two times salary and annual incentive at target.(3)	None	None
Annual Incentive(4)	Forfeited	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments
Stock Options(4)(6)	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement, continue to vest. All expire at earlier of five years or normal expiration(7)	Awards vest upon qualifying termination after a CIC	Awards vest immediately and expire at earlier of two years or normal expiration	Awards vest immediately and expire at earlier of two years or normal expiration
Restricted Stock Units (no NEO has Restricted Stock Units)(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest(7)	Awards vest upon qualifying termination after a CIC	Awards vest and are payable immediately	Awards vest and are payable immediately
Performance Stock Awards(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest and are paid out based on actual performance(7)	Awards vest based on performance upon a qualifying termination after a CIC(8)	Awards vest and are payable immediately(9)	Awards vest and are payable immediately(9)
Non-Qualified Pension Benefits(10)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC for Messrs. Wilson and Civgin; distributions commence per plan for other NEOs	Distributions commence per plan	Participant may request payment if age 50 or older

www.allstateproxy.com executive compensation	83

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability
Deferred Compensation(11)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC for Messrs. Wilson and Civgin; distributions commence per participant election for other participating NEOs	Payable within 90 days	Distributions commence per participant election
Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)	None	Supplemental Long Term Disability benefits if enrolled in basic long-term disability plan
(1)	Includes both voluntary and involuntary termination other than due to retirement, change in control, death or disability. Examples of involuntary termination independent of a change in control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.
(2)	In general, a change in control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change in control, the named executives become subject to covenants prohibiting solicitation of employees, customers, and suppliers until one year after termination of employment. If a named executive incurs legal fees or other expenses in an effort to enforce the change in control plan, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
(3)	Under the change in control plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change in control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change in control plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, or a material change in the geographic location where the named executive performs services.
(4)	Named executives who receive an equity award or an annual cash incentive award after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, to the extent permitted by applicable law, compensation provided to the named executive (including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award) may be recovered if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.
(5)	Retirement for purposes of the Annual Executive Incentive Plan is defined as termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service.
(6)	Named executives who receive an equity award on or after May 21, 2013, that remains subject to a period of restriction or other performance or vesting condition are subject to a non-compete provision for the one-year period following termination of employment. If a named executive violates the non- competition covenant, to the extent permitted by applicable law, any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision may be canceled.
(7)	Retirement definitions and treatment for purposes of stock options, restricted stock units, and performance stock awards are as follows:
Definition	Normal Retirement: age 55 with 10 years of service or age 60 with at least five years of service
Treatment	●	Unvested awards not granted within 12 months of retirement continue to vest.
	●	Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.
	●	Vested stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.
(8)	The committee will determine the number of PSAs that continue to vest based on actual performance up to the change in control.
(9)	For open cycles, the payout is based on the target number of PSAs.
(10)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(11)	See the Non-Qualified Deferred Compensation at Fiscal Year-end 2021 section for additional information on the Deferred Compensation Plan and distribution options available.
(12)	If a named executive’s employment is terminated due to death during the two years after the date of a change in control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change in control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

84	2022 Proxy Statement executive compensation

Estimate of Potential Payments Upon Termination(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives, such as deferred compensation and non-qualified pension benefits. Benefits and payments are calculated assuming a December 31, 2021 employment termination date.

Name	Severance ($)		Annual Incentive Plan(2) ($)	Stock Options — Unvested and Accelerated ($)	Performance Stock Awards — Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Wilson
Termination due to Retirement(3)	0		6,286,039	5,291,224	27,919,169	0		39,496,432
Termination due to Change in Control(4)	11,080,000	(7)	4,155,000	4,749,451	28,869,898	65,281	(5)	48,919,630
Death	0		6,286,039	4,749,451	28,869,898	0		39,905,388
Disability	0		6,286,039	4,749,451	28,869,898	2,844,976	(6)	42,750,364
Mr. Rizzo
Termination due to Retirement(3)	0		1,478,500	1,116,751	5,771,321	0		8,366,572
Termination due to Change in Control(4)	3,375,000	(7)	937,500	1,214,357	5,973,796	64,697	(5)	11,565,350
Death	0		1,478,500	1,214,357	5,973,796	0		8,666,653
Disability	0		1,478,500	1,214,357	5,973,796	9,217,028	(6)	17,883,681
Mr. Civgin
Termination due to Retirement(3)	0		2,392,401	1,469,650	7,323,301	0		11,185,352
Termination due to Change in Control(4)	4,950,000	(7)	1,575,000	1,608,436	7,616,308	64,699	(5)	15,814,443
Death	0		2,392,401	1,608,436	7,616,308	0		11,617,145
Disability	0		2,392,401	1,608,436	7,616,308	6,233,086	(6)	17,850,231
Mr. Shapiro
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	4,200,000		1,260,000	1,439,724	7,012,293	64,697	(5)	13,976,714
Death	0		1,906,680	1,439,724	7,012,293	0		10,358,697
Disability	0		1,906,680	1,439,724	7,012,293	10,064,168	(6)	20,422,865
Mr. Dugenske
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	4,100,000		1,230,000	1,375,295	6,670,520	72,101	(5)	13,447,916
Death	0		1,861,129	1,375,295	6,670,520	0		9,906,944
Disability	0		1,861,129	1,375,295	6,670,520	9,740,471	(6)	19,647,415
(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)	The 2021 annual incentive plan payment is payable to all named executives as a result of death and disability. In addition, it is payable to Messrs. Wilson, Rizzo and Civgin in the event of retirement. The amount listed for the annual incentive plan payment upon termination due to a change in control is shown at target as defined in the CIC Plan.
(3)	As of December 31, 2021, Messrs. Wilson, Rizzo and Civgin are eligible to retire in accordance with Allstate’s policy and the terms of its equity and annual incentive compensation and benefit plans.
(4)	The values in this change in control row represent amounts paid if both the change in control and qualifying termination occur on December 31, 2021. PSAs are paid out based on actual performance; for purposes of this table, the 2019-2021 cycle is shown at 200% of target and the 2020-2022 and 2021-2023 cycles are reflected at target.
Equity awards do not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment. A change in control also would accelerate the distribution of deferred compensation and SRIP benefits for Messrs. Wilson, Rizzo and Civgin; deferred compensation and SRIP benefits for the other NEOs are distributed in accordance with the applicable plan terms and participant elections. Please see the Non-Qualified Deferred Compensation at Fiscal Year-end 2021 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(5)	The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services is $50,000 for each named executive.
(6)	The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The monthly benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.
(7)	Represents two times the sum of base salary and target annual incentive.

www.allstateproxy.com executive compensation	85

Performance Measures for 2021

The following pages contain descriptions of the performance measures used for executive incentive compensation. They were developed uniquely for incentive compensation purposes, are non-GAAP measures and are not reported in our financial statements. The committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which our executives have little influence or control. The committee monitors compensation estimates during the year based on actual performance on these measures, and the internal audit department reviews the final results.

Performance Net Income: This measure is calculated uniquely for annual cash incentive awards and each PSA performance cycle. For each plan, Performance Net Income is equal to net income applicable to common shareholders as reported in The Allstate Corporation Annual Report on Form 10-K adjusted for the after-tax effect of the items indicated below:

Indicates adjustments to Net Income	Annual Cash Incentive Awards	Performance Stock Awards(1)
Net income applicable to common shareholders, excluding:
Net gains and losses on investments and derivatives except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with net gains and losses on investments and derivatives but included in adjusted net income
Pension and other post retirement remeasurement gains and losses
Business combination expenses, fair value adjustments and amortization or impairment of purchased intangible assets
Income or loss from discontinued operations
Other significant non-recurring, infrequent or unusual items, when the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or there has been no similar charge or gain within the prior two years
Adjusted Net Income subtotal (See Appendix A)
Restructuring and related charges
Run-off Property-Liability segment
Effects of acquiring and selling businesses in excess of $20 million after-tax
Adjustments to be consistent with financial reporting used in establishing the measure for items exceeding $20 million after-tax
Adjustments for other significant, non-recurring, infrequent or unusual items for items exceeding $20 million after-tax
Adjustment to exclude income associated with parent holding company level deployable assets in excess of $1 billion(2)
Adjustments for foreign exchange rate used in establishing the measure
Performance Net Income before adjustment for volatile items(3)
Adjustment for after-tax volatile items	Adjusted to include minimum or maximum amount of after-tax catastrophe losses and income from performance-based (“PB”) investments	Three-year average adjusted to include a minimum or maximum amount of after-tax catastrophe losses
Performance Net Income
(1)	Performance Net Income ROE is a performance measure for the 2019-2021, 2020-2022, 2021-2022, and 2022-2024 performance cycles. The 2020-2022, 2021-2023, and 2022-2024 performance cycles do not qualify for final measurement as of December 31, 2021; the items checked above and after-tax volatile items indicate items that by definition may impact the final measurement when the three-year cycle and final measurement is completed.
(2)	Adjustments for the 2019-2021 and 2020-2022 performance cycles in excess of $1 billion. Adjustments for the 2021-2023 and 2022-2024 performance cycles in excess of $2 billion.
(3)	Volatile items include catastrophe losses and income from performance-based investments (“PB income”) depending on the measure.

86	2022 Proxy Statement executive compensation

Annual Cash Incentive Award Performance Measures for 2021

●

Total Premiums: This measure is used to assess growth within the Allstate Protection, Protection Services, and Allstate Health & Benefits businesses. It is equal to the sum of Allstate Protection and Protection Services premiums written and Allstate Health & Benefits premiums and contract charges as described below. Premiums written is equal to the Allstate Protection and Protection Services net premiums written as reported in management’s discussion and analysis in The Allstate Corporation Annual Report on Form 10-K.

Premiums and contract charges are equal to accident and health premiums and contract charges reported in the consolidated statement of operations in The Allstate Corporation Annual Report on Form 10-K.

Total Premiums is subject to adjustment for the following individual items to the extent they exceed $30 million: adjustments to be consistent with financial reporting and foreign exchange rates used in establishing the measure and adjustments to exclude the effects of acquiring and selling businesses.

In 2021, Reported Total Premiums of $45,821 million was adjusted by $9 million to be consistent with foreign exchange rates used in establishing the measure and the effects of acquiring and selling businesses for Total Premiums of $45,812 million.

●

Performance Net Income: In 2021, Performance Net Income was $3,689 million compared to reported Adjusted Net Income* of $4,033 million, a decrease of $344 million. It was adjusted to reflect a minimum amount of after-tax catastrophe losses and income from PB investments, to remove the impacts of the underwriting loss of run-off Property-Liability segment and restructuring and related charges, to be consistent with foreign exchange rates used in establishing the measure and the effects of acquiring and selling businesses.

●

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. Net investment income and net gains and losses on investments and derivatives on PB investments as reported in the consolidated statement of operations is adjusted to include a minimum or maximum amount of PB income if the actual amounts are less than or exceed those amounts, respectively. Net Investment Income is also subject to adjustments to be consistent with the financial reporting and foreign exchange rates used in establishing the measure and to exclude the effects of acquiring and selling businesses in excess of a threshold.

In 2021, adjustments were made to reflect a maximum amount of PB income, the effects of selling businesses and the impact of foreign exchange rates used in establishing the measure, resulting in Net Investment Income of $2,574 million, compared to reported net investment income of $3,460 million.

●

Strategic Initiatives Scorecard: This measure is used to measure progress made against Transformative Growth and IDE strategies using a qualitative approach. Progress was assessed by the committee to determine the overall performance of the measure for 2021.

In evaluating performance for the Transformative Growth portion of the scorecard, the committee considered progress made against the key components of the Transformative Growth strategy, including improved customer value, expanded customer access, increased sophistication and investment in customer acquisition and deployment of a new technology ecosystem.

In evaluating performance for the IDE portion of the scorecard, the committee considered progress made against key goals of the IDE strategy, including female and ethnic minority representation, business practices and cultural integration.

Performance Stock Award Performance Measures for the 2019-2021, 2020-2022, 2021-2023, and 2022-2024 Performance Cycles

	PSAs granted prior to 2020	PSAs granted in 2020	PSAs granted in 2021 and thereafter
MEASUREMENTS AND WEIGHTINGS	Average Performance Net Income ROE	Average Performance Net Income ROE	Average Performance Net Income ROE
Relative TSR
	Earned Book Value	Relative TSR
Items in Force Growth
*	Measures used in this proxy statement that are not based on generally accepted accounting principles (“non-GAAP”) are denoted with an asterisk (*). For definitions of these terms, please see the definitions of non-GAAP measures on pages 99-102 of our 2022 Proxy Statement.

www.allstateproxy.com executive compensation	87

●	Three-Year Average Performance Net Income Return on Equity: This is calculated as the ratio of Average Performance Net Income subject to certain adjustments for each of the three years in the performance cycle, divided by the average of Adjusted Common Shareholders’ Equity at December 31 of the year-end immediately preceding the period and at the end of each year in the three-year period. It is subject to certain adjustments and excludes total unrealized net capital gains and losses and parent holding company level deployable assess in excess of $2 billion (adjustment for 2019-2021 and 2020-2022 performance cycles are in excess of $1 billion). The committee requires positive net income in order for our executives to earn PSAs for Average Performance Net Income ROE above target, subject to certain adjustments.
●	Earned Book Value: This is the increase between common shareholders’ equity at December 31 of the year-end immediately preceding the three-year period and Adjusted Common Shareholders’ Equity at December 31 of the last year of the three-year period expressed as a compound annual growth rate. Adjusted Common Shareholders’ Equity is equal to common shareholders’ equity at December 31 of the last year of the three- year period adjusted to:
●	Add back reductions for common share repurchases and declared common shareholder dividends during the three-year period.
●	Reflect a minimum or maximum amount of after-tax catastrophe losses if the actual pre-tax catastrophe losses are more or less than +/- 20% respectively of the three years of catastrophe losses used to establish the measure.
●	Exclude the effects of acquiring and selling businesses and remove the impact of other significant non-recurring items exceeding $20 million after-tax.
●	Relative Total Shareholder Return: This is the company’s Total Shareholder Return (“TSR”) relative to the TSR of other peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies. Peer companies for the applicable performance cycles are included in the table below (in addition to The Allstate Corporation). TSR is determined by dividing (i) the average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to and including the final day of the performance period (“Final Average Adjusted Close Price”) minus the average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to the first day of the performance period (“Initial Average Adjusted Close Price”) by (ii) the Initial Average Adjusted Close Price. In calculating TSR, all dividends are assumed to have been reinvested on the ex-dividend date.

Company/Index	2020-2022 Performance Cycle	2021-2023 and 2022-2024 Performance Cycles(1)
AFLAC Inc.
American Financial Group Inc.
American International Group Inc.
Chubb Limited
Cincinnati Financial Corporation
CNA Financial Corporation
The Hartford Financial Services Group Inc.
Manulife Financial Corporation
MetLife Inc.
The Progressive Corporation
Prudential Financial Inc.
The Travelers Companies Inc.
W. R. Berkley Corporation
S&P 500 Index
S&P 500 Financial Index
(1)	The Life and Accident & Health peers were removed in 2021 due to the divestiture of these businesses. Allstate added three new Property & Casualty peers.

●	Items in Force Growth: This is used to assess progress against Allstate's Transformative Growth strategy and growth within the Allstate business segments. It represents the number of policies in force. Policy counts are based on items rather than customers. The measure is calculated as the compound annual growth rate of items in force at the beginning and at the end of the three-year performance period.

88	2022 Proxy Statement executive compensation

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Wilson, our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

For 2021:

●	the annual total compensation of our median employee was $62,235; and
●	the annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $19,066,920.
●	The ratio of the annual total compensation of Mr. Wilson to our median employee was 306:1.

As required by SEC rules, the annual total compensation for both the CEO and median employee includes the change in pension value during the year. The change in pension value is subject to several external variables, including interest rates, that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned. If we eliminated the change in pension value from our median employee and CEO’s total compensation, our CEO to median employee pay ratio would have been 301:1.

We also note that, in contrast to the compensation of the median employee, a significant portion of our CEO’s compensation is tied to company performance. If we were to calculate the ratio using Mr. Wilson’s target annual cash incentive (as opposed to the actual cash incentive award paid to him based on 2021 company performance), our CEO to median employee pay ratio would have been 271:1.

To calculate the ratio, we followed SEC permitted rules and used the following methodology and material assumptions, adjustments, and estimates:

●	December 31, 2021 was selected as the determination date as it enabled us to choose a pay date that aligned across our enterprise.
●	As of December 31, 2021, our U.S. and non-U.S. employee population consisted of 55,176 full-time, part-time, seasonal and temporary employees. Employees in all countries were included in the calculation, with the exception of 880 employees in Bermuda, Australia, Japan and Mexico (5, 10, 11 and 854 in each jurisdiction, respectively).
●	The Allstate agent population was excluded since they are not employees of Allstate or its subsidiaries.
●

Total cash (base salary plus incentive compensation) was selected as the most appropriate and consistently applied compensation measure to determine the median worker since equity awards are not broadly distributed.

●	Employee compensation was measured using a twelve-month look-back period ending December 31, 2021.
●	Permanent employees hired in 2021 that did not work for the entire period had their compensation adjusted as if they were employed for the entire twelve-month period.
●	For non-U.S. employees, an annual average was used for each of the exchange rates.
●	After identifying the median worker based on total cash compensation, annual total compensation was calculated for that person using the same methodology used for the named executives in the Summary Compensation Table on page 72.
●	As noted above, the median employee’s annual total compensation was $62,235. The median employee was a claims analyst in the United States with total cash compensation of $60,905 and a change in pension value of $1,330.

The SEC rules for identifying the median of our employees and calculating the pay ratio allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices. For that reason, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Neither the committee nor management of the company used the pay ratio measure in making compensation decisions.

89

audit
committee
matters

PROPOSAL 3

Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2022

●	Independent firm with few ancillary services and reasonable fees.
●	Significant industry and financial reporting expertise.
●	The audit committee annually evaluates Deloitte & Touche LLP and determined that its retention continues to be in the best interests of Allstate and its stockholders.

The Board recommends a vote FOR ratification of Deloitte & Touche LLP for 2022.

90	2022 Proxy Statement audit committee matters

The audit committee has established strong practices to evaluate the qualifications, compensation, performance, and independence of the independent registered public accounting firm both on an ongoing basis throughout the year and through the completion of an annual evaluation. Additional information regarding the audit committee’s duties and responsibilities is available in the committee’s charter located under the Governance section of Allstate’s investor relations website at www.allstateinvestors.com. Deloitte & Touche LLP (Deloitte) has been Allstate’s independent registered public accounting firm since Allstate became a publicly traded entity in 1993.

As a starting point for the annual evaluation, a survey of management and the audit committee is administered by Allstate’s internal audit function, with participation of a Deloitte partner who is not affiliated with the Allstate account. The survey assesses Allstate’s general satisfaction with the quality and efficiency of the services provided. Results are reported to the audit committee, which discusses results with management.

The audit committee and the company’s senior accounting and financial reporting leaders perform the annual evaluation of Deloitte utilizing key aspects of the external auditor evaluation tool developed by the Center for Audit Quality (CAQ). This incorporates review and discussion of the results of the firm’s reports on its quality controls and external assessments, including results of inspections conducted by the Public Company Accounting Oversight Board (PCAOB).

While also evaluating and considering Deloitte’s independence, the audit committee performed its annual assessment of Deloitte’s performance as independent auditor. The audit committee assessed the performance of the Deloitte lead audit engagement partner and the audit team. The factors considered by the audit committee include:

●	Quality of Deloitte’s discussions and feedback sessions, including communications with the audit committee and management
●	How effectively Deloitte maintained its independence, objectivity, and professional skepticism and employed independent judgment
●	Depth of insurance industry and technical expertise and capability in handling the breadth and complexity of Allstate’s operations and industry
●	Professionalism and responsiveness
●	Value from sharing industry insights, trends, and latest practices, including level and value of engagement provided by Deloitte National Office when needed
●	Quality and efficiency of the work performed
●	External data on audit quality and performance, including the results from the PCAOB assessment of Deloitte and its peer firms and Deloitte’s responsiveness to those reports
●	Reasonableness of fees, considering the size and complexity of Allstate and the resources necessary to perform a high-quality audit
●	Knowledge of our operations, accounting policies and practices, and internal control over financial reporting
●	Deloitte’s tenure as Allstate’s independent auditor and safeguards in place to maintain independence, the benefits of having a long-tenured auditor and the impact of changing auditors

The audit committee also recognizes the importance of maintaining the independence of our independent registered public accounting firm, both in fact and appearance, and takes a number of measures to safeguard. Rotation of the independent registered public accounting firm is explicitly considered each year by the audit committee. On a periodic basis not greater than every seven years, the audit committee will engage in a comprehensive process in which it makes a request for information (RFI) from multiple independent registered public accounting firms. This information enables the audit committee to evaluate whether to request for proposals (RFP) from these firms for further consideration of a change in its external audit partner. The most recent RFI was performed in 2021 using criteria consistent with those set forth by the CAQ for purposes of evaluating external auditors. These include quality measures and controls, controls designed to maintain independence and objectivity, service model and approach, expertise, and diversity and equity practices. As a result, the committee concluded on the recommendation to retain Deloitte as Allstate’s independent registered public accounting firm. Ongoing monitoring of observable measures of these key criteria as well as the breadth of relationships with other large, alternative firms will continue to ensure viable options remain available if the committee determines it is in the best interests of the company to make a change.

www.allstateproxy.com audit committee matters	91

The audit committee is also responsible for overseeing the mandatory, five-year rotation of audit partners, in accordance with SEC rules. The committee and its chair approve the selection of Deloitte’s lead engagement partner. A new lead engagement partner was appointed beginning with the fiscal year 2022 audit. The process for selection of the lead engagement partner involves the screening of qualified candidates, followed by an interview of the candidate with the audit committee chair, as well as discussions with the audit committee and management.

The audit committee has also adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The policy identifies the basic principles that must be considered by the audit committee in approving services to ensure that the registered public accounting firm’s independence is not impaired, describes the type of audit, audit-related, tax and other services that may be provided, and lists the non-audit services that may not be performed. The independent registered public accounting firm or management submits to the audit committee detailed schedules with all of the proposed services within each category, together with the estimated fees. Each specific service requires approval before service can begin.

Prior to requesting approval from the audit committee, the registered public accounting firm and management consider and conclude that the services are permissible in that they: (1) do not place the registered public accounting firm in the position of auditing their own work, (2) do not result in the registered public accounting firm’s personnel acting as management or an employee of Allstate, (3) do not place the registered public accounting firm in a position of being an advocate for Allstate, (4) do not create a mutual or conflicting interest between the registered public accounting firm and Allstate and (5) are not based on a contingent fee arrangement. The audit committee’s policy delegates to the committee chair the authority to grant approvals, but the decisions of the committee chair must be reported to the audit committee at its next regularly scheduled meeting. All services provided by Deloitte in 2020 and 2021 were approved in accordance with this pre-approval policy.

The audit committee and the Board believe it is in the best interests of Allstate and its stockholders to continue to retain Deloitte as Allstate’s independent registered public accounting firm. Based on Deloitte achieving the highest aggregate score on the RFI assessment which considered criteria such as quality measures and controls, controls designed to maintain independence and objectivity, service model and approach, expertise, and diversity and equity practices, the committee believes that Deloitte is the best option. Deloitte’s high quality audit work and accounting advice, deep institutional knowledge of the company’s business and operations, accounting policies and financial systems, and internal control framework also support continued utilization of their services.

The audit committee oversees and is ultimately responsible for the negotiation of audit fees associated with the retention of Deloitte. The following fees have been, or are anticipated to be, billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2020, and December 31, 2021.

	2020(5)	2021
Audit fees(1)	$11,581,000	$13,521,000
Audit-related fees(2)	$769,000	$1,360,000
Tax fees(3)	$348,000	$208,000
All other fees(4)	$280,000	$-
Total fees	$12,978,000	$15,089,000
(1)	Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents, and review of documents filed with the SEC. The amounts disclosed do not reflect reimbursements expected to be received for certain separate account audit fees from the managing entity and from the buyers of ALIC, ALNY and certain affiliates in the amounts of $199,000 and $605,000 for 2020 and 2021, respectively. Prior year fees have been adjusted to reflect actual expenditures for the year.
(2)	Audit-related fees relate to professional services, such as accounting consultations relating to new accounting standards and audits, Service Organization Controls audit reports and other attest services for non-consolidated affiliates (i.e., employee benefit plans, various trusts, etc.) and are set forth below.
	2020	2021
Audits and other attest services for non-consolidated entities	$303,000	$321,000
Other audit-related fees	$466,000	$1,039,000
Total audit-related fees	$769,000	$1,360,000
(3)	Tax fees include income tax return preparation, compliance assistance, tax studies and research, and international tax planning.
(4)	“All other fees” includes all fees paid that are not audit, audit-related, or tax services. These fees relate to advisory services.
(5)	Total fees for 2020 decreased due to changes in planned projects.

92	2022 Proxy Statement audit committee matters

Representatives of Deloitte will be present at the 2022 Annual Meeting to respond to questions and may make a statement if they choose. If stockholders fail to ratify the appointment, the audit committee will reconsider the appointment, but no assurance can be given that the audit committee will be able to change the appointment while enabling timely completion of the 2022 audited financial statements.

Audit Committee Report

Deloitte & Touche LLP (Deloitte) was Allstate’s independent registered public accountant for the year ended December 31, 2021.

The audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended December 31, 2021, as well as management’s assessment of the effectiveness of the company’s internal control over financial reporting.

The committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The committee received the written disclosures and letter from Deloitte that is required by applicable requirements of the PCAOB regarding Deloitte’s communications with the committee concerning independence and has discussed with Deloitte its independence.

The audit committee met in periodic executive sessions with each of management, the internal auditor, and the independent registered public accounting firm to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the company’s financial reporting, and other matters as appropriate

Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission, and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

KERMIT R. CRAWFORD (CHAIR)	DONALD E. BROWN	MICHAEL L. ESKEW

SIDDHARTH N. MEHTA	JACQUES P. PEROLD

93

stock ownership information

Security Ownership of Directors and Executive Officers

The following table shows the Allstate common shares beneficially owned as of March 1, 2022, by each director and named executive individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly. It also includes shares subject to stock options exercisable, and restricted stock units subject to conversion into common shares, within sixty days of March 1. As of March 1, 2022, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock	Common Stock Subject to Options Exercisable on or Prior to April 29, 2021	Restricted Stock Units(1)	Total Stock-Based Ownership(2)	Percent of Class
Donald E. Brown	265	0	2,143	2,408	*
Kermit R. Crawford	1,000	0	16,805	17,805	*
Michael L. Eskew	190	0	12,144	12,334	*
Richard T. Hume	0	0	2,609	2,609	*
Margaret M. Keane	6,884	0	4,312	11,196	*
Siddharth N. Mehta	1,652	0	11,631	13,283	*
Jacques P. Perold	35	0	8,929	8,964	*
Andrea Redmond	2,000	0	24,530	26,530	*
Gregg M. Sherrill	2,777	0	4,312	7,089	*
Judith A. Sprieser	0	0	34,500	34,500	*
Perry M. Traquina	1,172	0	7,747	8,919	*
Thomas J. Wilson	982,625	2,260,937	0	3,243,562	*
Mario Rizzo	53,442	156,679	0	210,121	*
Don Civgin	106,363	257,625	0	363,988	*
Glenn Shapiro	28,796	36,940	0	65,736	*
John Dugenske	82,213	79,840	0	162,053	*
All directors and executive officers as a group (22 total)	1,424,510	3,366,063	129,662	4,920,235	1.77%
*	Less than 1% of the outstanding shares of common stock.
(1)	All non-employee directors hold restricted stock units granted under Allstate’s equity compensation plans for non-employee directors. This column lists those restricted stock units that would be distributed to directors in the form of shares of common stock within 60 days if any of them were to have retired as a director on March 1, 2022. In addition, some directors hold additional restricted stock units that are not reflected in the table above because common stock would not be distributed to directors until at least one year following his or her retirement as a director, or in some cases, as many as ten years following the date of grant. For more information regarding the restricted stock units held by each director at the end of 2021, please see the details on page 47.
(2)	These amounts are the sum of the number of shares shown in the prior columns. As of March 1, 2022, no director or executive officer beneficially owned 1% or more of the outstanding common stock of Allstate. The directors and executive officers of Allstate as a group beneficially owned (including common stock subject to stock options exercisable and restricted stock units for which restrictions expire on or prior to April 29, 2022) approximately 1.77% of the common stock outstanding as of March 1, 2022.

94	2022 Proxy Statement stock ownership information

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	24,105,686(1)	8.4%
Common	BlackRock Inc. 55 East 52nd Street New York, NY 10055	23,429,927(2)	8.2%
Common	State Street Corporation One Lincoln Street Boston, MA 02111	14,334,930(3)	5.0%
(1)	Reflects shares beneficially owned as of December 31, 2021, as set forth in a Schedule 13G/A filed on February 9, 2022. Of these shares, The Vanguard Group reported it held 0 shares with sole voting power; 463,203 shares with shared voting power; 22,918,528 shares with sole dispositive power; and 1,187,158 shares with shared dispositive power.
(2)	Reflects shares beneficially owned as of December 31, 2021, as set forth in a Schedule 13G/A filed on February 1, 2022. Of these shares, BlackRock reported it held 19,611,714 shares with sole voting power; 0 shares with shared voting power; 23,429,927 shares with sole dispositive power; and 0 shares with shared dispositive power.
(3)	Reflects shares beneficially owned as of December 31, 2021, as set forth in a Schedule 13G/A filed on February 10, 2022. Of these shares, State Street Corporation reported it held 0 shares with sole voting power; 12,781,376 shares with shared voting power; 0 shares with sole dispositive power; and 14,297,766 shares with shared dispositive power.

other information

Proxy and Voting Information

Who Is Asking for My Vote and Why?
The Allstate Board of Directors is soliciting proxies for use at the annual meeting of stockholders to be held on May 24, 2022, and any adjournments or postponements of the meeting. The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. To ensure there will be a quorum, the Allstate Board asks you to vote before the meeting, which allows your Allstate stock to be represented at the annual meeting.

Who Can Vote at the Annual Meeting?
The Allstate Board has set the close of business on March 25, 2022, as the record date for the meeting. This means that you are entitled to vote if you were a stockholder of record at the close of business on March 25, 2022. On that date, there were 275,971,776 shares of Allstate common stock outstanding and entitled to vote at the annual meeting.

Why Did I Receive a Notice of Internet Availability of Proxy Materials Instead of the Proxy Materials?
We distribute our proxy materials to most stockholders over the Internet using “Notice and Access” delivery, as permitted by the rules of the SEC. We elected to use this method for most stockholders as it reduces our print and mail costs and the environmental impact of our annual stockholders’ meeting.

How Do I Vote?
Instructions on how to vote your shares are included on the Notice on page 7. If you hold shares in your own name as a registered stockholder, you may vote by participating in the annual meeting, or you may instruct the proxies how to vote your shares by following the instructions on the proxy card/voting instruction form. If you plan to participate in the meeting, please see the details on pages 96-97.

If you hold shares in street name (that is, through a broker, bank, or other record holder), you should follow the instructions provided by your broker, bank, or other record holder to vote your shares.

If you hold shares through the Allstate 401(k) Savings Plan, please see the instructions on page 98.

Can I Change My Vote?
Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your voting instructions by providing instructions again by telephone, by Internet, in writing, or, if you are a registered stockholder, by voting at the annual meeting.

Are the Votes Kept Confidential?
All proxies and tabulations that identify the vote of a particular stockholder are confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of American Election Services, LLC will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers, and employees.

If you write a comment on your proxy card or voting instruction form, it may be provided to our Secretary along with your name and address.

Your comments will be provided without reference to how you voted, unless the vote is mentioned in your comment or unless disclosure of the vote is necessary to understand your comment. At our request, the distribution agent or the solicitation agent will provide us with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as we are not able to determine how a particular stockholder voted.

96	2022 Proxy Statement other information

What Happens If I Submit a Signed Proxy Card but Do Not Indicate How I Want to Vote?
You may instruct the proxies to vote “FOR” or “AGAINST” on each proposal, or you may instruct the proxies to “ABSTAIN” from voting. If you submit a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting but do not indicate how your shares should be voted on one or more proposals, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed on pages 13-15, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

What Vote Is Needed to Approve Each Item?
Shares of common stock represented by a properly completed proxy card/voting instruction form will be counted as present at the meeting for purposes of determining a quorum, even if the stockholder is abstaining from voting.

Proposal 1. To be elected under Allstate’s majority vote standard, each director must receive an affirmative vote of the majority of the votes cast. In other words, the number of shares voted “FOR” a director must exceed 50% of the votes cast on that director. Abstentions will not be counted as votes cast and will have no impact on the vote’s outcome.

Proposals 2 – 3. A majority of the shares present in person or represented by proxy at the meeting and entitled to vote must be voted “FOR” the proposal. Abstentions will have the effect of a vote against the proposal.

Are Broker Non-votes Counted at the Meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors or say-on-pay. Broker non-votes will not be counted as shares entitled to vote on any of the foregoing non-routine matters and will have no impact on the vote’s outcome.

What Is “householding” and How Does It Affect Me?
Allstate has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Stockholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered stockholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.

How Do I Attend the Annual Meeting?
The 2022 annual meeting will be held in a virtual meeting format. You will not be able to attend the annual meeting physically. We have worked to offer similar participation opportunities as were provided at our past in-person meetings while further enhancing the online experience available to all stockholders.

www.allstateproxy.com other information	97

PREVIOUS ANNUAL MEETING HIGHLIGHTS
Stockholder Attendance	Stockholder questions answered during the meeting

If you plan to participate in the annual meeting, you must be a holder of Allstate shares as of the record date of March 25, 2022, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the annual meeting webcast at www.virtualshareholdermeeting.com/ALL2022, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice of Internet availability. You may begin to log into the meeting platform beginning at 10:30 a.m. Central time on May 24, 2022. The meeting will begin promptly at 11 a.m. Central time on May 24, 2022. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

You may vote during the annual meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card/voting instruction form included with the proxy materials may be used to vote your shares in connection with the annual meeting.

This year’s stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live during, the annual meeting. You may submit a question in advance of the meeting beginning at 8:30 a.m. Central time on May 20, 2022, and until 11:59 p.m. Central time on May 23, 2022, at www.proxyvote.com after logging in with your 16-digit control number. Once past the login screen, click on “Question for Management”, typing your question and clicking “Submit.” Alternatively, questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/ALL2022, by typing your question into the “Ask a Question” field and clicking “Submit.” We will try to answer as many questions as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online at www.allstateinvestors.com.

If you encounter any difficulties accessing the meeting during the meeting time, please call the technical support number at (844) 986-0822. The technical support number will also be posted on the meeting website.

Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www.allstateinvestors.com for one year

Where Can I Find the Results of the Annual Meeting?
Preliminary results will be announced at the meeting, and final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting.

Who Will Pay the Cost of This Proxy Solicitation?
Allstate pays the cost of this proxy solicitation. Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Allstate will reimburse these intermediaries for reasonable out-of-pocket expenses. Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003 has been retained to assist in the solicitation of proxies for a fee of $20,000 plus expenses.

98	2022 Proxy Statement other information

How Do I Submit Stockholder Proposals or Director Nominations for the 2023 Annual Meeting?
Proposals that stockholders would like to include in Allstate’s proxy materials for presentation at the 2023 Annual Meeting must be received by the Office of the Secretary by December 12, 2022, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy materials for the 2023 Annual Meeting.

If a stockholder would like to bring a matter before the meeting that is not the subject of a proposal that meets the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in Allstate’s bylaws in order to personally present the proposal at the meeting.

One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2023 annual meeting must be received by the Office of the Secretary no earlier than the close of business on January 24, 2023 and no later than the close of business on February 23, 2023. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business.

A stockholder also may directly nominate someone for election as a director at a stockholders’ meeting. Under our bylaws, a stockholder may nominate a candidate at the 2023 annual meeting by providing advance notice to Allstate to the Office of the Secretary that is received no earlier than the close of business on January 24, 2023, and no later than the close of business on February 23, 2023. For proxy access nominees to be considered at the 2023 annual meeting, the nomination notice must be received by the Office of the Secretary no earlier than the close of business on November 12, 2022, and no later than the close of business on December 12, 2022. Among other things, the notice must include the information and documents described in Section 20 of the company’s bylaws.

A copy of the procedures and requirements related to the above matters is available upon request from the Office of the Secretary or can be found on Allstate’s website, www.allstateinvestors.com. The notices required above must be sent to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite F7, Northbrook, IL 60062-6127.

How Do I Vote If I Hold Shares Through the 401(k) Savings Plan?
If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you received your annual meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered stockholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee will follow your voting instructions for all Allstate common shares allocated to your plan account unless that would be inconsistent with the trustee’s duties.

If your voting instructions are not received on a timely basis, the shares allocated to your plan account will be considered “unvoted.” If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a given matter, the shares represented by your proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares held by the plan as follows:

●	If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable shares in the plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee’s duties.
●	If the trustee receives instructions for less than 50% of the votable shares, the trustee will vote all unvoted shares at its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Plan votes receive the same high level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by voting at the meeting. You must instruct The Northern Trust Company, as trustee for the plan, how to vote your shares.

By order of the Board,

RHONDA S. FERGUSON
SECRETARY
APRIL 11, 2022

www.allstateproxy.com other information	99

Appendix A – Definitions of Non-GAAP Measures

Measures that are not based on accounting principles generally accepted in the United States of America (“non-GAAP”) are defined and reconciled to the most directly comparable GAAP measure. We believe that investors’ understanding of Allstate’s performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Adjusted Net Income is net income (loss) applicable to common shareholders, excluding:

●	Net gains and losses on investments and derivatives except for periodic settlements and accruals on non-hedge derivative instruments, which are reported with net gains and losses on investments and derivatives but included in adjusted net income,
●	Pension and other postretirement remeasurement gains and losses,
●	Business combination expenses and the amortization or impairment of purchased intangibles,
●	Income or loss from discontinued operations,
●	Adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years,
●	Related income tax expense or benefit of these items.

Net income (loss) applicable to common shareholders is the GAAP measure that is most directly comparable to adjusted net income.

We use adjusted net income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of net gains and losses on investments and derivatives, pension and other postretirement remeasurement gains and losses, business combination expenses and the amortization or impairment of purchased intangibles, income or loss from discontinued operations and adjustments for other significant non-recurring, infrequent or unusual items. Net gains and losses on investments and derivatives, and pension and other postretirement remeasurement gains and losses may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.

Business combination expenses and income or loss from discontinued operations are excluded because they are non-recurring in nature and the amortization or impairment of purchased intangibles is excluded because it relates to the acquisition purchase price and is not indicative of our underlying business results or trends.

Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.

Accordingly, adjusted net income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine adjusted net income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.

Adjusted net income is used by management along with the other components of net income (loss) applicable to common shareholders to assess our performance. We use adjusted measures of adjusted net income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income (loss) applicable to common shareholders, adjusted net income and their components separately and in the aggregate when reviewing and evaluating our performance.

We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses adjusted net income as the denominator. Adjusted net income should not be considered a substitute for net income (loss) applicable to common shareholders and does not reflect the overall profitability of our business.

100	2022 Proxy Statement other information

The following table reconciles net income applicable to common shareholders and adjusted net income for the years ended December 31.

				Per diluted common share
($ in millions, except per share data)	2021	2020	2019	2021	2020	2019
Net income applicable to common shareholders	$1,485	$5,461	$4,678	$4.96	$17.31	$14.03
Net (gains) losses on investments and derivatives	(1,084)	(1,087)	(1,538)	(3.63)	(3.44)	(4.61)
Pension and other postretirement remeasurement (gains) losses	(644)	(51)	114	(2.15)	(0.16)	0.34
Curtailment (gains) losses	—	(8)	—	—	(0.03)	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments	—	—	(3)	—	—	(0.01)
Business combination expenses and the amortization of purchased intangibles	398	118	126	1.33	0.37	0.38
Impairment of purchased intangibles	—	—	106	—	—	0.32
Business combination fair value adjustment	(6)	—	—	(0.02)	—	—
(Income) loss from discontinued operations	3,612	(157)	(646)	12.08	(0.50)	(1.94)
Income tax expense (benefit)	272	234	378	0.91	0.74	1.13

Adjusted Net Income	$4,033	$4,510	$3,215	$13.48	$14.29	$9.64

Combined ratio excluding the effect of catastrophes, prior year reserve reestimates and amortization or impairment of purchased intangibles (“underlying combined ratio”) is a non-GAAP ratio, which is computed as the difference between four GAAP operating ratios: the combined ratio, the effect of catastrophes on the combined ratio, the effect of prior year non-catastrophe reserve reestimates on the combined ratio, and the effect of amortization or impairment of purchased intangibles on the combined ratio. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our Property-Liability business that may be obscured by catastrophe losses, prior year reserve reestimates and amortization or impairment of purchased intangibles. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year reserve reestimates are caused by unexpected loss development on historical reserves, which could increase or decrease current year net income. Amortization or impairment of purchased intangibles relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide it to facilitate a comparison to our outlook on the underlying combined ratio. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

The following table reconciles the Property-Liability combined ratio to the Property-Liability underlying combined ratio for the years ended December 31.

	2021	2020	2019
Combined Ratio	95.9	87.6	91.9
Effect of catastrophe losses	(8.3)	(7.9)	(7.3)
Effect of prior year non-catastrophe reserve reestimates	(0.8)	(0.2)	0.5
Effect of amortization of purchased intangibles	(0.6)	(0.1)	—
Effect of impairment of purchased intangibles	—	—	(0.2)
Underlying combined ratio	86.2	79.4	84.9
Effect of prior year catastrophe reserve reestimates	(0.5)	(1.4)	0.1

Adjusted net income return on Allstate common shareholders’ equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month adjusted net income by the average of Allstate common shareholders’ equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on Allstate common shareholders’ equity is the most directly comparable GAAP measure. We use adjusted net income as the numerator for the same reasons we use adjusted net income, as discussed previously. We use average Allstate common shareholders’ equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of common shareholders’ equity primarily applicable to Allstate's earned and realized

www.allstateproxy.com other information	101

business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in equity prices and interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income (loss) applicable to common shareholders and return on Allstate common shareholders’ equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with return on Allstate common shareholders’ equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine adjusted net income return on Allstate common shareholders’ equity from return on Allstate common shareholders’ equity is the transparency and understanding of their significance to return on common shareholders’ equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of adjusted net income return on Allstate common shareholders’ equity in incentive compensation. Therefore, we believe it is useful for investors to have adjusted net income return on Allstate common shareholders’ equity and return on Allstate common shareholders’ equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income return on common shareholders’ equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. We also provide it to facilitate a comparison to our long-term adjusted net income return on Allstate common shareholders’ equity goal. Adjusted net income return on Allstate common shareholders’ equity should not be considered a substitute for return on Allstate common shareholders’ equity and does not reflect the overall profitability of our business.

The following tables reconcile return on common shareholders’ equity and Adjusted Net Income return on common shareholders’ equity for the years ended December 31.

($ in millions)	2021	2020	2019
Return on Allstate common shareholders’ equity
Numerator:
Net income applicable to common shareholders	$1,485	$5,461	$4,678
Denominator:
Beginning Allstate common shareholders’ equity(1)	$28,247	$23,750	$19,382
Ending Allstate common shareholders’ equity(1)	23,209	28,247	23,750
Average Allstate common shareholders’ equity	$25,728	$25,999	$21,566
Return on Allstate common shareholders’ equity	5.8%	21.0%	21.7%

	2021	2020	2019
Adjusted Net Income return on Allstate common shareholders’ equity
Numerator:
Adjusted Net Income	$4,033	$4,510	$3,215

Denominator:
Beginning Allstate common shareholders’ equity(1)	$28,247	$23,750	$19,382
Less: Unrealized net capital gains and losses	3,180	1,887	(2)
Adjusted beginning Allstate common shareholders’ equity	25,067	21,863	19,384

Ending Allstate common shareholders’ equity(1)	23,209	28,247	23,750
Less: Unrealized net capital gains and losses	598	3,180	1,887
Adjusted ending Allstate common shareholders’ equity	22,611	25,067	21,863
Average adjusted Allstate common shareholders’ equity	$23,839	$23,465	$20,624
Adjusted Net Income return on Allstate common shareholders’ equity	16.9%	19.2%	15.6%
(1)	Excludes equity related to preferred stock of $1,970 million at December 31, 2021 and 2020, $2,248 million at December 31, 2019 and $1,930 for December 31, 2018.

102	2022 Proxy Statement other information

Appendix B – Categorical Standards of Independence

In accordance with the Director Independence Standards, the Board has determined that the nature of the following relationships with the corporation do not create a conflict of interest that would impair a director’s independence.

1.

An Allstate director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.

2.

An Allstate director’s relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business.

3.

An Allstate director’s relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority.

4.

An Allstate director’s relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.

5.

An Allstate director’s position as an executive officer of a tax-exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax-exempt organization were equal to or less than the greater of $1 million or 2% of such organization’s consolidated gross revenues for such year.

6.

An Allstate director’s relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity’s investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

www.allstateproxy.com other information	103

Appendix C – Executive Officers

The following table lists the names and titles of our executive officers as of April 1, 2022. AIC refers to Allstate Insurance Company.

Name	Principal Positions and Offices Held
Thomas J. Wilson	Chair of the Board, President, and Chief Executive Officer of The Allstate Corporation and AIC.
Elizabeth A. Brady	Executive Vice President, Chief Marketing, Customer and Communications Officer of AIC.
Don Civgin	Vice Chair of The Allstate Corporation and AIC, and Chief Executive Officer, Protection Products and Services of AIC.
John E. Dugenske	President, Investments and Financial Products of AIC.
Rhonda S. Ferguson	Executive Vice President, Chief Legal Officer, General Counsel, and Secretary of The Allstate Corporation and AIC.
Suren Gupta	Executive Vice President, Chief Information Technology and Enterprise Services Officer of AIC.
Jesse E. Merten	President, Financial Products of AIC.
John C. Pintozzi	Senior Vice President, Controller and Chief Accounting Officer of The Allstate Corporation and AIC
Mark Prindiville	Executive Vice President and Chief Risk Officer of AIC.
Mario Rizzo	Executive Vice President and Chief Financial Officer of The Allstate Corporation and AIC.
Glenn T. Shapiro	President, Property-Liability of AIC.
Robert Toohey	Executive Vice President and Chief Human Resources Officer of AIC.

104
helpful links and resources

About Allstate

Company Website
https://www.allstate.com/

Allstate Foundation
https://allstatefoundation.org/?_
ga=2.233644824.70414277.1634117375-
1354564632.1627444396

ESG/Sustainability
https://www.allstatesustainability.com/

Governance
Overview
https://www.allstateinvestors.com/governance
Corporate Governance Guidelines
https://www.allstateinvestors.com/static-files/b32c67db-6f4a-
4afb-9c2d-ffe5d2b1b12a
Bylaws of The Allstate Corporation
https://www.allstateinvestors.com/static-files/dd3f893c-035f-
4896-a82c-a3e5ae606a51
Audit Committee Charter
https://www.allstateinvestors.com/static-files/3dfddc3a-6f10-
4c3e-b154-bd3db57aafc4
Compensation and Human Capital Committee Charter
https://www.allstateinvestors.com/static-files/3d99e53e-579a-
4e46-9bdd-338c50702ec4
Executive Committee Charter
https://www.allstateinvestors.com/static-files/275b63c0-6823-
4678-add2-9fcd161330fc
Nominating, Governance and Social Responsibility
Committee Charter
https://www.allstateinvestors.com/static-files/94ae2405-05d8-
4fab-b435-1798d7ab91ff
Risk and Return Committee Charter
https://www.allstateinvestors.com/static-files/140622f6-f4ca-
4e14-9d40-cbd88a549f25
Code of Conduct
https://www.allstateinvestors.com/governance/code-conduct

Common Acronyms Used
CAP	Compensation Advisory Partners
CIC	Change in Control
EDLC	Enterprise Diversity Leadership Council
ELFS	Extremely Low Frequency Scenarios
ERRM	Enterprise Risk and Return Management
ESG	Environmental, Social and Governance
GHG	Greenhouse Gas
IDE	Inclusive Diversity and Equity
NYSE	New York Stock Exchange
ORSA	Own Risk and Solvency Assessment
PSA	Performance-based Stock Awards
ROE	Return on Equity
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return

Investor Information
Corporate Headquarters/ Home Office
The Allstate Corporation
2775 Sanders Road
Northbrook, IL 60062-6127
(800) 574-3553
www.allstate.com
Annual Meeting
Shareholders of record are invited to attend the annual meeting of The Allstate Corporation on Tuesday, May 24, 2022, 11:00 a.m. The company will be hosting the meeting live via the Internet. To attend the virtual meeting please visit www.virtualshareholdermeeting. com/ALL2022.
Holders of common stock of record at the close of business on March 25, 2022 are entitled to vote during the meeting. A notice of meeting, proxy statement and proxy card and/or voting instructions were provided to shareholders with this annual report.
Shareholder Services/Transfer Agent
For information or assistance regarding individual stock records, dividend reinvestment, dividend checks, 1099DIV and 1099B tax forms, direct deposit of dividend payments, or stock certificates, contact EQ Shareowner Services, in any of the following ways:
BY TELEPHONE:
(800) 355-5191 within the U.S. or
(651) 450-4064 outside the U.S.
BY MAIL:
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854
BY CERTIFIED/OVERNIGHT MAIL:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
ON THE INTERNET—
account information:
shareowneronline.com

Allstate 401(k) Savings Plan
For information about the Allstate 401(k) Savings Plan, call the Allstate Benefits Center at (888) 255-7772
Investor Relations
Security analysts, portfolio managers and representatives of financial institutions seeking information about the company should contact:
Investor Relations
The Allstate Corporation
2775 Sanders Road,
Northbrook, IL 60062-6127
(800) 416-8803
invrel@allstate.com
Communications to the
Board of Directors
Shareholders or other interested parties who wish to communicate to the Board of Directors may do so by mail or email as follows. Please let us know if you are a shareholder.
BY EMAIL:
directors@allstate.com
BY MAIL:
The Allstate Corporation Nominating, Governance & Social Responsibility Committee
c/o General Counsel
2775 Sanders Road, Suite F7
Northbrook, IL 60062-6127
Code of Global Business Conduct
Allstate’s Global Code of Business Conduct is available on the Corporate Governance section of www.allstateinvestors.com.
Corporate Responsibility
Information on Allstate’s social responsibility programs is available at allstatesustainability.com.

Media Inquiries
Allstate Media Relations
2775 Sanders Road
Northbrook, IL 60062-6127
(847) 402-5600
Form 10-K, Other Reports
Shareholders may receive without charge a copy of The Allstate Corporation Form 10-K annual report (filed with the U.S. Securities and Exchange Commission) and other public financial information for the year ended December 31, 2021, by contacting invrel@allstate.com.
The Allstate Corporation’s Annual Report is available online at: https://www.allstateinvestors.com/ financials/sec-filings
Stock Exchange Listing
The Allstate Corporation common stock is listed on the New York Stock Exchange under the trading symbol “ALL.” Common stock is also listed on the Chicago Stock Exchange. As of January 31, 2022, there were 61,841 holders of record of The Allstate Corporation’s common stock.
Independent Registered Public
Accounting Firm
Deloitte & Touche LLP 111 South Wacker
Drive Chicago, IL 60606-4301
Online Information
You can access financial and other information about Allstate on our website, www.allstateinvestors.com, including executive speeches, investor conference calls and quarterly investor information.

Printed on recycled paper. Soy ink used throughout.

THE ALLSTATE CORPORATION
C/O EQ SHAREOWNER SERVICES
P.O. BOX 64874
ST. PAUL, MN 55164-0945

SCAN TO VIEW MATERIALS &VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 23, 2022*. Have this Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ALL2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 23, 2022*. Have this Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt no later than May 23, 2022*.

*Allstate 401(k) Savings Plan

With respect to any shares represented by this Proxy Card/Voting Instruction Form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 p.m. Eastern time on May 19, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D67783-P68325	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board of Directors recommends you vote "FOR" all
nominees for Director.

1.	Election of Directors
			For	Against	Abstain
Nominees:
	1a.	Donald E. Brown	☐	☐	☐

	1b.	Kermit R. Crawford	☐	☐	☐

	1c.	Richard T. Hume	☐	☐	☐

	1d.	Margaret M. Keane	☐	☐	☐

	1e.	Siddharth N. Mehta	☐	☐	☐

	1f.	Jacques P. Perold	☐	☐	☐

	1g.	Andrea Redmond	☐	☐	☐

	1h.	Gregg M. Sherrill	☐	☐	☐

	1i.	Judith A. Sprieser	☐	☐	☐

	1j.	Perry M. Traquina	☐	☐	☐

	1k.	Thomas J. Wilson	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote to approve the compensation of the named executives.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2022.	☐	☐	☐

This proxy will be governed by and construed in accordance with the laws of Delaware and applicable securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the "Plan"), you may direct The Northern Trust Company, as Trustee of the Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted shares held by the Plan as follows: If the Trustee receives instructions on a timely basis for at least 50% of the votable shares in the Plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
The Allstate Corporation Notice of 2022 Annual Meeting, Proxy Statement and 2021 Annual Report
are available at www.proxyvote.com.

D67784-P68325

THE ALLSTATE CORPORATION
Annual Meeting of Stockholders
May 24, 2022 11:00 a.m., CDT
This Proxy Card/Voting Instruction Form is solicited on behalf of the Board of Directors

You hereby authorize Rhonda S. Ferguson, Mario Rizzo, and Thomas J. Wilson to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote at the Annual Meeting of Stockholders to be held on May 24, 2022, via live webcast at www.virtualshareholdermeeting.com/ALL2022 and any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

You acknowledge receipt of The Allstate Corporation's Notice of 2022 Annual Meeting and Proxy Statement, dated April 11, 2022, and its 2021 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

Sign on reverse side